UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ___)

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Pactiv Evergreen Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

Pactiv Evergreen Inc.
1900 West Field Court, Lake Forest, Illinois 60045

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 5, 2024

To Our Shareholders:

You are cordially invited to attend the 2024 Annual Meeting of Shareholders, which we refer to as the Annual Meeting, of Pactiv Evergreen Inc., to be held in virtual meeting format only at 2:00 p.m. Central Daylight Time, Wednesday, June 5, 2024, for the following purposes:

1.	to elect the seven nominees named in the accompanying Proxy Statement to our Board of Directors, each to serve until the next Annual Meeting and until a successor is duly elected and qualified or until earlier resignation or removal;

2.	to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024;

3.	to approve a non-binding advisory resolution approving the compensation of our named executive officers in 2023;

4.	to approve an amendment and restatement of our Equity Incentive Plan;

5.	to approve an amendment to our Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation; and

6.	to transact any other business that may properly be brought before the Annual Meeting or any adjournments or postponements thereof.

To join the meeting webcast, go to www.virtualshareholdermeeting.com/PTVE2024. The meeting webcast will begin promptly at 2:00 p.m. Central Daylight Time on June 5, 2024. We encourage you to access the meeting before the start time. Online check-in will begin at 1:45 p.m. Central Daylight Time on June 5, 2024, and you should allow ample time for the check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please consult the information regarding technical assistance available at www.virtualshareholdermeeting.com/PTVE2024.

The Annual Meeting will be a completely virtual meeting of shareholders. You will not be able to attend the Annual Meeting in person. As described in more detail in the accompanying Proxy Statement, our Board of Directors believes that holding a virtual meeting facilitates attendance, increases participation and communication and offers significant time and cost savings to us and our shareholders and therefore has chosen this over an in-person meeting.

As of the date of this notice, we have not received notice of any matters, other than those set forth above, that may properly be presented at the Annual Meeting. If any other matters are properly presented for consideration at the meeting, the persons named as proxies on the Proxy Card are authorized to vote the shares represented by proxy, or to otherwise act, on those matters in accordance with their judgment.

Our Board of Directors has fixed the close of business on April 8, 2024 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting. As permitted by rules adopted by the U.S. Securities and Exchange Commission, we are furnishing our Proxy Statement, Annual Report on Form 10-K for the year ended December 31, 2023 and Proxy Card over the Internet to our shareholders. This means that our shareholders will receive only a notice containing instructions on how to access the proxy materials over the Internet. If you would like to receive a paper copy of the proxy materials, the notice contains instructions on how you can request copies of these documents. On or about April 19, 2024, we will commence mailing a notice to shareholders containing instructions on how to access the Proxy Statement, including the accompanying notice and form of proxy and the Annual Report and information on how to vote.

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Your vote is important. Please read the Proxy Statement and then, regardless of whether you are able to attend the Annual Meeting, vote your shares as promptly as possible. Please note that in the absence of specific instructions as to how to vote, brokers may not vote your shares on any of the proposals other than ratification of the selection of our independent registered public accounting firm for 2024. You may revoke your proxy and change your vote by entering new instructions on either the telephone or Internet voting system before 11:59 p.m. Eastern Daylight Time on June 4, 2024, by submitting a proxy with a later date before the polls close at the Annual Meeting, by delivering a written revocation to our Corporate Secretary that is received before the polls close at the Annual Meeting or by voting your shares at the virtual Annual Meeting. Please note that voting in advance in any of the ways described will not prevent you from attending the Annual Meeting virtually should you choose to do so. Even if you cannot attend the Annual Meeting, please vote your shares as promptly as possible.

By order of the Board of Directors,

Chandra J. Mitchell

Corporate Secretary

April 19, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 5, 2024

Our Proxy Statement, including the accompanying notice and form of proxy and our Annual Report, are available online at www.proxyvote.com. The Notice of Annual Meeting of Shareholders to be held on June 5, 2024, the accompanying Proxy Statement and the Company’s Annual Report on Form 10-K are available, free of charge, at www.proxyvote.com.

The Notice contains instructions on how to access our proxy materials and vote over the Internet at www.proxyvote.com and how shareholders can receive a paper copy of our proxy materials, including the accompanying Proxy Statement, a Proxy Card or voting instruction card and our Annual Report on Form 10-K. Shareholders can also request to receive future proxy materials in printed form by contacting our Corporate Secretary by mail at Pactiv Evergreen Inc., 1900 West Field Court, Lake Forest, Illinois 60045, Attention: Corporate Secretary, or electronically by email at corpsec@pactivevergreen.com.

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table of contents

Pactiv Evergreen 2024 Proxy Statement	4

Pactiv Evergreen 2024 Proxy Statement	5

Questions and Answers About the Proxy Materials

and the 2024 Annual Meeting of Shareholders

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to vote on the following proposals:

1.	to elect the seven nominees named in the accompanying Proxy Statement to the Board of Directors, each to serve until the next Annual Meeting and until a successor is duly elected and qualified or until earlier resignation or removal;

2.	to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024;

3.	to approve a non-binding advisory resolution approving the compensation of our named executive officers in 2023;

4.	to approve an amendment and restatement of our Equity Incentive Plan;

5.	to approve an amendment to our Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation; and

6.	to transact any other business that may properly be brought before the Annual Meeting or any adjournments or postponements thereof.

Why am I receiving these materials?

The Board of Directors of Pactiv Evergreen Inc. is furnishing you this Proxy Statement and the accompanying Proxy Card to solicit your proxy to vote your shares at our Annual Meeting or at any adjournments or postponements thereof. The Annual Meeting will be held by an interactive webcast and will be called to order at 2:00 p.m. Central Daylight Time on Wednesday, June 5, 2024. To join the meeting webcast, please go to www.virtualshareholdermeeting.com/PTVE2024. Online check-in will begin at 1:45 p.m. Central Daylight Time on June 5, 2024.

You will need the 16-digit control number on your Proxy Card to join the meeting. On or about April 19, 2024, we will commence mailing a notice to shareholders containing instructions on how to access the Proxy Statement, including the accompanying notice and form of proxy and the Annual Report, and information on how to vote. These materials are available on the Internet at www.proxyvote.com, but we will promptly deliver printed versions of these materials to you by mail upon your request.

Who can vote at the Annual Meeting?

The outstanding voting securities of Pactiv Evergreen Inc. are shares of common stock, par value $0.001 per share. There were [179,149,457] shares outstanding as of April 8, 2024. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record as of April 8, 2024, the Record Date, you may vote online during the virtual Annual Meeting. Alternatively, you may vote by proxy over the Internet by using the accompanying Proxy Card. Whether or not you plan to attend online the virtual Annual Meeting, we encourage you to vote by proxy to ensure that your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote. If you do, your previously submitted proxy will be disregarded.

●	To vote at the virtual Annual Meeting, you will need the 16-digit control number included on your Proxy Card or voting instruction form. The meeting webcast will begin promptly at 2:00 p.m. Central Daylight Time on June 5, 2024. We encourage you to access the meeting before the start time. Online check-in will begin at 1:45 p.m. Central Daylight Time on June 5, 2024, and you should allow ample time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the phone number shown on the Virtual Meeting website on the meeting date.

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●	To vote by proxy by mail before the Annual Meeting, simply complete, sign and date the accompanying Proxy Card and return it promptly. If you request the printed version of the materials, we will provide an envelope for you to use in returning the completed Proxy Card by mail. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

●	To vote by proxy over the Internet before the Annual Meeting, please follow the instructions as directed on the enclosed Proxy Card or on the Notice of Internet Availability.

●	To vote by proxy by telephone before the Annual Meeting, please call the toll-free number found on the enclosed Proxy Card or on the Notice of Internet Availability.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and that organization has forwarded these proxy materials to you. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you may direct your broker or other agent on how to vote the shares in your account.

If you are a beneficial owner as described above, you should have received a Proxy Card and voting instructions with these proxy materials from the brokerage firm, bank, dealer or other similar organization that holds your shares, rather than from us. Simply complete and mail the Proxy Card to ensure that your vote is counted. To vote online at the virtual Annual Meeting, you must obtain a valid proxy from your broker, bank, dealer or other agent and follow the accompanying instructions included with these proxy materials.

We provide Internet proxy voting to allow you to vote your shares online before the Annual Meeting, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How do I vote?

●	For Proposal No. 1, you may either vote “For” all of the nominees to the Board or you may “Withhold” your vote from any nominee you specify.

●	For all other Proposals, you may either vote “For” or “Against” or abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

How are votes counted?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting who will separately count:

●	For Proposal No. 1, votes “For,” “Withheld” and broker non-votes.

●	For Proposal No. 2, votes “For” and “Against” and abstentions.

●	For Proposal Nos. 3, 4 and 5, votes “For” and “Against,” abstentions and broker non-votes.

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What are “broker non-votes”?

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares on “routine” items, but not on “non-routine” items. See below for more information on: “—Which ballot measures are considered “routine” or “non-routine”?”

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in “street name,” the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not give voting instructions, the broker or nominee can still vote the shares on matters that are considered to be “routine,” but not on “non-routine” matters. If a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes on that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine”?

All Proposals except Proposal No. 2 are considered “non-routine” under applicable rules. A broker or other nominee cannot vote without instructions on “non-routine” matters, and therefore there may be broker non-votes on Proposals Nos. 1, 3, 4 and 5.

Proposal No. 2, the ratification of the appointment of PricewaterhouseCoopers LLP, which we sometimes refer to as PwC, as our independent registered public accounting firm for 2024, is considered “routine” under applicable rules. A broker or other nominee may generally vote on “routine” matters without instruction, and therefore no broker non-votes are expected for Proposal No. 2.

How many votes are needed to approve the proposal?

Directors are elected by a plurality of the votes cast. This means that, for Proposal No. 1, the seven individuals nominated for election to the Board who receive the most “FOR” votes (among votes properly cast at the Annual Meeting or by proxy) will be elected. “Withhold” votes and broker non-votes will not affect the outcome of this proposal.

The affirmative vote of the majority of the votes cast is required for approval of Proposals No. 2, 3 and 4. Abstentions and broker non-votes will have no effect on the outcome of these proposals.

The affirmative vote of the majority of shares entitled to vote generally in the election of directors is required for approval of Proposal No. 5. Therefore, both abstentions and broker non-votes will have the same effect as a vote “against” the proposal.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card but do not make specific choices?

If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the nominees for director, “For” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024, “For” the approval of a non-binding advisory resolution approving the compensation of our named executive officers in 2023, “For” approval of the proposed amendment and restatement of our Equity Incentive Plan and “For” the proposed amendment to our Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation. If any other matter is properly presented at the Annual Meeting, the persons named in your proxy have discretion to vote your shares in their discretion.

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What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. To vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote or revoke my proxy after submitting my proxy?

Yes. You can change your vote or revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

●	You may submit another properly completed proxy with a later date.

●	You may send a written notice that you are revoking your proxy to our Corporate Secretary, at Pactiv Evergreen Inc., 1900 West Field Court, Lake Forest, Illinois 60045, Attention: Corporate Secretary.

●	You may attend the virtual Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by that organization.

What is the deadline to propose actions for consideration at next year’s annual meeting or to nominate individuals to serve as directors?

If you wish to submit a shareholder proposal pursuant to Rule 14a-8 of the Exchange Act, to be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 20, 2024 to Pactiv Evergreen Inc., 1900 West Field Court, Lake Forest, Illinois 60045, Attention: Corporate Secretary or by email at corpsec@pactivevergreen.com. Pursuant to our bylaws, for a shareholder to present a proposal at the 2025 annual meeting, other than proposals to be included in the proxy statement under Rule 14a-8, including the election of a director, the shareholder must give timely notice in writing to the Corporate Secretary at Pactiv Evergreen Inc., 1900 West Field Court, Lake Forest, Illinois 60045, which must be received between December 7, 2024 and February 5, 2025. If the date of the 2025 annual meeting is before May 6, 2025 or after August 4, 2025, then, to be timely, the notice must be received by the Company no earlier than 120 days before the date of the 2025 annual meeting and no later than the later of 70 days before the date of that meeting or the 10th day after the day on which we first publicly announce the date of that meeting. In addition to satisfying the requirements of our bylaws, including the earlier notice deadlines set forth above and therein, to comply with universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than April 6, 2025, unless the date of the 2025 annual meeting is before May 6, 2025 or after August 4, 2025, in which case the notice must be provided by the later of 60 days before the date of the annual meeting or the 10th day after the day on which we first publicly announce the date of that meeting. Shareholders must be shareholders of record at the time of providing the notice and at the time of the annual meeting in order to make the proposal.

To be in proper written form, a shareholder’s notice to our Corporate Secretary must set forth as to each matter of business the shareholder intends to bring before the annual meeting (1) a brief description of the business, the text of the proposal or business, the reasons for conducting the business and any material interest in such business of such shareholder (and of any beneficial owner on whose behalf the proposal is made; all further references to the shareholder in this paragraph apply similarly with respect to such beneficial owners, if any), (2) the name and address of the shareholder, (3) the class or series and number of shares of our capital stock held of record by the shareholder, (4) a description of any agreement, arrangement or understanding between such shareholder and any other person or persons (including their names) in connection with the proposal of such business, (5) a description of any agreement, arrangement or understanding that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder with respect to our securities, (6) a representation that the shareholder is a holder of record of our stock entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to bring such business before the meeting, (7) a representation as to whether such shareholder intends or is part of a group that intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of our outstanding capital stock required to approve or adopt the proposal or otherwise to solicit proxies from shareholders in support of such proposal, (8) any other information relating to such shareholder or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such proposal pursuant to Section 14 of the Exchange Act and (9) such other information relating to any proposed item of business as we may reasonably require to determine whether such proposed item of business is a proper matter for shareholder action. In addition, to be in proper written form, a shareholder’s notice to the Corporate Secretary must be supplemented not later than 10 days after the record date to disclose the information contained in clauses (3), (4) and (5) in this paragraph as of the record date.

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Further, to be in proper written form, a shareholder’s notice to our Corporate Secretary must set forth, as to each nominee whom the shareholder proposes to nominate for election or reelection as a director, (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (2) a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that such person has with any other person or entity other than us, including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a director, and (3) the information required by clauses (2) through (9) of the immediately foregoing paragraph (substituting references to the proposal with references to the nominees). Additionally, to be in proper written form, the notice must be supplemented no later than 10 days after the record date in the same manner as described in the last sentence of the immediately foregoing paragraph.

The foregoing summary is qualified in its entirety by reference to Rule 14a-8 and to our bylaws, each of which contain additional details on the requirements for advance notice of shareholder proposals and director nominations that we strongly advise shareholders to review before considering submitting such proposals and nominations.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum is present if the holders of a majority of the voting power of the issued and outstanding shares of our common stock generally entitled to vote at the Annual Meeting are present online at the virtual Annual Meeting or represented by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy or attend the Annual Meeting. Abstentions, votes withheld and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the Chairperson of the Annual Meeting or a majority in voting power of the shareholders entitled to vote at the Annual Meeting, present online or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting.

Who can help answer my questions?

If you have questions about the proposals or if you need additional copies of the proxy materials, you should contact our Corporate Secretary by mail at Pactiv Evergreen Inc., 1900 West Field Court, Lake Forest, Illinois 60045, Attention: Corporate Secretary, or electronically by email at corpsec@pactivevergreen.com.

To obtain timely delivery, our shareholders must request the proxy materials on or before May 22, 2024.

Who will solicit and pay the cost of soliciting proxies?

We will pay the cost of soliciting proxies for the Annual Meeting. We will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to beneficial owners of shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, mail, on the Internet or at the Annual Meeting. They will not be paid any additional amounts for soliciting proxies.

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Why is Pactiv Evergreen conducting the Annual Meeting as an exclusively virtual, online meeting?

This is the fourth year we have conducted an exclusively virtual annual meeting. Our virtual annual meetings afford each shareholder equivalent or greater rights and opportunities to participate in our annual meetings than they would have at an in-person meeting; for example, the virtual format allows shareholders to communicate with us before and during the meeting so that they can ask questions of our Board or management. At the same time, we believe that holding the Annual Meeting solely on the Internet facilitates shareholder attendance and will increase shareholder participation and communication by enabling each shareholder to interact with us fully and equally, in real time, from any location around the world at no cost. A virtual annual meeting also makes it possible for more shareholders (regardless of the size of their holdings or their resources or physical location) to have direct access to information more quickly while offering us and our shareholders significant time and cost savings. We are aware of members of the investor community who believe that virtual annual meetings do not present sufficient opportunities for shareholders to interact with directors and management. While we are not aware of any of our shareholders having concern about our virtual meetings, our Board intends to continue carefully reviewing and considering alternative meeting platforms for future annual meetings.

How do I attend the Annual Meeting?

You may attend the Annual Meeting live on the Internet at www.virtualshareholdermeeting.com/PTVE2024. Shareholders will need the 16-digit control number provided on their Proxy Card, voting instruction form or notice. We suggest you log in at least 15 minutes before the start of the meeting. As discussed above, you cannot attend the Annual Meeting in person.

Can I ask questions at the Annual Meeting?

Shareholders as of our Record Date will have an opportunity to submit questions live on the Internet during the meeting. Questions must pertain to meeting matters, and the question and answer session will be subject to time constraints and rules of conduct. Questions regarding personal matters, including those relating to employment or product issues, are not pertinent to meeting matters and will not be answered.

How to Participate in the Annual Meeting

Online:

1.  Visit www.virtualshareholdermeeting.com/PTVE2024; and

2.  Enter the 16-digit control number included on your Notice Regarding the Availability of Proxy Materials, on your Proxy Card (if you received a printed copy of the proxy materials) or on the instructions that accompanied your proxy materials.

You may begin to log into the meeting platform beginning at 1:45 p.m. Central Daylight Time on June 5, 2024. The meeting will begin promptly at 2:00 p.m. Central Daylight Time on June 5, 2024.

Without Internet Access:

Call (877) 346-6110 (toll free) or (314) 696-0511 (international) to listen to the meeting proceedings. You will not be able to vote your shares or submit questions during the meeting.

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Certain Matters Relating to the Proxy Materials

and Annual Report

Electronic Access of Proxy Materials and Annual Report

Our Proxy Statement, including the accompanying notice and form of proxy, and Annual Report are available at www.proxyvote.com. A free paper copy of any of these documents may be requested by contacting the Corporate Secretary in writing at Pactiv Evergreen Inc., 1900 West Field Court, Lake Forest, Illinois 60045.

“Householding” of Proxy Materials and Annual Reports for Record Owners

Securities and Exchange Commission, or SEC, rules permit us, with your permission, to deliver a single proxy statement and annual report to any household at which two or more shareholders of record reside at the same address. Each shareholder will continue to receive a separate Proxy Card. This procedure, known as “householding,” reduces the volume of duplicate information you receive and reduces our expenses. Shareholders of record voting by mail can choose this option by marking the appropriate box on the Proxy Card included with this Proxy Statement. Shareholders of record voting via telephone or over the Internet can choose this option by following the instructions provided by telephone or over the Internet, as applicable. Once given, a shareholder’s consent will remain in effect until the shareholder revokes it by notifying our Corporate Secretary as described above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Shareholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by writing to the Corporate Secretary at Pactiv Evergreen Inc., 1900 West Field Court, Lake Forest, Illinois 60045 or by phone at (847) 482-2000.

Separate Copies for Beneficial Owners

Institutions that hold shares in “street name” for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address. Any such beneficial owner can request a separate copy of this Proxy Statement or the Annual Report by contacting our Corporate Secretary as described below. Beneficial owners with the same address who receive more than one Proxy Statement and Annual Report may request delivery of a single Proxy Statement and Annual Report by contacting the Corporate Secretary in writing at Pactiv Evergreen Inc., 1900 West Field Court, Lake Forest, Illinois 60045.

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DIRECTORS, EXECUTIVE OFFICERS and Corporate Governance

Directors and Executive Officers

The following table sets forth the names, ages and positions of our executive officers and members of our Board of Directors, which we refer to as the Board, as of March 31, 2024:

Name	Age	Position
Non-Employee Directors
LeighAnne G. Baker	65	Chairperson of the Board
Duncan J. Hawkesby	49	Director
Allen P. Hugli	61	Director
Linda K. Massman	57	Director
Rolf Stangl	52	Director
Felicia D. Thornton	60	Director
Executive Officers
Michael J. King	44	President, Chief Executive Officer and Member of the Board
Jonathan H. Baksht	49	Chief Financial Officer
Douglas E. Owenby	63	Chief Operations Officer
Chandra J. Mitchell	50	Chief Legal Officer and Corporate Secretary
Timothy A. Levenda	56	President of Foodservice
Eric A. Wulf	42	President of Food and Beverage Merchandising

Board of Directors

LeighAnne G. Baker has served as the Chairperson of the Board since June 2022, and as an independent member of the Board and the Chairperson of its Compensation Committee since September 2020. She served on its Audit Committee from September 2020 until March 2024, at which time she left the Audit Committee and joined the Nominating and Corporate Governance Committee, which we refer to as the Nominating Committee. Ms. Baker currently serves on the Board of Directors of ABM Industries Incorporated, a facility management provider. Ms. Baker previously served as the Chief Human Resources Officer of Cargill, Inc., a global food and agriculture corporation, from 2014 to 2020. Before joining Cargill, Ms. Baker served as the Chief Human Resources Officer at Hertz Global Holdings, Inc., a car rental company, and at the Reynolds and Reynolds Company, a provider of professional services for car dealerships. She also held numerous leadership positions in operations and human resources at The Timken Company, a manufacturer of bearings and power transmission products. Ms. Baker received an M.S. in Management from the Graduate School of Business at Stanford University, an MBA from Ashland University and a B.A. in Mathematics from Capital University.

We believe that Ms. Baker is qualified to serve as a member of the Board because of her experience as a senior executive and board member for public and private companies across multiple industries.

Duncan J. Hawkesby has served as a member of the Board since June 2022. Mr. Hawkesby has served as the Managing Director of Hawkesby Management Limited, a private investment company, since 2018. He previously served as a Director of TaxGift Limited, a New Zealand-based company that enables individuals to donate tax credits to charities and schools, from 2021 to 2023. He also served as the Managing Director of Fliway Limited, one of New Zealand’s largest independent, locally-owned specialized transport and logistics companies, from 2006 to 2018, as well as on the board of directors of Fliway’s joint venture with United Parcel Services, United Parcel Service – Fliway (NZ) Limited, from 2006 to 2023. Before joining Fliway, Mr. Hawkesby served as Managing Director of Nature’s Oven Limited, a manufacturer of retail food products, from 2000 until 2005. He holds a Bachelor of Commerce from the University of Otago. Mr. Hawkesby is Mr. Hart’s son in law.

We believe that Mr. Hawkesby is qualified to serve as a member of the Board because of his experience as a senior executive and board member for public and private companies across multiple industries.

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Allen P. Hugli has served as a member of the Board since January 2020, and as Chairperson of the Nominating Committee, and as a member of its Compensation Committee, since September 2020. He also served on its Audit Committee from September 2020 to August 2021. Mr. Hugli served as our CFO from 2009 until September 2020. He currently serves as the CFO and a member of the Board of Directors of Rank Group Limited, which we refer to as Rank, one of our affiliates through common beneficial ownership by Mr. Hart, and as an officer and/or member of the board of directors of numerous other entities owned by Mr. Hart, including PFL. He has been a senior executive of Rank since 1993. Mr. Hugli previously held positions in financial management and audit practices in Australia, Canada and New Zealand. He serves on the Board of Directors of Reynolds Consumer Products Inc., which we refer to as RCP, a provider of consumer cooking, waste and storage and tableware products and one of our affiliates through common ownership by PFL. Mr. Hugli received a Bachelor of Commerce (Honours) from Queen’s University at Kingston. He holds a CPA CA designation from the Chartered Professional Accountants of Canada.

We believe that Mr. Hugli is qualified to serve as a member of the Board because of his extensive industry and finance, accounting and senior management experience.

Michael J. King has served as a member of the Board since September 2020 and as our President and Chief Executive Officer, or CEO, since March 2021. Before his appointment as our President and CEO, Mr. King served as CEO of Graham Packaging Company Inc., which we refer to as Graham Packaging, a plastic packaging company and one of our affiliates through common ownership by our controlling shareholder, Packaging Finance Limited, which we refer to as PFL, from 2018 to 2021 and as President of FRAM Group, a vehicle replacement parts and car-care company that was indirectly owned by Mr. Graeme Richard Hart, who beneficially owns PFL, from 2015 to 2017. Mr. King also held various leadership positions within TI Automotive Fuel Systems SAS, an automotive fuel systems provider, Lear Corporation, an automotive seating and electrical systems company, and Huhtamäki Oyj, a food packaging company. Mr. King has served on the Board of Directors of Graham Packaging since 2018. Mr. King received an MBA from Louisiana State University and a B.S. in Polymer Chemistry from Ferris State University.

We believe that Mr. King is qualified to serve as a member of the Board because of his extensive industry and management experience.

Linda K. Massman has served as an independent member of the Board since February 2024, and as a member of its Audit Committee since March 2024. Since January 2023, she has served as a Senior Advisor to Citation Capital, a private equity firm. From January 2013 until her retirement in April 2020, she served as President and CEO of Clearwater Paper Corporation, a pulp and paper product manufacturer. From August 2008 until January 2013, she served in various other roles at Clearwater, including CFO. From May 2002 to August 2008, she served as Group Vice President, Finance and Corporate Planning, for SuperValu Inc., a grocery retail company, and before that she was a business strategy consultant for Accenture, an international professional services company. Since 2021, Ms. Massman has served as a member of the Board of Directors, and Chair of the Audit Committee, of Caliber Collision, an automobile repair services provider, and as a member of the Board of Directors, and as Chair of the Compensation Committee and member of the Audit and Executive Committees, of Darigold Inc., a dairy agricultural marketing cooperative. She also has served as a member of the Board of Directors of TreeHouse Foods, Inc., a multinational food processing company, since 2016, currently serving as its Lead Independent Director and as a member of its Audit and Nominating and Corporate Governance Committees. She also served as a member of the Board of Directors, and as a member of the Compensation Committee, of Black Hills Corporation, a diversified energy company, from 2015 to 2018, and in 2017 she served as the Chair of the Board of the American Forest & Paper Association, the national trade association of the forest products industry. She received a Bachelor of Business Administration in Finance from the University of North Dakota and an MBA from Harvard Business School.

We believe that Ms. Massman is qualified to serve as a member of the Board because of her extensive executive, finance, corporate strategy and board experience.

Rolf Stangl has served as an independent member of the Board, and as a member of its Audit Committee since August 2021 and as a member of its Compensation Committee since July 2022. He served as a member of its Nominating Committee from September 2020 to March 2024. Since January 2022, Mr. Stangl has served as a Senior Advisor to Apollo Global Management Inc. and as a member of the Board of Directors of Reno de Medici S.p.A., a leading producer of recycled cartonboard in Europe. Since October 2022, he has served as a member of the Board of Directors, and from January 2023 through March 2023 he served as interim co-CEO, of Ingenico, a portfolio company of Apollo specializing in payments terminals and solutions. Mr. Stangl served as CEO of SIG Group AG, a Swiss aseptic packaging provider, from 2008 to December 2020. Before becoming CEO of SIG in 2008, Mr. Stangl held a number of positions within SIG, including Head of Corporate Development and M&A, Chief Executive Officer of SIG Beverage (a division subsequently divested) and Chief Market Officer. Previously, he was an Investment Director for small and mid-cap buyouts at a family office in the United Kingdom and a Senior Consultant with Roland Berger Strategy Consultants in Germany. He received a Bachelor of Business Administration from the École Supérieure de Commerce de Reims and the European School of Business at Reutlingen.

We believe that Mr. Stangl is qualified to serve as a member of the Board because of his industry and management experience, including as an executive at another company in our industry.

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Felicia D. Thornton has served as an independent member of the Board, and as the Chairperson of its Audit Committee, since September 2020, and as a member of its Nominating Committee since July 2022. She currently serves as Chairperson of the Board of Directors of Number Holdings, Inc., the holding company for 99 Cents Only Stores, an extreme value retail store operator, having previously held executive positions within that company since 2015, including Interim CEO and CFO. Formerly, Ms. Thornton served as Co-CEO, COO and President of Demoulas Super Markets, Inc., a privately held supermarket chain operator, CEO, U.S., of Knowledge Universe Education LLC, a private early childhood education company, and CFO of Albertson’s Companies Inc., a supermarket chain operator. She also currently serves on the Boards of Directors and as Chairperson of the Audit Committees of Ares Acquisition Corporation II, a special purpose acquisition company, Convergint Technologies LLC, a security, fire alarm, life safety, audio-visual and building automation solution provider, and CoolSys, Inc., a retail, commercial and industrial refrigeration and HVAC provider. Further, she serves on the Board of Directors and as Chairperson of the Nominating and Corporate Governance Committee of Floor & Décor Holdings, Inc., a specialty retailer and commercial flooring distributor of hard surface flooring. From 2021 to 2023 she served on the Board of Directors and as Chairperson of the Audit Committee of Ares Acquisition Corporation, a special purpose acquisition company. Ms. Thornton is a fellow of the National Association of Corporate Directors and a member of the Latino Corporate Director Association. She received an MBA from the University of Southern California and a B.S. in Economics from Santa Clara University.

We believe that Ms. Thornton is qualified to serve as a member of the Board because of her extensive executive, finance, corporate strategy, M&A, integration and board experience.

Executive Officers

Jonathan H. Baksht has served as our Chief Financial Officer, or CFO, since May 2022. Before that, he served as CFO of Valaris Limited, which we refer to as Valaris, a global offshore contract drilling company, from November 2015 until September 2021, before which he served in various other roles in Valaris’ finance department. On August 19, 2020, Valaris filed for a Chapter 11 financial restructuring in the United States Bankruptcy Court for the Southern District of Texas. Valaris emerged from bankruptcy on May 1, 2021. Before Valaris, Mr. Baksht served as a Senior Vice President at Goldman Sachs & Co. within the Investment Banking Division. Mr. Baksht served as a member of the Board of Directors of ARO Drilling, a joint venture between the Saudi Arabian Oil Company and Valaris, from April 2019 until September 2021, and since January 2022 has served as a member of the Board of Directors of Duxion Motors Inc., a company that designs and manufactures electric motors for the aviation and marine industries. He holds a B.S. with High Honors in Electrical Engineering from the University of Texas at Austin and an MBA from the Kellogg School of Management at Northwestern University.

Douglas E. Owenby has served as our Chief Operations Officer, or COO, since joining us in September 2021. Before then, he served as COO at Graham Packaging from December 2018 to September 2021, and as COO at Nexteer Automotive, an automotive steering and driveline business, from 2013 until December 2018. Before Nexteer, Mr. Owenby served in various other leadership roles at Benteler International AG, an automotive technology company, BorgWarner Inc., an automotive supplier, and Bombardier Recreational Products Inc., a snowmobile, all-terrain vehicle, motorcycle and personal watercraft manufacturer. He received a B.S. in Mechanical Engineering from Saginaw Valley State University.

Chandra J. Mitchell has served as our Chief Legal Officer and Corporate Secretary since joining us in June 2021. Before then, from January 2019 to June 2021, she served as General Counsel, and from May 2020 to June 2021 also as COO, of Yamaha Motor Ventures & Laboratory Silicon Valley, Inc., a venture capital fund, and from September 2016 to January 2019 as Managing Counsel – Transactions of Toyota North America, a multinational automobile manufacturer. From November 2010 to August 2016, she served as Vice President and Corporate Counsel of DRS Technologies, Inc., a defense contractor, and before then, she practiced at Debevoise & Plimpton LLP. From 2021 until its winding up in 2023, she served as a member of the Board of Directors, and of the Audit Committee, of 7 Acquisition Corporation, a special purpose acquisition company. Ms. Mitchell received a JD from Columbia Law School and a B.A. in Economics and Political Science from Williams College.

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Timothy A. Levenda has served as the President of our Foodservice segment since September 2020. From September 2019 to September 2020, he served at our Pactiv segment as the President of Foodservice and previously as Vice President, Foodservice from December 2014 to September 2019. Mr. Levenda first joined Pactiv in 2007 as Executive Director, Sales, following its acquisition of Prairie Packaging LLC, where he served as Executive Director, Sales since 2000, and Regional Sales Manager from 1998 to 2000. Mr. Levenda received a B.A. in Economics from Wabash College.

Eric A. Wulf has served as the President of our Food and Beverage Merchandising segment since April 2023, after serving as the President of our Food Merchandising segment from September 2020 until its consolidation with our Beverage Merchandising segment in April 2023. From August 2019 to September 2020, he served at our Pactiv segment as the President of Food Packaging, and previously as Vice President, Food Packaging from July 2014 to August 2019. Before that, Mr. Wulf held various other roles at Pactiv since joining in 2003. He serves on the Board of Directors of the Foodservice Packaging Institute and is a member of the Economic Club of Chicago. Mr. Wulf received an MBA from Northwestern University, and a B.S. in Computer Engineering from Iowa State University of Science and Technology.

Board Composition

Our Board has seven seats. Our certificate of incorporation and bylaws provide that, before the first date on which PFL, and all other entities beneficially owned by Mr. Hart or his estate, heirs, executor, administrator or other personal representative, or any of his immediate family members or any trust, fund or other entity controlled by his estate, heirs, any of his immediate family members or any of their respective affiliates (we refer to PFL and all of the foregoing, collectively, as the Hart Entities) or any permitted assigns, beneficially own less than 50% of the outstanding shares of our common stock, all directors will stand for election each year at our annual meeting of shareholders. From and after that date, our Board will be divided into three classes serving staggered three-year terms, with one class standing for election each year. At each annual meeting of shareholders, directors will be elected to succeed the class of directors whose terms have expired.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines that set forth the practices of the Board with respect to the qualification, selection and election of directors, director orientation and continuing education, director responsibilities, Board composition and performance, director access to management and independent advisors, director compensation guidelines, management evaluation and succession, meetings of the non-management directors and various other matters. A copy of the guidelines is available on our website at https://investors.pactivevergreen.com under the caption “Governance.” Neither the guidelines, our website nor any documents or information contained therein are incorporated by reference into this Proxy Statement.

Board Standards of Independence

We are a “controlled company” under Nasdaq rules, meaning that more than 50% of the voting power for the election of our directors is held by an individual, a group or another company. As of March 31, 2024, PFL owns and controls the voting power of approximately 77% of our outstanding shares of common stock. Accordingly, we rely on the controlled company exemption from the director independence requirements of Nasdaq relating to our Board and its Compensation and Nominating Committees. Even though we are a controlled company, we must comply with SEC and Nasdaq rules relating to the membership, qualifications and operations of the Audit Committee, as disclosed in “Audit Committee” below.

Our Board has determined that each of Mmes. Baker, Massman and Thornton and Mr. Stangl is an independent director under Nasdaq rules.

Board Meetings and Attendance at Annual Meeting of Shareholders

The Board held five meetings in 2023. During 2023, each of our directors attended all of the meetings of the Board and the committees on which the applicable director served. Our non-management directors regularly participate in executive sessions that management does not attend.

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Our corporate governance guidelines encourage all directors to attend all annual meetings of our shareholders. All of our directors attended our 2023 annual meeting of shareholders.

Board Leadership Structure

Ms. Baker serves as the Chairperson of the Board and is an independent member of the Board. Our corporate governance guidelines permit the Board to designate a director as the lead director to lead the meetings of the non-management, or independent, directors. The appointment of a lead director may also be rotated among the chairpersons of the independent committees of the Board. The Board currently has not appointed a lead director given that it currently has an independent chairperson.

The Board believes that the foregoing structure achieves an appropriate balance between the effective development of key strategic and operational objectives and independent oversight of management’s execution of those objectives. Additionally, the Board will continue to periodically review its leadership structure and will modify it as it deems appropriate.

Board Diversity and Attributes

The Board believes that diversity is important and seeks representation across a range of attributes, including gender, race, ethnicity and professional experience, and regularly assesses our Board’s diversity when identifying and evaluating director candidates. As of March 31, 2024, we are in compliance with the Board diversity requirements of Nasdaq Stock Market Rule 5605. Set forth below is the Board diversity matrix required by Nasdaq Stock Market Rule 5606:

Board Diversity Matrix (as of March 31, 2024)
Total Number of Directors
	Female	Male	Non-Binary	Gender Undisclosed
Part I: Gender Identity
Directors	3	4	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	1	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Demographic Background Undisclosed	0	0	0	0

The Board’s Role in Risk Oversight

Our CEO, other executive officers and other members of our management team regularly report to the non-executive directors and the Audit Committee to discuss any financial, legal, cybersecurity or regulatory risks to ensure effective and efficient oversight of our activities and to assist in proper risk management and the ongoing evaluation of management controls. The internal audit department reports functionally and administratively to our CFO and directly to the Audit Committee.

Additionally, each committee of the Board is responsible for risk oversight within its areas of responsibility and regularly reports to the Board regarding the same. The Audit Committee is responsible for reviewing our policies and practices on risk assessment and risk management, including discussing with management our major financial risk exposures and the steps we have taken to monitor and control those exposures. In carrying out its responsibilities, the Compensation Committee periodically reviews and assesses risks arising from our employee compensation policies and practices and whether any such risks are reasonably likely to have a material adverse effect on the Company. The Nominating Committee’s responsibilities include the consideration of corporate governance risks.

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Board Committees

The Board maintains three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. Each of these committees has a separate chairperson. Each committee operates under a written charter. A current copy of each committee’s charter is available on our website at https://investors.pactivevergreen.com under the caption “Governance.”

Audit Committee

Our Audit Committee is currently comprised of Mmes. Massman and Thornton and Mr. Stangl, with Ms. Thornton serving as the chairperson. Effective March 1, 2024, Ms. Massman replaced Ms. Baker on the Audit Committee. Each member of the Audit Committee is currently (and in Ms. Baker’s case, was during her service on the Audit Committee) an independent director under current Nasdaq listing standards and SEC rules and regulations. Each member of our Audit Committee is (and, in Ms. Baker’s case, was during her service on the Audit Committee) financially literate. In addition, our Board has determined that each of Mmes. Massman and Thornton is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K under the Exchange Act. During 2023, the Audit Committee held six meetings. The Audit Committee is responsible for, among other things:

●	appointing, compensating, retaining, terminating and overseeing the work of any firm to serve as our independent auditor;

●	overseeing the qualifications, performance and independence of the independent auditor;

●	reviewing and discussing with management and the independent auditor our financial statements and related SEC filings and disclosures;

●	reviewing our policies and practices with respect to risk assessment and management;

●	establishing procedures for employees to confidentially and anonymously submit concerns about questionable accounting or auditing matters and for the receipt, retention and treatment of complaints that we receive regarding accounting, internal accounting controls or auditing matters;

●	reviewing our compliance with laws and regulations and any major litigation or investigations against us;

●	reviewing the adequacy of our disclosure controls and internal control over financial reporting;

●	reviewing and concurring with the appointment, replacement, reassignment or dismissal of the head of our internal audit function, overseeing its budget and the planned scope of its audits and reviewing any significant reports prepared by it; and

●	reviewing and approving related person transactions and those that require disclosure.

Compensation Committee

Our Compensation Committee is comprised of Ms. Baker and Messrs. Hugli and Stangl, with Ms. Baker serving as the chairperson. The Board determined that Ms. Baker and Mr. Stangl are “independent directors” (as defined under applicable Nasdaq listing standards). As a “controlled company” (as defined under applicable Nasdaq listing standards), we are able to rely on the controlled company exemption from the director independence requirements of Nasdaq relating to the composition of the Compensation Committee. Thus, we are relying on an exception to the Nasdaq rules which permits Mr. Hugli to serve on the Compensation Committee because, given his background and experience, the Board has determined his presence on the committee to be in the best interests of the Company and our shareholders. During 2023, the Compensation Committee held five meetings. The Compensation Committee is responsible for, among other things:

●	reviewing and setting the compensation of our executive officers other than our CEO, and reviewing and recommending the compensation of our CEO to our Board for its determination;

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●	reviewing our management succession planning and policies for selection of CEO;

●	administering our Equity Incentive Plan;

●	reviewing and evaluating our executive compensation and benefits policies generally; and

●	periodically reviewing and assessing risks relating to our employee compensation policies and practices.

The processes and procedures followed by the Compensation Committee in considering and determining executive compensation, including the role of the outside compensation consultant, are described below under “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee

The Nominating Committee is comprised of Mr. Hugli and Mmes. Baker and Thornton, with Mr. Hugli serving as the chairperson. Effective March 1, 2024, Ms. Baker replaced Mr. Stangl on the Nominating Committee. The Board has determined that Mmes. Baker and Thornton are (and Mr. Stangl, during his service on the Nominating Committee, was) “independent” within the meaning of the listing standards of Nasdaq. As a “controlled company,” we are able to rely on the controlled company exemption from the director independence requirements of Nasdaq relating to independent oversight of director nominations. Thus, we are relying on an exception to the Nasdaq rules which permits Mr. Hugli to serve on the Nominating Committee because, given his background and experience, the Board has determined his presence on the committee to be in the best interests of the Company and our shareholders. During 2023, the Nominating Committee held four meetings. The Nominating Committee is responsible for, among other things:

●	recommending to the Board criteria for Board and committee membership and recommending directors for membership on committees;

●	identifying and recommending qualified individuals for membership on our Board;

●	reviewing and approving the compensation of our directors;

●	adopting, administering and overseeing our corporate governance guidelines and code of business conduct and ethics, including reviewing, considering and approving or rejecting requests for waivers thereunder;

●	reviewing potential conflicts of interest involving directors, including whether directors may vote on any issue as to which there may be a conflict;

●	reviewing, and providing recommendations to the Board with respect to, the Company’s strategy, initiatives, risks, opportunities and policies concerning corporate social responsibility, including environmental, social and governance, or ESG, matters;

●	developing and adopting policies, procedures and guidelines applicable to the Company and its directors, employees, service providers or other stakeholders; and

●	overseeing the Board’s and its committees’ self-evaluations and recommending any proposed changes to the Board.

Policy Regarding Nominations

The Board is responsible for identifying and nominating candidates for election to the Board. The Board considers recommendations from directors, shareholders and others, as it deems appropriate. In evaluating director candidates, the Board considers factors such as character, integrity, judgment, diversity, independence, skills, corporate experience, length of service and other commitments. The Board evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors. The Board considers these factors in light of the specific needs of the Board at the time. The Board has in the past, and expects that in the future it will, pay fees to third-party search firms to assist the Board in identifying and evaluating potential candidates for nomination.

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Under our Stockholders Agreement with PFL, PFL has the right to nominate all of our directors so long as the Hart Entities beneficially own at least 50% of the outstanding shares of our common stock; a majority of our directors so long as they own at least 40% of our stock; and at least one director so long as they own at least 10% of our stock.

Compensation Committee Interlocks and Insider Participation

During 2023, Ms. Baker, as Chairperson, and Messrs. Hugli and Stangl served on our Compensation Committee. None of them were an officer or employee of us during 2023. Mr. Hugli was our CFO from 2009 until our initial public offering, or IPO, in September 2020. As discussed in greater detail below under “Certain Relationships and Related Party Transactions,” we or one of our wholly-owned subsidiaries is a party to an Insurance Sharing Agreement, an Investment Advisory Agreement and two IT License Usage Agreements with Rank, of which Mr. Hugli is the CFO, and the disclosures contained under that caption with respect to Rank are incorporated herein by reference. No relationships are required to be disclosed pursuant to Item 407(e)(4)(iii) of Regulation S-K.

Code of Business Conduct and Ethics

Our Board has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer and other executive officers and senior financial officers.

A copy of the code is available on our website at http://investors.pactivevergreen.com under the caption “Governance.” We intend to satisfy the disclosure requirements of Item 5.05 of Form 8-K regarding amendments to, or waivers of, a provision of the code by posting any required information on that website.

Communications with the Board

If shareholders or other interested parties wish to communicate with the Board, non-management directors as a group or any specified individual director, including to make recommendations for director nominees, such correspondence should be sent to the attention of the Corporate Secretary by mail to Pactiv Evergreen Inc., 1900 West Field Court, Lake Forest, Illinois 60045, Attention: Corporate Secretary, or by email to corpsec@pactivevergreen.com. The Corporate Secretary will forward correspondence relating to a director’s duties or responsibilities to the specified recipient. Correspondence that is unrelated to a director’s duties and responsibilities may be discarded or otherwise addressed by the Corporate Secretary.

The Corporate Secretary will not forward any communication determined in her good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable. Each communication subject to this policy that is not forwarded because it was determined by the Corporate Secretary to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable will be retained for a reasonable period of time in our files and made available at the request of any member of the Board to whom such communication was addressed.

Stockholders Agreement

As discussed above, the Stockholders Agreement allows PFL to nominate a certain number of directors to our Board, so long as PFL beneficially owns at least 10% of the outstanding shares of our common stock. The Stockholders Agreement also permits PFL to assign its rights thereunder to permitted assigns (including one or more Hart Entities) at any time, and rights afforded to PFL under this agreement are for PFL and its permitted assigns (including one or more Hart Entities) that have agreed to be bound by the terms of the Stockholders Agreement.

In addition, for so long as the Hart Entities beneficially own at least 40% of the outstanding shares of our common stock, PFL is entitled to certain consent rights under the Stockholders Agreement, including the right to consent to:

●	a change in the size of the Board;

●	the incurrence of indebtedness in excess of $50 million;

●	the issuance of additional shares of equity securities exceeding $50 million in any single issuance or $100 million in the aggregate during any calendar year (other than awards under our equity compensation plans);

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●	M&A activity exceeding $50 million in any single transaction or $100 million in the aggregate in any calendar year;

●	hiring, terminating or designating a new CEO or CFO; and

●	making a single or series of related capital expenditures in excess of $25 million in any calendar year.

For so long as the Hart Entities beneficially own at least 40% of the outstanding shares of our common stock, PFL is entitled under the Stockholders Agreement to provide investment oversight over our pension plans’ assets and to nominate or remove members of our pension plan investment committee. During this period, we may not appoint or remove members of our pension plan investment committee, nor may we amend or terminate the pension plan committee charter, without the prior written consent of PFL.

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2023 Director CompensatioN

Affiliated Directors

A director who is (i) the beneficial owner of a number of shares of our voting stock having the right to cast at least five percent of the total number of votes eligible to be cast at an election for directors, (ii) an officer or employee of us, any of our direct or indirect subsidiaries or any other of our affiliates or (iii) a family member of any person enumerated in clauses (i) or (ii), which we refer to as an Affiliated Director, is not entitled to any compensation for serving as a director. Each of Messrs. King, Hawkesby and Hugli served on the Board as Affiliated Directors during all of 2023.

Non-Affiliated Directors

Our Nominating Committee establishes the compensation of directors who are not Affiliated Directors and periodically reviews that compensation based on market practice information provided by Pearl Meyer, an independent compensation consultant, to ensure continued alignment with our goals and shareholders’ interests. Under our current policy, our non-Affiliated Directors receive the compensation set forth in the table below. We also reimburse all directors for reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings. Subject to the adjustment provision of the Pactiv Evergreen Inc. Equity Incentive Plan, an individual who is a non-Affiliated Director may not receive awards, in cash or otherwise, for any calendar year that total more than $750,000 in the aggregate.

Element of Compensation (1)	Compensation Amount (2) (3)
Annual Retainer (4)	$ 230,000
Chairperson of the Board Additional Retainer (5)	$ 135,000
Audit Committee Chairperson Additional Cash Retainer	$ 25,000
Other Committee Chairperson Additional Cash Retainer	$ 20,000
Audit Committee Member Additional Cash Retainer	$ 12,500
Other Committee Member Additional Cash Retainer	$ 10,000

(1)	Annual cash retainers are payable in arrears in quarterly installments. We do not issue, nor do we pay cash for, fractional shares.

(2)	All non-Affiliated Directors are entitled to an annual grant of restricted stock units (“RSUs”) upon election, which RSUs vest in full on the earlier to occur of (i) the one-year anniversary of the grant date and (ii) the day immediately before the next annual meeting following the grant date. No new non-Affiliated Director was appointed during 2023. RSUs granted to directors carry the same dividend equivalent rights as the RSUs granted to our NEOs in the applicable year of grant, as described in the “Compensation Discussion and Analysis” section.

(3)	Amounts shown are as of December 31, 2023. Effective March 1, 2023, the Nominating Committee (i) increased the additional cash retainer portion and therefore the total compensation amount payable to the Chairperson of the Board by $20,000, (ii) increased the additional cash retainer payable to the Chairperson of the Audit Committee by $5,000 and (iii) increased the additional cash retainer payable to non-Chairperson members of the Audit Committee by $2,500.

(4)	Of the $230,000 annual retainer for Non-Affiliated Directors, $100,000 is paid as a cash retainer and $130,000 takes the form of an annual grant of RSUs.

(5)	Of the $135,000 additional annual retainer for the Chairperson of the Board, $70,000 is paid as a cash retainer and $65,000 takes the form of an annual grant of RSUs. As a non-Affiliated Director, the Chairperson of the Board also receives the $230,000 annual retainer for non-Affiliated Directors as described above.

The following table presents compensation information for our non-employee directors during the year ended December 31, 2023. Linda K. Massman, who was appointed to the Board in February 2024, did not serve during, or receive compensation for, the year ended December 31, 2023. Messrs. King, Hawkesby and Hugli were not eligible for compensation for their service as directors because they are Affiliated Directors.  Compensation paid to Mr. King for his service as an officer is discussed under “Compensation Discussion and Analysis.”

Name (1)	Fees Earned or Paid in Cash	Stock Awards (2)	All Other Compensation (3)	Total
LeighAnne G. Baker	$198,813	$194,999	$6,263	$400,075
Duncan J. Hawkesby	—	—	—	—
Allen P. Hugli	—	—	—	—
Rolf Stangl	$132,090	$129,997	$4,176	$266,263
Felicia D. Thornton	$134,181	$129,997	$4,176	$268,354

(1)	Ms. Baker serves as the Chairperson of the Board and of the Compensation Committee and as a member of the Audit Committee. Mr. Stangl serves as a member of the Audit Committee, the Compensation Committee and the Nominating Committee. Ms. Thornton serves as the Chairperson of the Audit Committee and as a member of the Nominating Committee.

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(2)	Reflects the grant date fair value of RSU awards to non-Affiliated Directors calculated by multiplying the closing market price of our common stock on June 8, 2023, the grant date ($7.86), by the number of RSUs awarded. As of December 31, 2023, our directors (other than Mr. King, about whose equity awards more information is available later in this Proxy Statement) held the following number of unvested RSUs in the aggregate, which RSUs carry share-settled, non-preferential dividend equivalent rights as described in greater detail under “Compensation Discussion and Analysis”:

Name	Outstanding RSUs
LeighAnne G. Baker	24,809
Duncan J. Hawkesby	—
Allen P. Hugli	—
Rolf Stangl	16,539
Felicia D. Thornton	16,539

(3)	Reflects the fair value on June 6, 2023 ($7.51), the date of vesting, of shares of our common stock paid to the directors in settlement of dividend equivalent rights associated with RSUs that vested in 2023.

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Beneficial Ownership of Common Stock

The following table sets forth information regarding beneficial ownership of our share capital as of March 31, 2024 by (i) each of our directors, (ii) each of our named executive officers, (iii) all of our directors and executive officers as a group and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares of common stock.

The percentage of shares beneficially owned is computed on the basis of 179,149,366 shares of our common stock outstanding as of March 31, 2024. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Pactiv Evergreen Inc., 1900 West Field Court, Lake Forest, Illinois 60045.

Name of Beneficial Owner	Outstanding Shares Beneficially Owned (1)	Right to Acquire Beneficial Ownership (2)	Total Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors
LeighAnne G. Baker	58,019	–	58,019	*
Duncan J. Hawkesby (3)	169,116	–	169,116	*
Allen P. Hugli	41,659	–	41,659	*
Linda K. Massman	–	–	–	*
Rolf Stangl	63,512	–	63,512	*
Felicia D. Thornton (4)	44,154	–	44,154	*
Named Executive Officers
Michael J. King (5)	358,002	–	358,002	*
Jonathan H. Baksht	51,732	33,842	85,574	*
Timothy A. Levenda	138,845	–	138,845	*
Chandra J. Mitchell	72,667	–	72,667	*
Eric A. Wulf	82,958	–	82,958	*
All current executive officers and directors as a group (11 persons)	1,080,664	–	1,114,506	*
Greater than 5% Shareholder
Packaging Finance Limited (6)	137,979,428	–	137,979,428	77%

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

(1)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes sole or shared voting or investment power with respect to shares of our common stock. The information set forth in the table above is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares. Except as otherwise noted, to our knowledge, the persons and entities named in the table above have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws where applicable.

(2)	Shares of our common stock subject to stock options exercisable as of, or within 60 days of, March 31, 2024 and restricted stock units vesting within 60 days of March 31, 2024 are reportable in this column. Any such holding is deemed to be outstanding and beneficially owned by the person holding the option or restricted stock unit for the purpose of calculating the percentage ownership of that person, but is not deemed outstanding for the purpose of calculating the percentage ownership of any other person. None of our shares of common stock are currently subject to stock options.

(3)	The reported shares are registered in the name of Forsyth Barr Custodians Ltd as broker for Hawkesby Management Limited, which is indirectly wholly owned by Mr. Hawkesby and his wife and of which Mr. Hawkesby is the Managing Director. Hawkesby Management Limited has sole voting and dispositive power over the reported shares. The address for Mr. Hawkesby is c/o Rank Group Limited, Level 9, 148 Quay Street, Auckland 1010, New Zealand.

(4)	Consists of 31,812 shares held of record by Ms. Thornton and 12,342 shares held of record by the Thornton Family Revocable Trust, dated as of July 12, 2006, for which Ms. Thornton serves as a trustee.

(5)	Mr. King is one of our directors.

(6)	Based upon the most recently available Schedule 13D filed with the SEC on June 28, 2022, PFL held sole voting and dispositive power with respect to all 137,979,428 reported shares. PFL, whose address is c/o Rank Group Limited, Floor 9, 148 Quay Street, Auckland, 1010 New Zealand, is wholly owned by Mr. Hart.

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Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis, or CD&A, describes our compensation approach and programs for our named executive officers, or NEOs, for the year ended December 31, 2023. Our NEOs for 2023 are our principal executive officer, our principal financial officer and principal accounting officer and our next three most highly compensated executive officers.

Our NEOs for 2023 are:

●	Michael J. King, our President and CEO and a member of the Board;

●	Jonathan H. Baksht, our CFO and principal accounting officer;

●	Timothy A. Levenda, the President of our Foodservice segment;

●	Chandra J. Mitchell, our Chief Legal Officer and Secretary;

●	Eric A. Wulf, the President of our Food and Beverage Merchandising segment.(1)

(1)	Effective April 1, 2023, our Food Merchandising and Beverage Merchandising segments were consolidated into a single new Food and Beverage Merchandising segment, of which Mr. Wulf is the President.

EXECUTIVE SUMMARY

2023 Business Overview

2023 was a year of significant progress in our transformational journey, while our commitment to operational excellence and profitable growth helped offset headwinds encountered throughout the year. These accomplishments include the restructuring of our legacy Beverage Merchandising business unit, which supports our strategy of focusing on our core North American converting business. We also achieved significant progress against our long-term financial priorities, including by reducing our total debt by $550 million. We expect that the strength of our balance sheet and our ability to generate cash will enhance our financial flexibility and our ability to invest in strategic opportunities to grow the business. Key financial highlights of the year included:

●	Net revenues in 2023 were $5,150 million, compared to $6,220 million in 2022.

●	Net loss from continuing operations was $222 million in 2023, compared to net income from continuing operations of $319 million in 2022.

●	Adjusted EBITDA(1) was $840 million in 2023, compared to $785 million in 2022.

●	Dividends to shareholders of $0.40 per share during both 2023 and 2022.

●	Continued meaningful reduction in our leverage profile, with a total 2023 debt reduction of $550 million.

(1)	Adjusted EBITDA is not a measure of our financial performance under GAAP and should not be considered as an alternative to net income from continuing operations or any other measure derived in accordance with GAAP. Please refer to Annex A for the definition of Adjusted EBITDA and a reconciliation of net income (loss) from continuing operations to Adjusted EBITDA, being a reconciliation to the most directly comparable GAAP measure. All references to Adjusted EBITDA in this Proxy Statement are references to Adjusted EBITDA from continuing operations.

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2023 Compensation Highlights

Our executive compensation program has three primary elements: base salary, annual cash incentives and long-term equity incentives. Each of these compensation elements serves a specific purpose in our compensation strategy. Base salary is an essential component to any market-competitive compensation program. Annual cash incentives reward the achievement of short-term goals, while long-term incentives drive our NEOs to focus on long-term sustainable shareholder value creation.

The key highlights of the executive compensation decisions the Committee made for 2023 include:

●	Base Salaries: The Committee approved base salary increases for each NEO, ranging from 3% to 10%. Please see the “Base Salary” section of this CD&A for further details.

●	Annual Incentive Plan (“AIP”): In the first quarter of 2024, the Committee reviewed financial performance against the pre-determined goals and determined that the 2023 AIP would pay out approximately 169% of target. Please see the “Annual Incentive Plan” section of this CD&A for further details.

●	Long-Term Incentive Plan (“LTIP”): In the first quarter of 2023, the Committee approved grants under the LTIP comprised of simultaneous, equally-weighted performance share unit, or PSU, and restricted stock unit, or RSU, awards. Please see the “Long-Term Incentive Plan” section of this CD&A for further details.

2023 Say on Pay Vote and Shareholder Engagement

Approximately 96% of the votes cast at our 2023 annual meeting of shareholders supported our 2022 executive compensation decisions, indicating that, overall, investors agree with the direction of our program and its pay-for-performance structure. As we continue to grow and evolve, we intend to keep an open dialogue with our shareholders so that we have a regular pulse on investor perspectives. Each year, we intend to continue to carefully consider the results of our shareholder say-on-pay vote from the preceding year and take into account the feedback we receive from our shareholders throughout the year.

Best Compensation Practices & Policies

We also believe the following practices and policies within our program promote sound compensation governance and are in the best interests of our shareholders and executives:

What We Do		What We Don’t Do
✓	Emphasize variable pay over fixed pay (in 2023, over 85% of CEO target pay was tied to performance through equity and cash incentives)	No tax gross ups
✓	Include multi-year performance-vesting equity awards	No supplemental executive retirement plans
✓	Maintain stock ownership guidelines and a clawback policy	No hedging or pledging by executive officers or directors
✓	Use an independent compensation consultant who reports directly to the Committee	No excessive executive perquisites

WHAT GUIDES OUR PROGRAM

Our Compensation Philosophy and Objectives

To ensure that management’s interests are aligned with those of our shareholders and to motivate and reward individual initiative and effort, our executive compensation program emphasizes a pay-for-performance compensation philosophy so that attainment of enterprise-wide, operating segment and individual performance goals are rewarded. Through the use of performance-based plans that emphasize the attainment of enterprise-wide goals, we seek to foster teamwork and commitment to performance. Our compensation philosophy is centered on the following two key tenets and grounding principles:

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Elements of Compensation

The chart below summarizes the components of executive compensation for our NEOs in 2023 and the primary objectives of each:

Pay Element	How It’s Paid	Description	Objective
Base Salary	Cash	Fixed based on level of responsibility, experience, tenure and qualifications.	Enable us to attract and retain critical executive talent.
Annual Incentive Plan	Cash	Variable based on the achievement of annual financial metrics.	Drive the achievement of short-term business objectives and link pay and performance.
Long-Term Incentive Plan	Equity	Variable based on the achievement of longer-term financial goals and shareholder value creation.	Provide incentives for executives to execute on longer-term financial goals that drive the creation of shareholder value and support our retention strategy.

Pay Mix

Because of our NEOs’ ability to directly influence our overall performance, and consistent with our philosophy of linking pay to performance, our executive compensation program allocates a significant portion of the compensation paid to our NEOs to our annual and long-term incentive plans. In addition, as an employee’s responsibility and ability to affect our financial results increases, base salary becomes a relatively smaller component of total compensation while long-term and at-risk incentive compensation becomes a larger component of total compensation.

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The mix of incentives is reviewed and determined regularly by the Committee based on the short- and long-term objectives of the business. For 2023, the majority of target annual total direct compensation of our CEO and our other NEOs was variable, as illustrated by the following charts:

The Decision-Making Process

Role of the Compensation Committee

The Compensation Committee, which we refer to simply as the Committee in this CD&A, oversees our executive compensation programs. The Committee is comprised of non-employee members of the Board, a majority of whom are independent. The Committee works closely with its independent compensation consultant and management to examine the effectiveness of our executive compensation program throughout the year. The Committee’s authority and responsibilities are set forth in its charter, which we describe in greater detail earlier in this Proxy Statement. The Committee is empowered to make all final compensation and equity award decisions regarding our NEOs, except for the CEO, whose compensation is determined by the Board, without the CEO’s participation, based upon the recommendations of the Committee.

At the beginning of each year, the Committee reviews our executive compensation program, including incentive compensation plans and arrangements, assesses the quality, appropriateness and effectiveness of the program for its intended purposes and makes modifications to existing plans and arrangements or adopts new plans or arrangements as it deems necessary. The Committee also annually reviews our executive compensation strategy to ensure it is appropriately aligned with our business strategy and achieving our desired objectives. Further, the Committee reviews market trends and changes in competitive compensation practices, as further described below. Based on its review and assessment, the Committee, from time to time, makes changes in our executive compensation program, including in individual executives’ base salaries, AIP targets, LTIP targets and other elements of individual compensation.

Role of Management

Our CEO is responsible for making recommendations to the Committee for base salary and all other elements of our compensation program for our other executive officers. The Committee advises on the compensation of our CEO, but the ultimate determinations on his compensation are made solely by the Board, without the CEO’s participation. Any reference in this CD&A to the Committee taking an action or having an opinion in relation to a compensatory decision that impacts the CEO should be read to include a reference to the Board (without the CEO’s participation) taking such action or having such opinion in relation to the CEO’s compensation upon recommendation of the Committee. While the Committee will consider the CEO’s recommendations with respect to the compensation of other executive officers and senior executives, it independently evaluates his recommendations and makes all final compensation decisions relating to the executive officers and senior executives other than the CEO.

The Role of the Independent Compensation Consultant

The Committee engages an independent compensation consultant to provide expertise on competitive pay practices and program design and an objective assessment of any inherent risks of our compensation programs. For 2023, the Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant. Pearl Meyer reports directly to the Committee and does not provide any additional services to management without the consent of the Committee. The Committee regularly assesses the independence of Pearl Meyer, most recently in the first quarter of 2024, and concluded that it was independent of management and that its work had not raised any conflict of interest.

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Role of Our Peer Group

As part of its deliberations over executive compensation, the Committee considers competitive market data and related analyses on executive compensation levels and practices provided by Pearl Meyer.

Shortly after our IPO, the Committee, in consultation with Pearl Meyer, developed a comparator group of “peer” companies for a competitive assessment of our pay programs for 2021. The Committee selected the companies included in the peer group based on a set of financial and industry/business parameters to best reflect a group of companies most similar to us.

We used initial quantitative screens of size as measured by revenue, market capitalization and enterprise value primarily as guides to inform our decision-making process in reviewing potential peers, and focused on public companies in the houseware and specialties, metal and glass containers, paper packaging and paper products industries. We also considered other qualitative parameters, including companies with which we compete for talent. In the second half of 2022, the Committee reviewed the peer group for purposes of assisting with pay decisions for 2023, and determined that the existing peer group for 2022 remained appropriate, but removed Verso Corporation in light of its having been acquired earlier in 2022. As a result, the peer group for 2023 was as follows, with the Company positioned at the 40th percentile in revenue at the time of adoption:

Peer Group for 2023 Compensation Decisions
AptarGroup, Inc. (ATR)	P.H. Glatfelter Company (GLT)
Avery Dennison Corporation (AVY)	Packaging Corporation of America (PKG)
Berry Global Group, Inc. (BERY)	Resolute Forest Products Inc. (RFP)
Clearwater Paper Corporation (CLW)	Sealed Air Corporation (SEE)
Crown Holdings, Inc. (CCK)	Silgan Holdings Inc. (SLGN)
Graphic Packaging Holding Company (GPK)	Sonoco Products Company (SON)
Greif, Inc. (GEF)	Tupperware Brands Corporation (TUP)
O-I Glass, Inc. (OI)

In the second half of 2023, the Committee reviewed the peer group for purposes of assisting with pay decisions for 2024. During this assessment, the Committee reviewed existing peers for continued quantitative similarity and determined to remove Tupperware Brands Corporation in light of substantial decreases in its revenue, market capitalization and enterprise value. Resolute Forest Products was also removed following its acquisition by Domtar Corporation. The Committee also considered a number of additional potential peers identified in the manner described in the previous paragraph and determined to add Louisiana Pacific Corporation and Sylvamo Corporation as new peers for 2024. Following the adjustments described above, the Company’s revenue positioning improved to the 50th percentile at the time of adoption.

Peer Group for 2024 Compensation Decisions
AptarGroup, Inc. (ATR)	O-I Glass, Inc. (OI)
Avery Dennison Corporation (AVY)	P.H. Glatfelter Company (GLT)
Berry Global Group, Inc. (BERY)	Packaging Corporation of America (PKG)
Clearwater Paper Corporation (CLW)	Sealed Air Corporation (SEE)
Crown Holdings, Inc. (CCK)	Silgan Holdings Inc. (SLGN)
Graphic Packaging Holding Company (GPK)	Sonoco Products Company (SON)
Greif, Inc. (GEF)	Sylvamo Corporation (SLVM)
Louisiana Pacific Corporation (LPX)

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2023 EXECUTIVE COMPENSATION PROGRAM IN DETAIL

Base Salary

We set our executives’ base salaries at competitive levels necessary to attract and retain top-performing senior executives and to compensate senior executives for their job responsibilities and level of experience. In making base salary decisions, the Committee considers the CEO’s recommendations, as well as each NEO’s position and level of responsibility within the Company. The Committee also takes into account factors such as relevant market data as well as individual performance and contributions.

In the first quarter of 2023, as part of its regular annual review of executive compensation, the Committee reviewed the base salaries of our then-serving NEOs. As a result, the Committee determined to increase our NEOs’ base salaries in order to ensure that those salaries continued to be market competitive and appropriately reflect the NEO’s past and expected future contribution levels. Additionally, Mr. Wulf’s base salary was increased by approximately 10% in recognition of the then-upcoming merger of our legacy Food Merchandising and Beverage Merchandising business units, which would result in a material expansion in his responsibilities and the size of the business unit under his leadership.

The table below discloses the annual base salary rates of our NEOs as of year-end 2022 and 2023:

Name	2022	2023	% Change
Michael J. King	$1,250,000	$1,289,000	3%
Jonathan H. Baksht	$750,000	$775,000	3%
Timothy A. Levenda	$800,000	$825,000	3%
Chandra J. Mitchell	$550,000	$580,000	5%
Eric A. Wulf	$525,000	$575,000	10%

Annual Incentive Plan

Our Annual Incentive Plan, or AIP, is designed to provide an opportunity for our senior executives, including our NEOs, to earn an annual incentive, paid in cash, based on the achievement of certain financial targets and strategic priorities established by the Committee at the beginning of each year. Actual payouts are a percentage of each executive’s target award amounts based on these results and may range between 0% and 200% of target based on actual Company and individual performance results.

Each NEO’s incentive target is a percentage of base salary and is based on the NEO’s level of responsibility and ability to impact overall results. The Committee also consults with Pearl Meyer and considers market data in setting target award amounts. The Committee evaluated our NEOs’ AIP targets in the first quarter of 2023, as part of its regular annual review of executive compensation, and determined that existing target award percentages were appropriate. The table below discloses the annual incentive targets of our NEOs as of year-end 2022 and 2023.

Name	2022 AIP Award Target (as a % of base salary)	2023 AIP Award Target (as a % of base salary)	% Change
Michael J. King	125%	125%	—
Jonathan H. Baksht	75%	75%	—
Timothy A. Levenda	70%	70%	—
Chandra J. Mitchell	65%	65%	—
Eric A. Wulf	65%	65%	—

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2023 AIP Financial Performance Metrics, Weightings and Results

In 2023, we used Adjusted EBITDA and Free Cash Flow as the financial performance metrics in the AIP to place an emphasis on profitability and cash generation. Adjusted EBITDA for these purposes is defined in Annex A hereto. Free Cash Flow for these purposes is defined as net cash provided by operating activities less capital expenditures.

The 2023 AIP approved by the Committee weighted Adjusted EBITDA performance at 85% and Free Cash Flow performance at 15%. For each of the two metrics, the Committee established a maximum amount, a target amount and a threshold amount, which are disclosed in the chart below. For Free Cash Flow, the actual percent of target achieved is calculated based on straight-line interpolation between incremental goal levels. For Adjusted EBITDA, the Committee established a “collar” of 2.5% around the target level, with a 100% payout for any result within the collar range; above or below the collar, the payout increases or decreases linearly until it hits the maximum or threshold level, as applicable.

In carrying forward from the 2022 AIP these metrics and relative weighting, the Committee recognized the effectiveness of the 2022 AIP in incentivizing management to return the business to Adjusted EBITDA growth. In addition, in light of heightened uncertainty in the macroeconomic environment at the time, as well as the uncertainty arising from the planned restructuring of the Company’s legacy Beverage Merchandising business unit, the Committee determined to establish the aforementioned “collar.” The Committee also determined, in light of the adoption of the “collar” mechanism, to extend the leverage curve by making the maximum and threshold levels respectively 10% above and below the ends of the target collar.

The chart below shows the 2023 AIP’s targets, as well as actual results.

Payout Level	% of Target	2023 Performance Metrics and Levels
		Adjusted EBITDA	Free Cash Flow
		(85% Weighting)	(15% Weighting)
Maximum	200%	$868 million	$184 million
Target	100%	Range from $751 million to $789 million	$167 million
Threshold	50%	$676 million	$150 million
Actual Results (1)		$840 million	$249 million
		164% of Target	200% of Target
Earned Amount, Based on Pre-Established Goals		169% of Target

(1)	Except as described above with respect to the 2.5% collar around the target level, the actual percent of target achieved is calculated based on straight-line interpolation between incremental goal levels established between threshold and target and target and maximum.

In selecting the target metrics, the Committee intended to incentivize continued growth in Adjusted EBITDA and Free Cash Flow, despite the numerous financial and operational uncertainties facing the Company in 2023. The Committee also considered that, as a result of a number of material adjustments between 2022 and 2023, including the Adjusted EBITDA and Free Cash Flow impact of the divestiture of Beverage Merchandising Asia in 2022 and the restructuring of the Company’s legacy Beverage Merchandising operations, including the closure of its mill in Canton, North Carolina, the Company’s run-rate performance level for the remaining assets would be lower. Thus, although the target Adjusted EBITDA performance for 2023 represented a decrease in nominal terms from 2022 performance, the Committee believed that it nevertheless represented an increase in financial performance on a run-rate basis in light of the aforementioned material changes to the business.

In the first quarter of 2024, the Committee reviewed financial performance against the pre-determined goals and determined that the 2023 AIP would pay out 169% according to its terms, as set forth in the table above. The Committee determined that this was an appropriate payout with no discretion applied in light of the Company’s financial performance and management’s execution against strategic objectives.

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2023 AIP Award Payouts

Based on the above, actual payouts under the 2023 AIP to NEOs as compared to target AIP opportunity were as follows:

Name (1)	AIP Target (as a % of Base Salary)	Target AIP Payout	Actual Cash Payout	Actual Cash Payout (as a % of Target)
Michael J. King	125%	$1,602,573	$2,712,035	169%
Jonathan H. Baksht	75%	$577,913	$978,002	169%
Timothy A. Levenda	70%	$574,385	$972,032	169%
Chandra J. Mitchell	65%	$373,529	$632,123	169%
Eric A. Wulf	65%	$367,965	$622,706	169%

(1)	As noted above in the discussion of base salary, each NEO’s base salary was increased during 2023. These increases were effective on March 6, 2023, and the NEOs’ target AIP payouts for 2023 were prorated accordingly.

Long-Term Incentive Plan

Our Long-Term Incentive Plan, or LTIP, is designed to recognize and reward, and incentivize the performance and retention of, those who have the direct ability to drive our financial performance over the long term. Long-term incentives are intended to align with our business strategy and leadership objectives by keeping management focused on growth and profitability, as well as creating long-term shareholder value.

Grants under the LTIP are comprised of simultaneous, equally-weighted performance share unit, or PSU, and restricted stock unit, or RSU, awards, as set forth below:

Equity Vehicle	Weighting	Description
PSUs	50%	PSUs are earned and converted into shares based on our performance against specific financial goals; earned PSUs vest in full on the third anniversary of the grant date.
RSUs	50%	RSUs vest in equal installments (one-third each year) over a three-year period, on the first, second and third anniversaries of the grant date.

Each participant in the LTIP is assigned a target LTIP award, which is a percentage of base salary. That dollar amount is then converted into a number of shares based on the price of our stock as near as reasonably practicable to the date of the grant, with half the shares being awarded as PSUs and the other half as RSUs. In assigning a target LTIP award, the Committee consults with Pearl Meyer and considers a variety of factors, including benchmarking data on competitive long-term incentive values and the NEO’s position within the Company.

As a newly-public company, we established our first equity-based LTIP in 2021. In the first quarter of 2023, as part of its regular annual review of executive compensation, after assessing the results of the Company’s first two years with an equity-based LTIP, and after consultation with Pearl Meyer, the Committee increased certain of the Company’s executives’ target LTIP awards to continue to improve their competitive positioning relative to our direct peers and the broader market in which we compete for executive talent. The table below discloses the target LTIP award of our NEOs as of year-end 2022 and 2023:

Name	2022 Target LTIP Award (as a % of base salary)	2023 Target LTIP Award (as a % of base salary)	% Change
Michael J. King	320%	500%	56%
Jonathan H. Baksht	250%	250%	—
Timothy A. Levenda	120%	165%	38%
Chandra J. Mitchell	100%	165%	65%
Eric A. Wulf	100%	140%	40%

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The table below discloses the 2023 target LTIP award and the total target LTIP award for each of our NEOs for 2023.

Name	2023 Target LTIP Award (as a % of base salary)	2023 Target LTIP Award
Michael J. King	500%	$6,445,000
Jonathan H. Baksht	250%	$1,937,500
Timothy A. Levenda	165%	$1,361,250
Chandra J. Mitchell	165%	$957,000
Eric A. Wulf	140%	$805,000

The table below shows the actual LTIP grants made for 2023 for each of the NEOs:

Name	2023 Long-Term Incentive Awards
	2023 LTIP PSU Awards		2023 LTIP RSU Awards
	# of Units at Target	Grant Date Fair Value (1)	# of Units	Grant Date Fair Value (1)
Michael J. King	328,157	$3,222,502	328,157	$3,222,502
Jonathan H. Baksht	98,651	$968,753	98,651	$968,753
Timothy A. Levenda	69,310	$680,624	69,310	$680,624
Chandra J. Mitchell	48,727	$478,499	48,727	$478,499
Eric A. Wulf	40,988	$402,502	40,988	$402,502

(1)	The 2023 LTIP awards were converted from target dollar amounts into shares based on the closing price on March 8, 2023 ($9.82), the grant date.

A Closer Look at the 2023 LTIP PSUs

The number of shares of our common stock into which each PSU granted under the 2023 LTIP will be converted upon settlement depends on our Adjusted EBITDA performance in calendar year 2025 and can range between 0% and 200% of the target number. Any PSUs earned fully vest on the third anniversary of the grant date, subject to the NEO’s continued service with us.

The Committee determined that using Adjusted EBITDA as the sole performance metric for the PSUs granted under the 2023 LTIP was appropriate given the Company’s goal of incentivizing Adjusted EBITDA growth. The Committee also considered the fact that the Company was still in the process of building a solid foundation as a newly public company.

Dividend Equivalent Rights

Our PSUs and RSUs granted on or after January 1, 2022 carry share-settled non-preferential dividend equivalent rights. These rights entitle the recipient to receive, upon the settlement of the applicable equity award, for each share of our common stock for which the PSUs or RSUs are settled, a fractional share of our common stock for each dividend that we pay on shares of our common stock between the grant date and the day the awards vest and are settled equal to the fraction of a share that the holder of one share of common stock would have been able to purchase using the dividend paid in respect of such share at the closing price of our shares on the date of the dividend payment.

Our PSU and RSU awards granted before January 1, 2022 carry cash-settled dividend equivalent rights that entitle the recipient to receive, upon the settlement of the applicable equity award, for each share of our common stock for which the PSUs or RSUs are settled, an amount of cash for each dividend that we pay on shares of our common stock between the grant date and the day the awards vest and are settled equal to the amount of cash that the holder of one share of common stock would have if the holder had used the dividend to purchase shares of our common stock at the closing price of our shares on the date of the dividend payment, and then sold those shares at the closing price of our stock on the date of the settlement of the award.

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All dividend equivalent rights, whether cash-settled or share-settled, are paid only if and when the underlying awards vest and settle.

Preview of Certain 2024 Compensation Policy Changes

Throughout 2023, the Committee worked with Pearl Meyer to conduct a thorough and holistic review of the Company’s executive compensation arrangements and policies with a view toward standardizing the Company’s treatment of its executives (particularly in view of the fact that certain executives are party to an employment agreement while others are not) and bringing practices in greater alignment with peer and market practice.

To this end, in the first quarter of 2024, the Committee adopted an Involuntary Termination Protection Policy applicable to the NEOs and certain other high-level employees of the Company. Under this policy, each participating employee will receive severance benefits as summarized below:

	CIC Termination		Non-CIC Termination
	CEO	Other NEO	CEO	Other NEO
Cash Severance Multiple	2.5x	2.0x	2.0x	1.0x
Severance Basis	Annual Base Salary plus Target AIP	Annual Base Salary plus Target AIP	Annual Base Salary plus Target AIP	Annual Base Salary plus Target AIP
Pro-Rata Bonus	Yes, for Year of Termination	Yes, for Year of Termination	Yes, for Year of Termination	Yes, for Year of Termination
Unvested Equity Treatment	Full Acceleration	Full Acceleration	Forfeited	Forfeited
Benefits Continuation	18 months	18 months	18 months	18 months

For purposes of this policy, a “CIC Termination” is an involuntary termination occurring within two years of a change in control. A “Non-CIC Termination” in an involuntary termination that is not a CIC Termination. An involuntary termination is a termination of employment by the Company for cause (as defined in the policy), by the participant for good reason (as defined in the policy) or as a result of the participant’s death or disability.

Further, also during the first quarter of 2024, and as described in greater detail elsewhere in this Proxy Statement, the Committee adopted an Amended and Restated Equity Incentive Plan that would, among other things:

●	with certain exceptions, change the standard for equity acceleration in connection with a change of control from single-trigger to double-trigger;

●	eliminate the plan’s share recycling provision;

●	adopt a maximum share grant size;

●	require that awards granted by the Committee have a minimum vesting term of one year, with a 5% de minimis exception;

●	increase the number of shares available for issuance; and

●	increase the maximum number of shares that may be added to the number of shares available for issuance each year under the existing evergreen provision from up to 1% of shares outstanding to up to 3%, to ensure that the Committee remains able to provide adequate equity compensation to employees.

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This amendment and restatement of the Company’s Equity Incentive Plan is subject to approval of the Company’s shareholders at the Annual Meeting.

Neither the Involuntary Termination Protection Policy nor the Amended and Restated Equity Incentive Plan summarized in this preview section applied during 2023. Therefore, each will be summarized in greater detail in the Company’s next proxy statement, and their impact is not reflected in the narrative and tabular disclosure below.

OTHER COMPENSATION PRACTICES, POLICIES & GUIDELINES

Stock Ownership Guidelines

In the first quarter of 2023, we adopted formal stock ownership guidelines for our CEO, his direct reports and our independent directors. Under our stock ownership guidelines, our CEO is expected to accumulate and hold a number of covered securities with a value equal to six times annual base salary, each of our other executives is expected to accumulate and hold a number of covered securities with a value equal to two times annual base salary and each of our independent directors is expected to accumulate and hold a number of covered securities with a value equal to five times the annual cash retainer. For purposes of these guidelines, a covered security is a share of our common stock or an unvested RSU. Unvested PSUs do not qualify as covered securities. Those covered by our stock ownership guidelines are expected to satisfy them within five years from the adoption of the guidelines (or the time when the individual first becomes subject to the guidelines).

Recoupment of Incentive Compensation, or Clawback, Policy

In connection with our IPO, we adopted a clawback policy applicable to our executive officers. In the third quarter of 2023, we amended and restated the policy to reflect regulatory developments. Under this policy, if we restate our financial statements due to material non-compliance with any financial reporting requirement under the securities laws, the Committee with limited exceptions must require the officer to repay incentive compensation that would not have been payable absent the error. Incentive compensation for purposes of this policy means an officer’s compensation that is granted, earned or vested based wholly or in part on attainment of a financial measure, but does not include base salary, time-vesting awards or other compensation that is granted, vested or earned based solely on the occurrence or non-occurrence of non-financial events. During 2023, there were no events that triggered a right to a clawback from any of our NEOs.

Anti-Hedging & Pledging Policy

We have an insider trading policy that, among other things, prohibits insiders from engaging in short sales of our common stock, hedging ownership positions in our common stock (including by engaging in transactions in publicly-traded options such as puts and calls or prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) and other derivative securities relating to our common stock and pledging any of our securities.

Other Compensation—Retirement and Welfare Benefits

Retirement and welfare benefit programs are a necessary element of the total compensation package to ensure a competitive position in attracting and retaining a committed workforce. Participation in these programs is not tied to performance. Our specific contribution levels to these programs are reviewed annually to maintain a competitive position while considering costs.

●	Employee Savings Plan. All non-union employees in the United States, including our NEOs, are eligible to participate in a tax-qualified retirement savings plan under Section 401(k) of the Internal Revenue Code. There are two such plans: Pactiv employees and select other employees of our consolidated group participate in one plan, and Evergreen employees participate in the other plan. For both plans, the employing subsidiary makes matching contributions of 100% of the first 6% of an employee’s elective deferral contribution. All participants’ elective deferrals and all of our matching contributions are 100% vested when contributed.

●	Pension Plan for Pactiv Evergreen. Certain employees, including Mr. Wulf, have frozen pension benefits under the Pension Plan for Pactiv Evergreen, an ERISA-qualified defined benefit plan maintained by one of our subsidiaries. These legacy entitlements include a final average pay provision, which was frozen on October 31, 2010, and a cash balance provision, which was frozen on December 31, 2011.

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●	Welfare Plans. Our executives are also eligible to participate in our broad-based health and welfare plans (including medical, dental, vision, life insurance and disability plans) under the same terms and conditions as other employees.

●	Relocation Benefits. We provide relocation benefits to newly-hired executives to facilitate their moving to the Lake Forest area. During 2023, Mr. Baksht was the only executive entitled to such benefits. Relocation benefits paid to executives are not subject to a tax gross up.

Executive Benefits and Perquisites

●	Non-Qualified Deferred Compensation Plan. Our employees in the United States who are at a designated salary grade or above may defer up to 50% of their salary and up to 80% of their bonus each year into a nonqualified deferred compensation plan, which is a tax-deferred plan. During 2023, there were two such plans: Pactiv employees and select other of our employees participate in one plan, and Evergreen employees participate in the other plan. Effective January 1, 2024, these plans were consolidated into the Pactiv plan, which was renamed the Pactiv Evergreen Nonqualified Deferred Compensation Plan. We also make contributions to these plans mirroring percentage contributions made to the applicable tax-qualified retirement savings plans. Under the deferred compensation plans, the deferred amounts will be paid upon an employee’s “separation from service” or a specified date elected by the employee. This program is intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. The amounts deferred are unsecured obligations, receive no preferential standing and are subject to the same risks as any of our other unsecured obligations.

●	Others. We provide certain of our senior management with limited perquisites and other personal benefits, including reimbursement of certain relocation costs, executive physical services and financial planning services. The Committee periodically reviews the levels of perquisites and other personal benefits provided to our NEOs. The Committee intends to maintain only those perquisites and other benefits that it determines to be necessary components of total compensation and that are not inconsistent with shareholder interests.

Attributed costs of the personal benefits described above for our NEOs for 2023 are included in the column entitled “All Other Compensation” of the Summary Compensation Table.

Risk Assessment of Compensation Programs

We do not believe that our compensation arrangements, including financial performance measures used to determine short-term and long-term incentive payout amounts, will provide our executives with an incentive to engage in business activities or other behavior that would expose us or our shareholders to excessive risks that are reasonably likely to have a material adverse effect.

Equity Incentive Plan Information and Equity Grant Timing

We adopted the Pactiv Evergreen Inc. Equity Incentive Plan, which we refer to as the Equity Incentive Plan, in connection with our IPO. The purpose of the plan is to motivate and reward our employees, directors, consultants and advisors to perform at the highest level and to further our best interests and those of our shareholders.

We do not currently have a formal policy for the timing of equity award grants that we make under the Equity Incentive Plan, but our Committee has a practice of granting equity awards thereunder to our executive officers annually in the first quarter, although grants may occur at other times during the year, including for new hires, promotions, to address special retention needs or otherwise as determined appropriate by the Committee.

Tax and Accounting Implications

Tax Considerations of Our Executive Compensation: Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of annual compensation paid by public companies for certain executive officers to $1 million. Although our Committee is mindful of the benefits of tax deductibility when determining executive compensation, the Committee may approve compensation that will not be fully deductible in order to ensure competitive levels of total compensation for our executive officers.

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Accounting for Our Stock-Based Compensation: We account for stock-based payments, including grants under each of our equity compensation plans, in accordance with the requirements of FASB ASC Topic 718.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board that it be included in this Proxy Statement.

The Compensation Committee

LeighAnne G. Baker, Chairperson

Allen P. Hugli

Rolf Stangl

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2023 Summary Compensation Table

The following table sets forth information concerning the compensation paid to our NEOs during the years ended December 31, 2023, 2022 and 2021, except for Mr. Baksht, for whom compensation is shown for the years ended December 31, 2023 and 2022 only (reflecting that he was an NEO only during those years), and for Ms. Mitchell, for whom compensation is shown for the year ended December 31, 2023 only (reflecting that she was an NEO only during that year).

Name/Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total
Michael J. King President and CEO	2023	$1,282,059	—	$6,445,003	$2,712,035	—	$242,440	$10,681,537
	2022	$1,241,667	—	$6,104,568	$3,104,167	—	$110,626	$10,561,028
	2021	$950,000	$448,200	$5,050,217	—	—	$55,874	$6,504,291
Jonathan H. Baksht CFO	2023	$770,551	—	$1,937,506	$978,002	—	$123,559	$3,809,618
	2022	$445,310	$500,000	$1,955,688	$667,966	—	$534,679	$4,103,643
Timothy A. Levenda President, Foodservice	2023	$820,551	—	$1,361,248	$972,032	—	$143,311	$3,297,142
	2022	$800,000	—	$1,530,210	$1,438,933	—	$69,181	$3,838,324
	2021	$800,000	$567,328	$799,992	$478,008	—	$68,452	$2,713,780
Chandra J. Mitchell Chief Legal Officer and Secretary	2023	$574,660	—	$956,998	$632,123	—	$109,945	$2,273,726
Eric A. Wulf President, Food and Beverage Merchandising	2023	$566,099	—	$805,004	$622,706	$609	$98,702	$2,093,120
	2022	$525,000	—	$758,501	$828,016	$331	$44,873	$2,156,721
	2021	$525,000	$333,641	$446,264	$247,778	$326	$43,631	$1,596,640

(1)	The base salary amount reflects (i) for all executives, the increase in base salary described in the CD&A effective March 6, 2023, (ii) for Mr. King, the increase in base salary described in the CD&A effective March 1, 2022 and (iii) for Mr. Baksht, his part-year tenure in 2022.

(2)	For 2022, the amount reported represents Mr. Baksht’s cash sign-on bonus. For 2021, the amounts reported represent (i) discretionary bonuses for performance and (ii) the second tranche payments under one-time transaction bonus agreements entered into with Messrs. Levenda and Wulf, in each case, as more fully described in the 2021 CD&A.

(3)	The amounts reported represent the grant date fair value of the PSUs and RSUs granted to our NEOs during the relevant year as computed in accordance with FASB ASC Topic 718, without taking into account any estimated forfeitures related to service-vesting conditions. For each year, the awards represent the executives’ LTIP awards for that year and, in the case of Mr. King in 2021, sign-on RSU awards with grant date fair value of $2,020,083. For PSUs, the grant date fair value reported is based on the probable outcome of the performance condition as of the grant date. The aggregate grant date fair value of the PSUs, assuming the highest level of achievement under the award, is as follows for each NEO who received a PSU award:

Name	2021 PSU Maximum Achievement Payout	2022 PSU Maximum Achievement Payout	2023 PSU Maximum Achievement Payout
Michael J. King	$3,436,913	$6,104,568	$6,445,003
Jonathan H. Baksht	N/A	$1,955,688	$1,937,506
Timothy A. Levenda	$799,992	$1,530,210	$1,361,248
Chandra J. Mitchell	N/A	N/A	$956,998
Eric A. Wulf	$446,001	$758,501	$805,004

(4)	For 2023 and 2022, the reported amounts represent payments under our 2023 and 2022 AIPs, respectively, and, in the case of Messrs. Levenda and Wulf, in 2022 include payments under our legacy cash-based LTIPs as described below.

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For 2021, because no payments were earned under the terms of our 2021 AIP and, as described in greater detail in the 2021 CD&A, the payments thereunder were made as a result of the Committee’s exercise of discretion, those payments are reported under the “Bonus” column. The amounts reported for 2021 represent payments under our legacy cash-based LTIP for 2019 and 2020, as more fully described in the CD&A.

As noted earlier, Messrs. Levenda and Wulf received payments in 2022 and 2021 under our legacy cash-based LTIPs for 2019 and 2020. For each of those years, participating executives had a target award, which is multiplied by a percentage based on our results in the applicable year. The resulting amount is then divided by three and paid out over the course of the three years beginning on (and including) the applicable year, subject, in the case of the second and third payments, to our meeting applicable performance goals. The following table shows the target awards, earned percentage and earned amount for each participating NEO for our legacy cash-based LTIPs that made payments to our NEOs during the reported periods:

Name	2019 Target	2019 Achievement Percentage	2019 Earned Amount	2020 Target	2020 Achievement Percentage	2020 Earned Amount
Timothy A. Levenda	$525,000	91%	$477,225	$800,000	120%	$956,800
Eric A. Wulf	$337,500	91%	$306,786	$365,006	120%	$436,548

The following table shows the actual amounts paid in respect of the applicable years to our NEOs who received grants under these programs during the reported periods under the legacy cash-based LTIPs pursuant to which our NEOs received payments during the reported periods:

Name	2021	2022
Timothy A. Levenda
2019 Grant	$159,075	N/A
2020 Grant	$318,933	$318,933
Total	$478,008	$318,933
Eric A. Wulf
2019 Grant	$102,262	N/A
2020 Grant	$145,516	$145,516
Total	$247,778	$145,516

(5)	Mr. Wulf is entitled to receive benefits under the Pension Plan for Pactiv Evergreen. The amounts reported include increases in the value of his plan benefits. For all applicable NEOs, nonqualified deferred compensation plan assets are entirely invested in mutual funds. Accordingly, none of the applicable investment earnings from those plans are regarded as above-market earnings. The full investment earnings for 2023 are disclosed in the “2023 Nonqualified Deferred Compensation” table.

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(6)	We make contributions to 401(k) plans and nonqualified deferred compensation, or NQDC, plans. The applicable amounts for the years presented were as follows:

Name	2021 401(k) Contributions	2022 401(k) Contributions	2023 401(k) Contributions
Michael J. King	$17,400	$18,300	$19,800
Jonathan H. Baksht	N/A	$18,300	$19,800
Timothy A. Levenda	$17,400	$17,776	$19,800
Chandra J. Mitchell	N/A	N/A	$19,800
Eric A. Wulf	$17,400	$18,300	$19,800

Name	2021 NQDC Contributions	2022 NQDC Contributions	2023 NQDC Contributions
Michael J. King	$38,000	$72,077	$130,200
Jonathan H. Baksht	N/A	$20,625	$66,511
Timothy A. Levenda	$47,400	$39,740	$96,633
Chandra J. Mitchell	N/A	N/A	$57,255
Eric A. Wulf	$23,599	$19,318	$55,116

The amounts reported in this column also include the following amounts paid in settlement of dividend equivalent rights, or DERs, associated with RSUs that vested in the applicable years:

Dividend Equivalent Rights Payments
Name	Cash Payments in Settlement of DERs			Value of Share-Settled DERs (a)
	2021	2022	2023	2023
Michael J. King	—	$20,249	$37,232	$47,709
Jonathan H. Baksht	N/A	—	—	$9,716
Timothy A. Levenda	$2,247	$11,665	$14,922	$11,955
Chandra J. Mitchell	N/A	N/A	$21,567	$7,029
Eric A. Wulf	$1,302	$6,655	$8,507	$5,921

(a)	Determined by multiplying the number of shares issued in settlement of dividend equivalent rights upon the vesting of RSUs by the closing price of our common stock on the applicable vesting date.

Other benefits reported under this column include wellness credits, reimbursement of executive physical services, reimbursement of certain financial planning services and, in the case of Mr. Baksht, relocation benefits worth $23,237 and $495,754 in 2023 and 2022, respectively. Health and welfare benefits are not reported to the extent these benefits are generally available to all other salaried and non-union hourly employees. As permitted by the SEC’s disclosure rules, we have excluded perquisites and personal benefits for all NEOs, as the total value for each NEO is less than $10,000.

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2023 Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards made to the NEOs during 2023. All equity awards reported on this table carry dividend equivalent rights, as described in the CD&A.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name/ Position	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards (Number of Shares of Stock or Units) (3)	Grant Date Fair Value (4)
Michael J. King President and CEO	03/08/2023							328,157	$3,222,502
	03/08/2023				164,078	328,157	656,314		$3,222,502
		$801,287	$1,602,573	$3,205,147
Jonathan H. Baksht CFO	03/08/2023							98,651	$968,753
	03/08/2023				49,325	98,651	197,302		$968,753
		$288,956	$577,913	$1,155,826
Timothy A. Levenda President, Foodservice	03/08/2023							69,310	$680,624
	03/08/2023				34,655	69,310	138,620		$680,624
		$287,193	$574,385	$1,148,771
Chandra J. Mitchell Chief Legal Officer and Secretary	03/08/2023							48,727	$478,499
	03/08/2023				24,363	48,727	97,454		$478,499
		$186,765	$373,529	$747,058
Eric A. Wulf President, Food and Beverage Merchandising	03/08/2023							40,988	$402,502
	03/08/2023				20,494	40,988	81,976		$402,502
		$183,982	$367,965	$735,929

(1)	The amounts reported reflect the threshold, target and maximum performance-based cash incentive compensation amounts that could have been paid under the 2023 AIP. The types and weighting of the performance measures under that program are described in the CD&A. As noted in the CD&A, each NEO’s base salary was increased effective March 6, 2023, and the NEOs’ target, threshold and maximum AIP payouts for 2023 were prorated accordingly.

(2)	The amounts reported reflect the threshold, target and maximum number of shares of our common stock for which the PSUs granted in 2023 may be settled, based on the performance measures described in the CD&A.

(3)	The reported securities consist of RSUs that vest ratably in three approximately equal annual installments on the first, second and third anniversaries of the grant date, subject to continued service with us.

(4)	This column shows the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. These grant date fair values do not take into account any estimated forfeitures relating to service-vesting conditions.

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Outstanding Equity Awards at December 31, 2023

The following table sets forth information on the outstanding equity awards held by our NEOs as of December 31, 2023. All equity awards reported on this table carry dividend equivalent rights (cash-settled, in the case of awards granted prior to 2022), as described in the CD&A.

Name/Position	Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)
Michael J. King	03/12/2021 (2)	31,388	$430,329
President and CEO	03/12/2021 (3)	62,775	$860,645
	03/12/2021 (4)			47,081	$645,481
	03/02/2022 (5)	217,865	$2,986,929
	03/02/2022 (6)			653,594	$8,960,774
	03/08/2023 (7)	328,157	$4,499,032
	03/08/2023 (8)			328,157	$4,499,032
Jonathan H. Baksht	05/27/2022 (5)	62,562	$857,725
CFO	05/27/2022 (6)			187,686	$2,573,175
	03/08/2023 (7)	98,651	$1,352,505
	03/08/2023 (8)			98,651	$1,352,505
Timothy A. Levenda	03/02/2021 (2)	9,133	$125,213
President, Foodservice	03/02/2021 (4)			13,699	$187,806
	03/02/2022 (5)	54,612	$748,731
	03/02/2022 (6)			163,834	$2,246,164
	03/08/2023 (7)	69,310	$950,240
	03/08/2023 (8)			69,310	$950,240
Chandra J. Mitchell	06/24/2021 (2)	35,722	$489,749
Chief Legal Officer and Secretary	03/02/2022 (5)	32,131	$440,516
	03/02/2022 (6)			84,478	$1,158,193
	03/08/2023 (7)	48,727	$668,047
	03/08/2023 (8)			48,727	$668,047
Eric A. Wulf	03/02/2021 (2)	5,095	$69,852
President, Food and Beverage Manufacturing	03/02/2021 (4)			7,642	$104,765
	03/02/2022 (5)	27,070	$371,130
	03/02/2022 (6)			81,210	$1,113,389
	03/08/2023 (7)	40,988	$561,945
	03/08/2023 (8)			40,988	$561,945

(1)	Value is based on the closing stock price of $13.71 on the last trading day of 2023 (December 29, 2023).

(2)	The reported securities are RSUs that vest on the third anniversary of the grant date, subject to continued service with us.

(3)	The reported securities are RSUs that vest ratably in two approximately equal annual installments on the third and fourth anniversaries of the grant date, subject to continued service with us.

(4)	The reported securities are PSUs that vested on the third anniversary of the grant date. As required by Instruction 3 to Item 402(f)(2) of Regulation S-K, the number of shares reported as underlying these PSUs and the market value of those shares is calculated based on the achievement of threshold performance goals. However, because the performance period for these PSUs was calendar year 2021 and the performance metrics were not achieved, no shares were issued when these PSUs vested.

(5)	The reported securities are RSUs that vest ratably in two approximately equal annual installments on the second and third anniversaries of the grant date, subject to continued service with us.

(6)	The reported securities are PSUs that vest on the third anniversary of the grant date, subject to continued service with us and satisfaction of the applicable performance condition. As required by Instruction 3 to Item 402(f)(2) of Regulation S-K, the number of shares reported as underlying these PSUs and the market value of those shares is calculated based on the achievement of the maximum performance goal, as the previous fiscal year’s performance exceeded the target threshold.

(7)	The reported securities are RSUs that vest ratably in three approximately equal annual installments on March 2, 2024, March 2, 2025 and March 2, 2026, subject to continued service with us.

(8)	The reported securities are PSUs that vest on March 2, 2026, subject to continued service with us and satisfaction of the applicable performance condition.

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2023 Stock Vested

The following table provides information, on an aggregate basis, regarding the vesting during 2023 of RSUs previously granted to the NEOs. None of the NEOs hold stock options. None of the PSUs held by our NEOs vested during 2023.

	Stock Awards
Name	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
Michael J. King	175,928	$1,912,225
Jonathan H. Baksht	32,573	$244,949
Timothy A. Levenda	47,019	$518,046
Chandra J. Mitchell	52,408	$472,679
Eric A. Wulf	24,671	$270,956

(1)	The amounts shown in this column include the number of RSUs that vested, plus the number of shares acquired in connection with the settlement of share-settled dividend equivalent rights attributable to such RSUs in the amount of 4,222 for Mr. King, 1,292 for Mr. Baksht, 1,058 for Mr. Levenda, 622 for Ms. Mitchell and 524 for Mr. Wulf.

(2)	The amounts shown in this column are determined by multiplying the number of shares that vested by the per-share closing price of our common stock on the vesting date, plus cash-settled dividend equivalent rights attributable to such shares in the amount of $37,232 for Mr. King, $14,922 for Mr. Levenda, $21,567 for Ms. Mitchell and $8,507 for Mr. Wulf.

2023 Pension Benefits

Mr. Wulf, through his participation in the Pension Plan for Pactiv Evergreen, an ERISA-qualified defined benefit plan that we maintain, is our only NEO who is entitled to payments or benefits under any plan that provides for payments or other benefits in connection with an NEO’s retirement. The following table sets forth information with respect to his participation in that plan.

Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During 2023
Eric A. Wulf	8.33	$21,625	—

Mr. Wulf has a legacy entitlement under the Pension Plan for Pactiv Evergreen. His legacy entitlement includes a final average pay provision and a cash balance provision. The benefit formula for the final average pay provision under normal retirement is a monthly amount equal to 55% of the executive’s final average compensation, multiplied by a fraction of the number of years of participation (not exceeding 35 years) divided by 35. Final average pay accruals were frozen as of October 31, 2010. The benefit formula for the cash balance provision was a monthly contribution credit of between 2.5% and 5% of compensation for that month (with the specific percentage based on age), plus an interest credit added each month. Cash balance accruals were frozen as of December 31, 2011.

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2023 Nonqualified Deferred Compensation

In 2023, we maintained nonqualified deferred compensation plans that allowed participants to defer portions of their compensation. The purpose of these plans is to allow participants to defer receipt of compensation, and therefore associated tax obligations, to a date elected by the participant. The following table sets forth information on each NEO’s participation in these plans, a description of which is set forth in the CD&A.

Name	2023 Executive Contributions (1)	2023 Company Contributions (2)	2023 Aggregate Earnings	2023 Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2023
Michael J. King	$237,532	$130,200	$39,737	$(2,056)	$845,584
Jonathan H. Baksht	$86,311	$66,511	$10,677	$(498)	$138,135
Timothy A. Levenda	$579,288	$96,633	$119,982	$(5,240)	$2,329,866
Chandra J. Mitchell	$63,213	$57,255	$4,894	$(333)	$67,773
Eric A. Wulf	$62,430	$55,116	$87,221	$(1,119)	$443,143

(1)	Contributions represent the deferred portion of each NEO’s base salary and bonus amounts. The amounts in this column are included in the columns of the Summary Compensation Table from which the deferrals were made (for example, salary deferrals are reported in the “Salary” column).

(2)	The amounts shown in this column are reported in the “All Other Compensation” column of the Summary Compensation Table.

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EXECUTIVE EMPLOYMENT ARRANGEMENTS

We have employment agreements with Messrs. King, Baksht, Levenda and Wulf. These agreements generally provide for at-will employment and include the NEO’s base salary, an indication of eligibility for AIP and LTIP grants and certain other benefits. We do not have an employment agreement with Ms. Mitchell. Our employment agreements with NEOs are summarized in the table below and the following narrative. As described above, in the first quarter of 2024, the Committee adopted an Involuntary Termination Protection Policy that provides benefits that supersede those provided by the employment agreements summarized below. The table and narrative below summarize our executive employment arrangements as of December 31, 2023 and therefore do not reflect the impact of the Involuntary Termination Protection Policy or the proposed amendment and restatement of our Equity Incentive Plan.

Executive/Position	Base Salary (1)	AIP Target (1) (2)	LTIP Target (1) (2)	Severance (1)
Michael J. King President and CEO	$1,289,000	125%	500%

●    12 months’ base salary plus prorated target AIP award upon a termination without “cause,” which in this table is defined in the applicable employment agreement.

●    24 months’ base salary plus prorated target AIP award if there is a qualifying termination after a “Sale of Business,” which in this table is defined in the applicable employment agreement. (3)

●    12 months of COBRA continuation coverage, or a lump-sum cash payment equal to the premiums in lieu of such coverage.

Jonathan H. Baksht CFO	$775,000	75%	250%

●    12 months’ base salary plus prorated target AIP award upon a termination without “cause.”

●    24 months’ base salary plus prorated target AIP award if there is a qualifying termination after a “Sale of Business.” (3)

●    12 months of COBRA continuation coverage, or a lump-sum cash payment equal to the premiums in lieu of such coverage.

Timothy A. Levenda President, Foodservice	$825,000	70%	165%

●    12 months’ base salary plus prorated target AIP award upon a termination without “cause.”

●    24 months’ base salary plus target AIP award if there is a qualifying termination after a “Sale of Business.” (3)

●    12 months of COBRA continuation coverage, or a lump-sum cash payment equal to the premiums in lieu of such coverage.

Chandra J. Mitchell Chief Legal Officer and Secretary (4)	$580,000	65%	165%	None.
Eric A. Wulf President, Food and Beverage Merchandising	$575,000	65%	140%

●    12 months’ base salary upon a termination without “cause.”

●    24 months’ base salary plus prorated target AIP award if there is a qualifying termination after a “Sale of Business.” (3)

●    12 months of COBRA continuation coverage, or a lump-sum cash payment equal to the premiums in lieu of such coverage.

(1)	As of December 31, 2023.

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(2)	As a percentage of base salary.

(3)	Increased severance is provided if, within 12 months after a “Sale of Business,” as defined in the applicable employment agreement, the executive is terminated without “cause,” as defined in the applicable employment agreement, or the executive resigns following a material reduction in remuneration or scope of duties. These terminations are referred to as “qualifying terminations” in this table. Severance would be paid in equal installments over the applicable severance period.

(4)	Ms. Mitchell is not party to an employment agreement.

Michael J. King

At December 31, 2023, Mr. King, our President and CEO, had an annual base salary of $1,289,000 and was eligible for a target AIP award of 125% of his base salary and a target LTIP award of 500% of his base salary.

We entered into an employment agreement with Mr. King as of March 5, 2021, which we refer to as the King Employment Agreement. Pursuant to the King Employment Agreement, in addition to participating in our AIP and LTIP programs, Mr. King is eligible to participate in our employee health and welfare and vacation policies to the extent he meets the eligibility requirements. Mr. King is also required to comply with our standard restrictive covenant agreement, as described below.

Please see “Potential Payments upon Termination, Change in Control or Certain Other Events” below for more information on the King Employment Agreement.

Jonathan H. Baksht, Timothy A. Levenda and Eric A. Wulf

At December 31, 2023, Mr. Baksht, our CFO, had an annual base salary of $775,000 and was eligible for a target AIP award of 75% of his base salary and a target LTIP award of 250% of his base salary; Mr. Levenda, the President of our Foodservice segment, had an annual base salary of $825,000 and was eligible for a target AIP award of 70% of his base salary and a target LTIP award of 165% of his base salary; and Mr. Wulf, the President of our Food and Beverage Merchandising segment, had an annual base salary of $575,000 and was eligible for a target AIP award of 65% of his base salary and a target LTIP award of 140% of his base salary.

We entered into an employment agreement with Mr. Baksht as of May 27, 2022, which we refer to as the Baksht Employment Agreement; with Mr. Levenda as of July 31, 2019, which we refer to as the Levenda Employment Agreement; and with Mr. Wulf as of July 8, 2019, which we refer to as the Wulf Employment Agreement. Pursuant to their employment agreements, in addition to participating in our AIP and LTIP programs, Messrs. Baksht, Levenda and Wulf are eligible to participate in our employee health and welfare and vacation policies to the extent they meet the eligibility requirements. They are also required to comply with our standard restrictive covenant agreement, as described below.

Please see “Potential Payments upon Termination, Change in Control or Certain Other Events” below for more information on the Baksht Employment Agreement, the Levenda Employment Agreement and the Wulf Employment Agreement.

Restrictive Covenant Agreements

As discussed above, each of the employment agreements with our NEOs to which we are party, which we collectively refer to as the Employment Agreements, requires the executive counterparty to enter into a restrictive covenant agreement that, among other things, contains a perpetual confidentiality covenant and non-competition and non-solicitation covenants that apply during the executive’s employment and for one year after the termination thereof for any reason. Each of our NEOs, including those who are not party to an employment agreement, has also signed our standard form equity award agreements, which also contain similar restrictive covenants.

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Potential Payments Upon Termination, Change in Control or Other Events

The terms of the Employment Agreements as they relate to potential payments upon termination, change in control and certain other events are generally the same, except as noted below. Except as noted, the description below applies to each Employment Agreement, and refers to Messrs. King, Baksht, Levenda and Wulf as the “Executive.”

As noted earlier, Ms. Mitchell was not party to an employment agreement with us. The following summary is qualified in its entirety by reference to the Employment Agreements and the Equity Incentive Plan. Also as noted earlier, the discussion below summarizes our executive employment arrangements as of December 31, 2023 and therefore does not reflect the impact of the Involuntary Termination Protection Policy or the proposed amendment and restatement of our Equity Incentive Plan.

Employment Agreements

Termination Without Cause: Under the Employment Agreements, if we terminate the Executive’s employment with us for a reason other than cause (as defined in the Employment Agreement and summarized below) and the termination occurs before a change of control (which is defined in the Employment Agreement using the term “sale of business” as is summarized below), then the Executive will receive (i) payment of an amount equal to the annual base salary in 12 equal monthly installments during the 12 months after the separation date; (ii) payment of the target AIP award for the year of termination, prorated through the date of termination, also in 12 equal monthly installments during the 12 months after the separation date, except in the case of the Wulf Employment Agreement, in which case no amounts are payable under this clause (ii); and (iii) continued coverage by our health plan in effect from time to time for 12 months after the separation date, except that we may elect to pay the Executive a lump-sum cash payment equal to the total monthly premiums that would have been paid by us for the Executive under the health plan if providing the coverage would violate the terms of our health plan or applicable law.

Termination Following Sale of Business: If we terminate the Executive’s employment with us for a reason other than cause, or if the position is materially reduced in remuneration or scope of duties and the Executive terminates employment, in each case within 12 months of the closing of a sale of business, then the Executive will receive (i) payment of an amount equal to twice the annual base salary in 24 equal monthly installments during the 24 months after the separation date; (ii) payment of the target AIP award for the year of termination (which, in the case of the King Employment Agreement, the Baksht Employment Agreement and the Wulf Employment Agreement, will be prorated through the date of termination), also in 24 equal monthly installments during the 24 months after the separation date; and (iii) continued coverage by our health plan in effect from time to time for 12 months after the separation date, except that we may elect to pay the Executive a lump-sum cash payment equal to the total monthly premiums that would have been paid by us for the Executive under the health plan if providing the coverage would violate the terms of our health plan or applicable law.

Death or Disability: No severance is payable under the Employment Agreements in the event of termination of the Executive’s employment with us due to death or disability.

Conditions for Payment: The payment of severance to an Executive under the applicable Employment Agreement as described above is subject to the Executive’s signing a release of claims agreement with us (which, in the case of the King Employment Agreement and the Baksht Employment Agreement will also contain non-defamation and non-disparagement covenants applicable to the Executive, and in the case of the Wulf Employment Agreement, will also include a release by us in the Executive’s favor) and continued compliance with the applicable restrictive covenant agreement. If the Executive breaches the applicable restrictive covenant agreement, any right to any further severance will immediately terminate, and a breach may be waived only by us in writing.

Equity Incentive Plan and Award Agreements

The Equity Incentive Plan provides that, in the event of a change in control (as defined in the Equity Incentive Plan and summarized below), all outstanding awards under the Equity Incentive Plan will immediately vest and settle, and any performance criteria to which the awards are subject will be deemed to be satisfied at target.

In the first quarter of 2024, the Committee adopted an amendment and restatement of our Equity Incentive Plan that, if adopted by our shareholders at the Annual Meeting, would change the treatment of certain awards in the event of a change in control. However, as noted above, this summary speaks as of December 31, 2023 and does not address the impact of the amendment and restatement, if adopted.

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Earlier Grants

Under the award agreements under the Equity Incentive Plan for RSUs issued on or before December 31, 2021, if the Executive dies or retires (as defined in the Equity Incentive Plan and summarized below) before the award fully vests, but after the Executive has been employed by us for at least 12 months after the grant date, then (subject to the Executive signing a customary release of claims in our favor, in the case of termination of service due to retirement) a pro rata portion of the next tranche of the award to vest will be accelerated, based on a fraction, the numerator of which is the number of full months during such vesting period that the Executive was employed, and the denominator of which is 12.

Under the award agreements under the Equity Incentive Plan for PSUs issued on or before December 31, 2021, if the Executive dies or retires (as defined in the Equity Incentive Plan and summarized below) before the award fully vests, but after the Executive has been employed by us for at least 12 months after the grant date, then (subject to the Executive signing a customary release of claims in our favor, in the case of termination of service due to retirement) a pro rata portion of the award will be accelerated, based on a fraction, the numerator of which is the number of full months during the vesting period that the Executive was employed, and the denominator of which is 36, with the number of shares for which each PSU is settled being determined based on the likely level of achievement of the applicable performance condition, as determined by the Committee in its sole discretion.

Later Grants

Under the award agreements under the Equity Incentive Plan for RSUs issued after December 31, 2021, if the Executive dies before the award fully vests, but after the first anniversary of the grant date, then a pro rata portion of the remaining tranches of the award to vest will be accelerated, based on a fraction for each remaining tranche, the numerator of which is the number of full months during the vesting period for such tranche that the Executive was employed, and the denominator of which is the number of months during such vesting period.

Under the award agreements under the Equity Incentive Plan for PSUs issued after December 31, 2021, if the Executive dies before the award vests, but after the first anniversary of the grant date, then a pro rata portion of the award will be accelerated, based on a fraction, the numerator of which is the number of full months during the vesting period that the Executive was employed, and the denominator of which is 36, with the number of shares for which each PSU is settled being determined based on the likely level of achievement of the applicable performance condition, as determined by the Committee in its sole discretion.

Under the award agreements under the Equity Incentive Plan for RSUs and PSUs issued after December 31, 2021, if the Executive undergoes a qualifying retirement (as defined below) before the award fully vests, but after the Executive has been employed by us for at least six months after the grant date, then (subject to the Executive signing a customary release of claims in our favor) any unvested RSUs or PSUs will continue to vest as if the Executive had not retired.

Baksht Sign-On RSU Grant

The award agreement with respect to the RSUs issued to Mr. Baksht upon the commencement of his employment with us is identical to the award agreements with respect to other RSU grants made in 2022, as described above, except that it also provides that if Mr. Baksht is terminated without cause (as defined below with respect to the Baksht Employment Agreement), before the last annual tranche of such RSUs vests, then (subject to Mr. Baksht signing a customary release of claims in our favor) any unvested RSUs that would have vested on the next annual vesting date will be accelerated.

Dividend Equivalent Rights

All equity awards carry dividend equivalent rights as described above in the CD&A, and upon a full or partial acceleration of vesting as described in this section all accrued dividend equivalent rights are paid out.

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Definitions

As used in this section, “cause” means, in the good faith determination of the CEO (except in the case of the King Employment Agreement and the Baksht Employment Agreement, in which case such determination is by the Company or the Board), that the Executive has engaged in conduct consisting of (i) in the case of the King Employment Agreement and the Baksht Employment Agreement, fraud, conviction of a crime or other willful or intentional misconduct related to the Executive’s duties; (ii) in the case of Employment Agreements other than the King Employment Agreement and the Baksht Employment Agreement, dishonesty or other serious misconduct related to the Executive’s duties; or (iii) willful and continual failure (unless due to incapacity resulting from mental or physical illness) to perform the Executive’s employment duties after written demand for substantial performance is delivered to the Executive by us specifically identifying the manner in which the Executive has not substantially performed the Executive’s duties (and, in the case of the King Employment Agreement, the Baksht Employment Agreement and the Wulf Employment Agreement, provided that the Executive has not cured such failure after 30 days).

As used in this section, “sale of business” means the sale or other disposition of (i) more than 50% of our equity interests (or, in the case of Employment Agreements other than the King Employment Agreement and the Baksht Employment Agreement, those of our direct or indirect parent) to a non-affiliated party or (ii) more than 50% of the business or assets that, as of the most recent year end, generated more than 50% of our EBITDA (as determined in good faith by our CEO, or, in the case of the King Employment Agreement and the Baksht Employment Agreement, by the Board, based on our financial statements), but a disposition as a result of lender foreclosure on assets or pursuant to a bankruptcy or judicially administered reorganization is not a sale of business.

As used in the Equity Incentive Plan, “change in control” means the occurrence of any one or more of the following events: (i) a direct or indirect change in control of us effected through one or more transactions within a 12-month period whereby any person other than we, directly or indirectly, acquires or maintains beneficial ownership of our securities constituting more than 50% of the total combined voting power of our securities issued and outstanding immediately after the acquisition, (ii) at any time during a period of 24 consecutive months, individuals who at the beginning of the period constitute the Board cease for any reason to constitute a majority of the Board, but any new member of the Board whose nomination was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose nomination was so approved, will be considered as though the new member were a member of the Board at the beginning of the period, but excluding any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board, (iii) the consummation of a merger of us or any of our subsidiaries with any other entity, other than a merger that would result in our voting securities issued and outstanding immediately before such merger continuing to represent (either by remaining issued and outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 50% of the combined voting power and total fair market value of our securities or those of the surviving entity or parent issued and outstanding immediately after such merger or (iv) the consummation of any sale, lease, exchange or other transfer to any person other than one of our affiliates in one or more transactions within a 12-month period, of all or substantially all of the assets of us and our subsidiaries.

As used in the award agreements under the Equity Incentive Plan entered into after December 31, 2021, “qualifying retirement” means, with respect to any participant, retirement on or after the earliest to occur of (i) the date on which the participant attains age 62, (ii) the date on which the participant attains age 55 and has completed 15 years of service with us or an affiliate or predecessor or (iii) the date on which the sum of the number of whole years in the participant’s age plus the number of whole years of service provided to us and our affiliates or predecessors equals at least 75; provided, that the participant has notified us of such retirement at least six months in advance.

As used in the Equity Incentive Plan and the award agreements thereunder entered into on or before December 31, 2021, “retirement” means, with respect to any participant, voluntary termination of service on or after the earliest to occur of (i) the date on which the participant attains age 62, (ii) the date on which the participant attains age 55 and has completed 10 years of service with us or an affiliate or predecessor or (iii) the participant’s age plus years of service with us or an affiliate or predecessor totals at least 70.

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Table of Estimated Payments

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the NEOs serving as of the end of 2023 under our employment arrangements in effect at that time. Payments and benefits are estimated assuming that the triggering event took place on the last trading day of 2023 (December 29, 2023) and the price per share of our common stock is the closing price of our common stock on that date of $13.71. There can be no assurances that a triggering event would produce the same or similar results as those estimated below if it were to occur on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

	Potential Payments Upon
Name	Termination Without Cause Without Change in Control	Change in Control (1)	Qualifying Termination Within 12 Months After a Sale of Business (2)	Death (3)	Retirement (4)
Michael J. King
Cash (5)	$2,891,573	—	$4,180,573	—	—
Acceleration of Equity Vesting (6)	—	$20,375,304	—	$9,106,492	—
Other Benefits (7)	$14,745	—	$14,745	—	—
Total Benefits	$2,906,319	$20,375,304	$4,195,319	$9,106,492	—
Jonathan H. Baksht
Cash (5)	$1,352,913	—	$2,127,913	—	—
Acceleration of Equity Vesting (6)	$460,766	$5,133,408	$460,766	$2,067,046	—
Other Benefits (7)	$14,745	—	$14,745	—	—
Total Benefits	$1,828,424	$5,133,408	$2,603,424	$2,067,046	—
Timothy A. Levenda
Cash (5)	$1,399,385	—	$2,224,385	—	—
Acceleration of Equity Vesting (6)	—	$4,573,744	—	$2,117,750	$6,335,020
Other Benefits (7)	$15,478	—	$15,478	—	—
Total Benefits	$1,414,863	$4,573,744	$2,239,863	$2,117,750	$6,335,020
Chandra J. Mitchell
Cash	—	—	—	—	—
Acceleration of Equity Vesting (6)	—	$3,043,391	—	$1,351,197	—
Other Benefits	—	—	—	—	—
Total Benefits	—	$3,043,391	—	$1,351,197	—
Eric A. Wulf
Cash (5)	$575,000	—	$1,517,965	—	—
Acceleration of Equity Vesting (6)	—	$2,491,860	—	$1,056,205	—
Other Benefits (7)	$5,349	—	$5,349	—	—
Total Benefits	$580,349	$2,491,860	$1,523,313	$1,056,205	—

(1)	Amounts reported in this column are amounts payable upon the consummation of a “change in control” (as defined in the Equity Incentive Plan) without regard to whether a termination without cause or a resignation for good reason contemporaneously or later occurs.

(2)	Qualifying termination means a termination without cause or a resignation for good reason under each Executive’s Employment Agreement. Amounts reported in this column are amounts payable in connection with a “sale of business” (as defined in the applicable Employment Agreement) if the Executive experiences a termination without cause or a resignation for good reason contemporaneously with, or within 12 months after, the consummation of such sale of business. If the “sale of business” also constitutes a “change in control” under the Equity Incentive Plan, then amounts payable hereunder are in addition to amounts reported in the “Change in Control” column, except that the amount reported in this column in the “Acceleration of Equity Vesting” row for Mr. Baksht would already have been paid in connection with a “change in control” under the Equity Incentive Plan.

(3)	Amounts reported in this column constitute the value of the equity awards whose vesting is accelerated under our equity award agreements as described above.

(4)	Amounts reported in this column constitute the value of the equity awards that will continue vesting post-retirement notwithstanding the termination of service under our equity award agreements as described above. Only Mr. Levenda was eligible for a “retirement” or a “qualifying retirement” within the meaning of Equity Incentive Plan or equity award agreements as described above on December 31, 2023.

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(5)	Under their employment agreements, in connection with a termination without cause, the NEOs would have received severance payments equivalent to 12 months’ base salary. Additionally, Messrs. King, Baksht and Levenda would receive their prorated target annual incentive bonus. If a termination without cause or resignation for good reason occurs within 12 months after a “sale of business,” the NEOs would have received severance payments equivalent to 24 months’ base salary. Additionally, Mr. Levenda would receive his target annual incentive bonus and Messrs. King, Baksht and Wulf would receive their prorated target annual incentive bonus. Severance is paid in equal installments over the applicable severance period.

(6)	Amounts reported in this row reflect the aggregate value of our equity awards accelerated in connection with a change in control under the Equity Incentive Plan or in connection with death or retirement under an applicable award agreement and, in the case of Mr. Baksht, acceleration of the next tranche of his sign-on RSU award as described above. For unvested RSUs, the aggregate value is determined by multiplying the number of such RSUs as of December 31, 2023 by $13.71, the closing price of our common stock on the last trading day of 2023 (December 29, 2023). For unvested PSUs, the aggregate value is determined (i) in the case of a change in control, by multiplying the number of such PSUs by $13.71 (i.e., assuming a settlement of such PSUs for shares of common stock at a “target” level, as required by the Equity Incentive Plan) and (ii) in the case of death or retirement, after applying the applicable pro-rating mechanisms set forth under the applicable equity award agreements as described above, by multiplying the resulting number of such PSUs by our best estimate of the applicable performance level for such PSUs as of December 31, 2023, and then multiplying the resulting amount by $13.71. In the case of both RSUs and PSUs, the amounts reported also include the value of dividend equivalent rights accrued up until the termination date.

(7)	Amounts reported in this row reflect the estimated cost of continuing health insurance coverage (i.e., assuming that we elect not to make a lump-sum payment in lieu of providing continuing coverage).

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to the Equity Incentive Plan, our only equity compensation plan, as of December 31, 2023:

Plan	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders (2)	5,108,719 (3)	—	5,020,182
Equity compensation plans not approved by shareholders	—	—	—
Total	5,108,719	—	5,020,182

(1)	We have not issued options, and the RSUs and PSUs disclosed in this table do not have exercise prices.

(2)	The Equity Incentive Plan contains an evergreen provision, pursuant to which the Committee may increase the number of shares of common stock available for issuance thereunder on the first day of each year by an amount equal to the lesser of (i) 1% of our issued and outstanding shares of common stock on December 31 of the immediately preceding year or (ii) such other number of shares of common stock as determined by the Committee in its discretion. The Committee did not invoke this provision for 2021 or 2022, but did invoke this provision for 2023 and 2024. Effective January 1, 2024, the Committee invoked this provision, resulting in an increase as of that date in the number of shares available for issuance of 1,785,770.

(3)	Reflects 2,508,871 shares of common stock subject to RSUs that entitle each holder to one share of common stock for each RSU that vests over the holder’s period of continued service to us, and up to 2,599,848 shares of common stock that would be issuable to the holders of PSUs upon vesting in connection with the achievement of the target performance condition. As discussed in greater detail in the CD&A, the PSUs granted in 2021 (pursuant to which 196,277 shares remained reserved for issuance at December 31, 2023) did not achieve the threshold performance condition, and therefore no shares were issued pursuant to those PSUs when their performance term expired in the first quarter of 2024.

CEO PAY RATIO

This section contains a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our chief executive officer to the median of the annual total compensation of our other employees for 2023.

The 2023 annual total compensation of Mr. King, our principal executive officer, was $10,681,537. The 2023 annual total compensation of our median compensated employee other than Mr. King was $60,132. Based on this information, for 2023, the ratio of the annual total compensation of Mr. King to the median of the annual total compensation of all other employees was 178 to 1.

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Less than five percent of the aggregate number of our worldwide employees are located outside of the United States and Mexico. Therefore, we excluded employees located in all other countries in determining our median compensated employee, comprising at December 31, 2023 approximately 263 in Canada, two in El Salvador and one in the United Kingdom. The total number of our U.S. and non-U.S. employees as of December 31, 2023, irrespective of any exemption, was 14,826, and the total number of our U.S. and non-U.S. employees used for our calculation as explained in this paragraph was 14,560.

To identify our median compensated employee (other than Mr. King), as our consistently-applied compensation measure, we used annual gross wages from our payroll records for 2023, which we annualized in the case of all permanent employees who were employed for less than the full year. For employees located in Mexico, we converted wages paid in pesos to U.S. dollars based on the exchange rate announced by the Board of Governors of the Federal Reserve System on December 29, 2023, the last business day of that year. We did not make a cost of living adjustment in identifying our median employee. We also excluded employees who had no compensation in 2023 (for example, employees on leave who received no wages). We then selected the median employee from this list, after excluding Mr. King, and calculated annual total compensation of the median employee.

The pay ratio disclosed above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

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PAY VERSUS PERFORMANCE

The disclosures set forth under this “Pay Versus Performance” headline are provided as required by Item 402(v) of Regulation S-K. We are providing the following information about the relationship between compensation “actually paid” (“CAP”) to our PEOs (Thomas Degnan for January 2020 through September 2020, identified as “PEO 1,” John T. McGrath for September 2020 through March 2021, identified as “PEO 2” and Michael J. King from March 2021 to the present, identified as “PEO 3”) and our other non-PEO NEOs, and certain financial performance of the Company. For a better understanding of the way the Committee evaluates and sets executive compensation, please refer to the CD&A. We refer to the Summary Compensation Table as the SCT.

(all amounts in $)									Value of Initial Fixed $100 Investment Based On:			(in millions)
Year	SCT Total for PEO 1	SCT Total for PEO 2	SCT Total for PEO 3	CAP of PEO 1 (1)	CAP of PEO 2 (1)	CAP of PEO 3 (1)	Avg. SCT Total for Non-PEO NEOs (2)	Avg. CAP of Non-PEO NEOs (1)	TSR (3)	Peer Group TSR (3)	Former Peer Group TSR (4)	Net Income (Loss) (5)	Adjusted EBITDA (6)
2023	N/A	N/A	10,681,537	N/A	N/A	20,126,139	2,868,402	4,767,703	122.59	120.57	142.35	(220)	840
2022	N/A	N/A	10,561,028	N/A	N/A	15,164,325	3,036,022	3,482,606	96.96	112.03	133.73	320	785
2021	N/A	6,127,973	6,504,291	N/A	6,326,513	4,240,006	2,554,641	1,988,366	104.18	136.29	145.28	25	531
2020	2,795,784	8,699,814	N/A	2,795,784	7,989,973	N/A	2,859,434	2,830,596	144.89	122.83	124.95	(25)	615

(1)	Derived by adjusting the applicable executive’s SCT compensation as shown in the table below computed in accordance with FASB ASC 718 as of the end of the respective year, other than fair values of equity awards that vest in the covered year, which are valued as of the applicable vesting date. Amounts shown for non-PEO NEOs are presented on an averaged basis. The dollar amounts reported in these columns do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year.

Year	(all amounts in $)
	Category	SCT Total	Deduct Change in Pension Value	Deduct SCT Equity Awards	Add Year-End Value of Unvested Awards Granted in Applicable Year	Add Change in Value of Unvested Awards Granted in Prior Years	Add Change in Value of Vested Awards Granted in Prior Years	Deduct Value of Forfeited Awards	Compensation Actually Paid
2023	PEO 3	10,681,537	—	(6,445,003)	13,497,097	2,269,212	123,296	—	20,126,139
	Other NEOs	2,868,402	(152)	(1,265,189)	2,649,553	436,826	78,264	—	4,767,703
2022	PEO 3	10,561,028	—	(6,104,568)	11,137,242	(207,157)	(222,220)	—	15,164,325
	Other NEOs	3,036,022	(66)	(1,165,383)	1,761,118	(28,917)	(74,773)	(45,394)	3,482,606
2021	PEO 2	6,127,973	(63,656)	—	1,042,195	—	(779,999)	—	6,326,513
	PEO 3	6,504,291	—	(5,050,217)	2,785,932	—	—	—	4,240,006
	Other NEOs	2,554,641	(65)	(902,052)	501,844	(99,933)	(66,069)	—	1,988,366
2020	PEO 1	2,795,784	—	—	—	—	—	—	2,795,784
	PEO 2	8,699,814	(101,267)	(3,200,000)*	2,591,426	—	—	—	7,989,973
	Other NEOs	2,859,434	(82)	(651,266)**	622,510	—	—	—	2,830,596

* Includes a $2,000,000 award reported under the “Stock” column and a $1,200,000 award reported under the “Non-Equity Incentive Plan Compensation” column (representing an RSU award granted to Mr. McGrath in March 2021 in partial satisfaction of his 2020 short-term incentive plan payment, as described in our 2020 Summary Compensation Table).

** Includes an average $480,438 award reported under the “Stock” column and an average $170,829 award reported under the “Non-Equity Incentive Plan Compensation” column (representing an RSU award granted to certain non-PEO NEOs in March 2021 in partial satisfaction of their respective 2020 short-term incentive plan payments, as described in our 2020 Summary Compensation Table).

(2)	For 2023, the non-PEO NEOs are Jonathan H. Baksht, Timothy A. Levenda, Chandra J. Mitchell and Eric A. Wulf. For 2022, the non-PEO NEOs are Michael J. Ragen, Douglas E. Owenby and Messrs. Baksht, Levenda and Wulf. For 2021, the non-PEO NEOs are John P. Rooney and Messrs. Ragen, Owenby, Levenda and Wulf. For 2020, the non-PEO NEOs are Messrs. Ragen, Rooney, Levenda and Wulf.

(3)	TSR is cumulative, calculated in accordance with Item 201(e) of Regulation S-K. The peer group for which total shareholder return is presented in this column is the Dow Jones U.S. Containers & Packaging Index, which the Company used for purposes of its Performance Graph included in its Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K. Because this is a different peer group from the peer group used by the Company during the immediately preceding fiscal year, we also compare our cumulative total shareholder return with the peer group used in the immediately preceding fiscal year, which we refer to as the “Former Peer Group.” We elected to replace presentation of the Former Peer Group with the Dow Jones U.S. Containers and Packaging Index, an index-based comparator, because we believe that index is reflective of the markets in which we operate.

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(4)	TSR is cumulative, calculated in accordance with Item 201(e) of Regulation S-K. The Former Peer Group presented in this column is the peer group the Committee used for the applicable year in evaluating and setting executive compensation. For 2020 and 2021, this peer group is comprised of AptarGroup, Inc., Avery Dennison Corporation, Berry Global Group, Inc., Clearwater Paper Corporation, Crown Holdings, Inc., Graphic Packaging Holding Company, Greif, Inc., P.H. Glatfelter Company, Packaging Corporation of America, Sealed Air Corporation, Silgan Holdings Inc., Sonoco Products Company, Tupperware Brands Corporation and Verso Corporation. For 2022 and 2023, O-I Glass, Inc. and Resolute Forest Products Inc. were included as well and Verso Corporation, which was acquired in the first quarter of 2022, was not included.

(5)	Reflects “Net Income (Loss)” for each applicable year as set forth in our Consolidated Statements of Income (Loss) included in our Annual Report on Form 10-K for each of the applicable years.

(6)	Reflects Adjusted EBITDA from continuing operations, as defined in Annex A.

Set forth below is a graph showing the relationship between (i) the aggregate CAP of our PEOs and the average of the CAP of our NEOs other than the PEOs, (ii) our cumulative total shareholder return (“TSR”) and (iii) the cumulative TSR of our peer groups, in each case over the past four years (except for TSR metrics, which in the case of 2020 begin with our initial public offering date in September 2020). For purposes of these graphs, the amount reported as CAP of our PEOs during 2020 and 2021 reflects the aggregate of the CAP of both persons serving as PEO during the applicable year.

The peer groups whose information is reflected in this graph are described in footnotes (3) and (4) to the principal Pay Versus Performance table set forth above.

Set forth below is a graph showing the relationship between (i) the CAP of our PEOs and the average of the CAP of our NEOs other than the PEOs and (ii) our net income, in each case over the past three years:

Pactiv Evergreen 2024 Proxy Statement	54

Comparison of CAP to Net Income (Loss)
$20
$16
$12
$8
$4
$0
CAP ($M)
500
400
300
200
100
0
-100
-200
-300
Net Income (Loss) ($M)
$10.8
$2.9
$10.7
$2.6
$15.2
$3.0
$20.1
$2.9
2020
2021
2022
2023
Year
Aggregate PEO CAP
Average Non-PEO CAP
Net Income (Loss)

Set forth below is a graph showing the relationship between (i) the CAP of our PEOs and the average of the CAP of our NEOs other than the PEOs and (ii) our Adjusted EBITDA, which is our Company-Selected Measure, in each case over the past three years:

Set forth below is a tabular list of the financial performance measures the Committee used to link the CAP of our NEOs in 2023 to our performance. Because fewer than three financial performance measures were used to link the CAP of our NEOs in 2023 to our performance, we list fewer than three measures below pursuant to Item 402(v)(6)(ii) of Regulation S-K.

Adjusted EBITDA
Free Cash Flow

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Certain Relationships and Related Party Transactions

The following is a description of transactions since January 1, 2023 to which we have been, are or will be a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or beneficial owners of more than 5% of our voting securities, or affiliates or immediate family members of any of our directors, executive officers or beneficial owners of more than 5% of our voting securities, had or will have a direct or indirect material interest.

Supply, Warehousing and Freight Arrangements

Our indirect, wholly-owned subsidiary Pactiv LLC has entered into supply arrangements with RCP to continue to purchase products from and sell products to each other, primarily aluminum foil, aluminum foil containers and tableware products. RCP is one of our affiliates, by virtue of its common ownership by PFL. Additionally, Mr. Hugli serves as a member of the Board of Directors of RCP. We amended these agreements on March 31, 2023 and they are currently scheduled to expire on December 31, 2027. RCP charged us $80.1 million, and we charged RCP $346.7 million, under these arrangements during 2023.

Pactiv LLC and RCP have also entered into a warehousing and freight services agreement pursuant to which Pactiv LLC stores certain of RCP’s finished goods in its warehouses and provides certain freight services. The term of the warehousing services under the agreement varies by location. The term of the freight services under the agreement expires on various dates, with a final termination date of December 31, 2024. We charged RCP $33.9 million under this agreement during 2023.

Transition Services Agreements with RCP and Graham Packaging

We have entered into Transition Services Agreements, or TSAs, with RCP and Graham Packaging. Like RCP, Graham Packaging is one of our affiliates, by virtue of its common ownership by PFL. Additionally, Mr. King serves on the Board of Directors of Graham Packaging.

●	On December 1, 2021, our indirect, wholly-owned subsidiary Pactiv Evergreen Services Inc. entered into an Information Technology Services Agreement with RCP pursuant to which it provides IT services to RCP in substantially the same manner as it did under a now-expired TSA at a predetermined hourly rate. The term of this agreement will continue until we no longer purchase or manage RCP products under our supply and warehousing and freight agreements with RCP described above, or until the agreement is earlier terminated in accordance with its terms. There were no amounts charged under this agreement during 2023.

●	Under the TSA with Graham Packaging, we continued to provide certain administrative services to Graham Packaging which were charged at forecasted cost or current cost-plus margin, including information technology services; accounting, treasury, financial reporting and transaction support services; human resources services; procurement services; tax, internal audit, legal, regulatory and trade compliance services; and other corporate services. In addition, Graham Packaging provided certain services to us, consistent with services provided by Graham to us before our IPO, which were charged at agreed hourly rates or at current cost-plus margin. The term of this TSA expired on August 4, 2023, although certain of the services terminated before that date. In 2023, we charged Graham Packaging $1.7 million under this TSA. Graham Packaging did not charge us under this TSA during 2023.

IT License Usage Agreements

On August 4, 2020, we entered into an IT License Usage Agreement with Rank and Graham Packaging, pursuant to which we continue to receive usage rights under certain IT-related license and contractual arrangements held by certain of our affiliates and provide usage rights to certain of our affiliates under certain IT-related license and contractual arrangements we hold, each in consideration for pass-through costs for consumption or license maintenance based on each party’s proportionate use of these IT licenses or services. Rank is one of our affiliates, by virtue of its common beneficial ownership by Mr. Hart. In addition, Mr. Hugli serves as the Chief Financial Officer and a member of the Board of Directors of Rank. The IT License Usage Agreement continues in relation to each license or contract until the earliest of: (i) termination of the relevant license or contract; (ii) the providing party ceases to qualify for usage rights as an affiliate of the relevant license holder or contract counterparty; and (iii) the effective date that either party terminates the arrangement by written notice no less than six months before the next anniversary of the commencement date of the relevant IT-related license or contractual arrangement (such termination to be effective on the next anniversary of the commencement date). In 2023, we received $3.8 million under this agreement. Similarly, on August 31, 2021, our indirect, wholly-owned subsidiary Pactiv Evergreen Services Inc. entered into an IT License Usage Agreement with Rank and RCP, with identical terms in all material respects to the agreement with Rank and Graham Packaging described in the foregoing paragraph. In 2023, we received $1.5 million under this agreement.

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Leases

RCP leases its corporate headquarters in Lake Forest, Illinois from Pactiv LLC. It occupies approximately 102,000 square feet at market rent with a term of 10 years, which began on January 1, 2020, with two five-year renewal options. RCP also leases at market rent approximately 26,000 square feet in our Canandaigua, New York facility from Pactiv LLC for certain research and development activities. The Canandaigua lease began on January 1, 2020 and has a term of five years, but RCP may terminate the lease on six months’ notice. In 2023, we charged RCP $2.7 million under these leases.

Tax Matters Agreements

Allocation of Taxes

We entered into a Tax Matters Agreement with RCP in connection with its distribution from our consolidated group. We also entered into a Tax Matters Agreement with Graham Packaging in connection with its distribution. These tax matters agreements govern the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, payment of taxes due, the control of audits and other tax proceedings and other matters regarding taxes. None of the parties’ obligations under the tax matters agreements are limited in amount or subject to any cap. No amounts were payable under the tax matters agreements with RCP and Graham Packaging for 2023.

Preservation of the Tax-Free Status of the RCP and Graham Packaging Distributions

Pursuant to the tax matters agreements described above, each of RCP and Graham Packaging have agreed to certain covenants that contain restrictions intended to preserve the tax-free status of the respective distributions. RCP and Graham Packaging may take certain actions otherwise prohibited by these covenants if they obtain and provide to us a ruling from the IRS or an opinion from a tax advisor recognized as an expert in federal income tax and acceptable to us, in each case, to the effect that the proposed action should not jeopardize the tax-free status of the applicable distribution, or if we consent to waive such requirements. Under the agreements, RCP and Graham Packaging are generally required to indemnify us against taxes incurred with respect to the applicable distribution that arise as a result of, among other things, a breach of any representation made under the agreement, including those provided in connection with an opinion of tax counsel; or RCP or Graham Packaging, as applicable, taking or failing to take, as the case may be, certain actions, in each case, that result in the distribution failing to meet the requirements for tax-free treatment under the Internal Revenue Code. These rights to indemnification apply even if RCP or Graham Packaging, as applicable, is permitted to take an action that would otherwise have been prohibited under the tax-related covenants because it obtained an opinion, IRS ruling or our consent. No indemnification claims were made under these agreements during 2023.

Transition Services Agreement with Rank

On September 21, 2020, we entered into a Transition Services Agreement with Rank pursuant to which Rank, upon our request, provided certain administrative and support services to us, including financial reporting, consulting and compliance services, insurance and IT handover services, tax consulting services, treasury, human resources, administrative, relationship support and compensation management services, M&A transaction support services and legal and corporate secretarial support and related services for up to 24 months, charged at an agreed hourly rate plus any third-party costs. We also agreed to provide certain support services to Rank, including IT support, human resources and administrative support services and office space to a small number of Rank’s North American employees, and legal support for periods of up to 36 months, depending on the type of service. This TSA expired on September 30, 2023, when the last obligation to provide services thereunder terminated. These services were consistent with the services provided by us to Rank before our IPO and were charged at an agreed hourly rate plus any third-party costs. In addition, we provided, at Rank’s request, certain historical tax and financial information to enable Rank to prepare certain of its tax and financial reports as well as legal support services. We paid Rank $0.1 million under this agreement in 2023.

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Investment Advisory Agreement

On September 21, 2020, we entered into an Investment Advisory Agreement with our Pension Plans Investment Committee and Rank Treasury Limited, which we refer to as RTL, for RTL to provide advisory services to the committee with respect to the assets of certain of our pension plans. The fee for services is based on the total employment cost of RTL’s employees providing the advisory services, plus reasonable third-party expenses. The agreement will continue until terminated by any party on written notice. In 2023, RTL charged us $2.0 million under this agreement.

Insurance Sharing Agreement

On September 21, 2020, we entered into an Insurance Sharing Agreement with Rank pursuant to which we agreed to an annual process to participate in certain insurance policies arranged by Rank and certain other of its affiliates. The only amounts payable by us to Rank under this agreement are our share of the premiums for the policies in which we participate and related service fees, to the extent that we have not paid them directly to the insurer. The agreement terminates if we elect no longer to participate in Rank’s insurance as of the next renewal or if we cease to be an affiliate of Rank. In 2023, we paid certain premiums and fees under this agreement directly to Aon Risk Services Australia Limited, our insurance broker, of which Aon paid $10.7 million to Rank Captive Insurance LLC, an affiliate of ours by virtue of its common beneficial ownership by Mr. Hart, which used all of those funds to purchase certain insurance coverages from third parties for provision to certain of our subsidiaries.

Policies and Procedures for Related Person Transactions

The Board has adopted a written policy with respect to related person transactions. This policy governs the review, approval and ratification of covered related person transactions. The Audit Committee of the Board oversees and manages this policy.

For purposes of this policy, a “related person transaction” is a transaction, including any financial transaction arrangement or relationship (including any indebtedness or guarantee or indebtedness and a transaction involving employment or similar relationships), or any series of similar transactions, arrangements or relationships, in which we or any of our subsidiaries was or is to be a participant, the amount involved exceeds $120,000 and in which any related person has or will have a direct or indirect material interest. For purposes of determining whether a transaction is a related person transaction, the Audit Committee relies upon Item 404 of Regulation S-K promulgated under the Exchange Act. The policy is available at https://investors.pactivevergreen.com under the caption “Governance” (but is not hereby incorporated herein by reference).

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Audit Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Pactiv Evergreen under the Securities Act or the Exchange Act.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at https://investors.pactivevergreen.com (but which is not hereby incorporated by reference). Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Pactiv Evergreen’s audited financial statements as of and for the year ended December 31, 2023.

The Audit Committee has discussed with PwC, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee has discussed with PwC their independence, and has received from PwC the written disclosures and the letter required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence. Finally, the Audit Committee discussed with PwC, with and without management present, the scope and results of PwC’s audit of Pactiv Evergreen’s audited financial statements as of and for the year ended December 31, 2023.

Based on these reviews and discussions, the Audit Committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for fiscal year 2023 for filing with the SEC. The Audit Committee also has engaged PwC as our independent registered public accounting firm for fiscal year 2024 and is seeking ratification of such selection by the shareholders.

The Audit Committee

Felicia D. Thornton, Chairperson

LeighAnne G. Baker

Rolf Stangl

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PROPOSAL ONE: ELECTION OF DIRECTORS

Our Board consists of seven seats, and our Nominating Committee recommended, and our Board unanimously approved, the nomination of LeighAnne G. Baker, Duncan J. Hawkesby, Allen P. Hugli, Michael J. King, Linda K. Massman, Rolf Stangl and Felicia D. Thornton, for election to the Board at the Annual Meeting. There were no nominee recommendations from any shareholder submitted in accordance with our bylaws or Rule 14a-8 under the Exchange Act. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each of the nominees is currently a director. When elected, the nominees will serve as directors until our annual meeting of shareholders in 2025 and until a successor is qualified and elected or until an earlier resignation or removal. Please see “Executive Officers, Directors and Corporate Governance” for information concerning the nominees.

Proxies solicited by the Board will be voted in favor of the nominees listed above. We know of no reason why the nominees would not be available for election or, if elected, would be unable to serve. While we do not anticipate that any of the nominees will be unable to serve, if any should be unable to serve, the proxy holders reserve the right to substitute another person designated by the Board. Proxies cannot be voted for a greater number of individuals than the number of nominees.

Each director is elected by a plurality of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL OF THE PROPOSED DIRECTOR NOMINEES LISTED.

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PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background

After consideration of the firm’s qualifications and past performance, the Audit Committee has appointed PricewaterhouseCoopers LLP, or PwC, as our independent registered public accounting firm for 2024.

PwC was initially engaged as our independent registered public accounting firm for 2009. The Audit Committee has again selected PwC as our independent registered public accounting firm for 2024, and believes that doing so is in the best interests of us and our shareholders. Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit Committee is solely responsible for the selection, appointment, compensation and oversight of the work of our independent registered public accounting firm. Although submission of the appointment of an independent registered public accounting firm to shareholders for ratification is not required by law, the Board considers the appointment of our independent registered public accounting firm to be an important matter of shareholder concern and is submitting the appointment of PwC for ratification by our shareholders as a matter of good corporate practice. A representative of PwC is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement if desired and is expected to be available to respond to appropriate questions.

The Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year, notwithstanding the results of any vote and despite the fact that it has already appointed PwC, if it believes that a change in our independent registered public accounting firm would be in our best interests and those of our shareholders. If our shareholders do not ratify this appointment, the Audit Committee may consider whether it should appoint another independent registered public accounting firm.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees

The following table summarizes the aggregate fees billed by PwC for 2023 and, for comparison purposes, the aggregate fees billed by PwC for 2022. The Audit Committee approved all of the fees described below.

	Year Ended December 31,
	2023	2022
Audit Fees	$5,238,868	$5,703,000
Audit-Related Fees	$1,334,732	$1,279
Tax Fees	—	—
All Other Fees	$38,277	$12,083
Total Fees	$6,611,877	$5,716,362

Audit Fees

Audit fees include professional services rendered by PwC for the audit of our annual financial statements and an audit of the effectiveness of internal control over financial reporting and quarterly reviews of financial statements included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. This category also includes fees for assistance with complex accounting transactions, fees for audits provided in connection with subsidiaries and statutory filings or services that generally only the principal auditor can reasonably provide to a client and consents and assistance with and review of documents filed with the SEC.

Audit-Related Fees

Audit-related fees consist of amounts for assurance and related services for expanded audit procedures, including due diligence assistance related to M&A activities and the provision of limited assurance reporting over certain greenhouse gas emissions metrics.

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Tax Fees

Tax fees include original and amended tax returns, studies supporting tax return amounts as may be required by Internal Revenue Service regulations, claims for refunds, assistance with tax audits and other work directly affecting or supporting the payment of taxes, planning, research and advice supporting our efforts to maximize the tax efficiency of our operations.

All Other Fees

All other fees are fees for products or services other than those in the above three categories. In 2023 and 2022, this included subscription fees to our independent auditors’ research and disclosure checklist tools, and in 2023 it included certain cybersecurity preparedness assistance.

Pre-Approval Policy

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of our independent auditors, and its charter requires it to pre-approve the audit services and non-audit services (including their fees and terms) to be provided by the Company’s independent auditor pursuant to pre-approval policies and procedures established by the Audit Committee. The Audit Committee, as permitted by its charter, has delegated the approval of certain limited services to the Chair of the Audit Committee. The Audit Committee reviews the delegate’s pre-approval decisions each quarter. All of the services provided by PwC for 2023, described in the Principal Accountant Fees table above, were pre-approved by the Audit Committee.

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PROPOSAL THREE:
NON-BINDING PROPOSAL TO APPROVE THE COMPENSATION OF THE
NAMED EXECUTIVE OFFICERS IN 2023

We are providing our shareholders the opportunity to cast an advisory (non-binding) vote to approve the compensation of our NEOs in 2023 as disclosed in this Proxy Statement pursuant to Section 14A of the Exchange Act.

This proposal, commonly known as a “say-on-pay” vote, gives our shareholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation or any specific NEO, but rather the overall compensation of all of our NEOs and our executive compensation philosophy, objectives and program, as described in this Proxy Statement.

At our most recent annual meeting at which the question was posed, shareholders approved an advisory vote to hold such say-on-pay votes annually, and we expect to continue to hold such votes annually. As described in the CD&A, we have designed the compensation arrangements for our NEOs to provide compensation in overall amounts and in forms that attract and retain talented and experienced individuals and motivate our executive officers to deliver strong financial performance and create superior long-term value for our customers, employees and shareholders. Accordingly, the Board and Compensation Committee recommend that shareholders vote in favor of the following resolution:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the named executive officers of Pactiv Evergreen Inc. for 2023, as disclosed in the CD&A, the compensation tables and the narrative discussion contained in this Proxy Statement.”

Following our Annual Meeting, we expect to conduct the next say-on-pay vote at our 2025 annual meeting of stockholders.

Because your vote is advisory, it will not be binding on the Board or the Compensation Committee. However, the Board and the Compensation Committee will carefully review the voting results. To the extent there is any significant negative vote on this proposal, we may consult directly with shareholders to better understand the concerns that influenced the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE
TO APPROVE THE NON-BINDING ADVISORY PROPOSAL APPROVING
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS IN 2023

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PROPOSAL FOUR:
APPROVAL OF AMENDMENT AND RESTATEMENT OF EQUITY INCENTIVE PLAN

The Board is requesting that shareholders vote in favor of amending and restating the Pactiv Evergreen Inc. Equity Incentive Plan, which we refer to as the 2020 Plan. The amendment and restatement would, among other changes described below, increase the number of shares of our common stock available for issuance under the 2020 Plan, increase the cap on the 2020 Plan’s evergreen share replenishment provision, eliminate single-trigger acceleration of vesting upon a change in control (other than for awards granted to non-employee directors), eliminate the 2020 Plan’s liberal share recycling provision and extend the 2020 Plan for an additional ten years from the date of the Annual Meeting. If this proposal is approved, the term of the Amended and Restated Equity Incentive Plan, which we refer to as the Amended Plan, will extend to 2034. If not approved, the 2020 Plan will continue in effect until its termination in 2030.

The 2020 Plan is the Company’s sole plan for granting equity awards to eligible employees, consultants and non-employee directors. The Board believes that the approval of the Amended Plan is in the best interests of shareholders and the Company, as equity awards granted under the 2020 Plan help to attract, retain and motivate talented employees, consultants and non-employee directors, align employee and shareholder interests, tie compensation to Company performance and reinforce a corporate culture that encourages employee equity ownership. In the first quarter of 2024, approximately 280 of our employees were eligible for and received awards under the 2020 Plan, of approximately 15,000 employees in total.

In February 2024, the Compensation Committee, which we refer to as the Committee in this description, approved the Amended Plan and the Board directed that it be submitted for shareholder approval. The Board recommends that shareholders vote FOR approval of the Amended Plan.

The following summary of major features of the Amended Plan is qualified in its entirety by reference to the actual text of the Amended Plan, which is included as Annex B to this Proxy Statement. A copy of the Amended Plan is also available on our website at www.investors.pactivevergreen.com on the Securities and Exchange Commission’s website at www.sec.gov, where it is an exhibit to the electronic version of this Proxy Statement. We will provide you with a copy without charge if you email the Corporate Secretary at corpsec@pactivevergreen.com.

Key Changes from the 2020 Plan

●	Increase in Shares Available for Issuance. The Amended Plan would increase the number of shares available for issuance under the 2020 Plan by approximately 3,000,000 to ensure that the Committee has the ability to provide appropriate equity compensation to employees in the near term.

●	Increase in Cap on Evergreen Share Replenishment Provision. The Amended Plan would increase the cap on the amount of shares that the Committee may add to the available pool each year from 1% to 3%.

●	Eliminate Single Trigger Acceleration on Change in Control. The 2020 Plan provides for all equity awards to be accelerated upon a change in control, with performance-vesting equity awards being deemed satisfied at target. The Amended Plan would provide for future awards to be accelerated only if they are held by non-employee directors, not assumed in connection with the change in control or if the holder (other than a non-employee director) is terminated without cause or resigns for good reason within a year thereafter.

●	Eliminates Liberal Share Recycling Provision. The 2020 Plan provides that shares subject to awards that are surrendered or withheld in payment of any acquisition or exercise price or to cover tax liabilities would return to the pool and remain available. The Amended Plan eliminates that share recycling provision for future awards.

●	Extension of the Expiration Date to June 5, 2034. The 2020 Plan is currently scheduled to expire on September 16, 2030, and we are requesting an extension of the expiration date to June 5, 2034.

●	Establishes Maximum Grant Size. The Amended Plan establishes a maximum grant size of 1,500,000 shares.

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●	Minimum Vesting Term. The Amended Plan establishes a minimum vesting term of one year for most grants under the Amended Plan, subject to a 5% de minimis exception and other limited exceptions.

Summary Of The 2023 Equity Incentive Plan

Purpose

The Amended Plan is an important part of our pay-for-performance compensation strategy. The Amended Plan is important to enable us to attract, retain and motivate highly qualified individuals and to ensure compensation is aligned with both our performance and the interests of our shareholders.

Authorized Shares

Subject to the adjustment provisions contained in the Amended Plan, we are asking shareholders to approve the reservation of 15,644,226 shares of our common stock for issuance under the Amended Plan. After accounting for the exercise of the 2020 Plan’s “evergreen” increase provision on January 1, 2023 and January 1, 2024, this represents an increase of approximately 3,000,000 shares. The closing price of a share of our common stock on the Nasdaq Stock Market on March 28, 2024 was $14.32.

In addition, additional shares may become available for issuance under the Plan (1) pursuant to the Committee’s exercise of the “evergreen” increase provision contained in the Plan as described in the next paragraph and (2) following the effective date of the Amended Plan, to the extent that an award expires, is canceled, is forfeited or otherwise terminates without the delivery of shares. The shares available for issuance under the Plan may be authorized, but unissued, or reacquired common stock. As of March 31, 2024, the number of shares subject to awards outstanding under the 2020 Plan, assuming a target payout on outstanding PSUs, was 6,377,076 shares.

The Amended Plan contains an “evergreen” increase provision pursuant to which, beginning with January 1, 2025, as of each January 1 during the term of the Amended Plan, the Committee may, by resolution passed no later than the March 15 immediately succeeding such January 1, increase the total number of shares available for issuance under the Amended Plan by an amount determined in its discretion but in no event in an amount greater than 3% of our issued and outstanding shares on December 31 of the immediately preceding year. This provision is substantively equivalent to the existing “evergreen” increase provision, with the exception of the increase in the maximum increase in shares from 1% to 3% as detailed earlier.

The Amended Plan provides that shares subject to an award that is cancelled, forfeited or otherwise terminates without delivery of such shares will become available for future issuance under the Amended Plan and this provision is consistent with the 2020 Plan. The 2020 Plan provided that shares surrendered or withheld in payment of any acquisition or exercise price or to cover tax liabilities would become available for future grant but the Amended Plan provides that such shares will not become available for issuance under the Amended Plan.

Adjustments to Shares Subject to the Amended Plan

If, as a result of any dividend (other than ordinary cash dividends) or other distribution (whether in the form of cash, shares or other securities), recapitalization, share split (share subdivision), reverse share split (share consolidation), reorganization, merger, amalgamation, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to acquire shares or other securities of the Company or other similar corporate transaction or event affecting the shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended Plan, then the Committee is required to equitably adjust any or all of the number and type of shares or other securities that may be made the subject of awards, the number and type of shares or other securities subject to outstanding awards, the grant, acquisition or exercise price of any award and the terms and conditions of any award. This provision is identical to the equivalent provision in the 2020 Plan.

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Administration

The Amended Plan will be administered by the Committee. The Board or the Committee may designated one or more directors of the Company as a subcommittee who may act for the Committee. Subject to the terms of the Amended Plan, the Committee or its delegate has the authority to interpret and administer the Amended Plan, including but not limited to, the authority, in its discretion, to select the employees, consultants and directors who will receive awards and the type and quantity of any such awards, to determine the terms and conditions of awards, to modify or amend each award (subject to the restrictions of the Amended Plan) and to interpret the provisions of the Amended Plan and outstanding awards. The Committee may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. However, the Committee cannot, without shareholder approval, seek to effect any repricing of any previously granted “underwater” option or share appreciation right by amending or modifying its terms to lower the exercise price; cancelling the underwater option or share appreciation right and granting replacement awards having a lower exercise price or other awards in exchange; or cancelling or repurchasing the underwater options or share appreciation rights for cash or other securities. These provisions are identical to the equivalent provision in the 2020 Plan.

Eligibility

Under the 2020 Plan, awards may be granted to employees, directors, consultants and other advisors of the Company and its affiliates. The Amended Plan narrows this to employees, directors and consultants of the Company and its subsidiaries.

Additionally, replacement awards may be granted to holders of equity compensation awards granted by companies acquired by the Company or whose business is acquired by the Company or with which the Company combines. We refer to these awards as Replacement Awards.

As of March 31, 2024, approximately 15,000 employees (including six executive officers), six non-employee directors and five consultants would have been able to participate in the Amended Plan, based on its eligibility criteria.

Awards

The Amended Plan provides for certain types of awards that the Committee may grant, which are detailed below. Historically, the Committee has only granted RSUs, PSUs and dividend equivalent rights, but the Committee reserves the right to grant any award permitted by the Amended Plan. Except as noted below, the Amended Plan does not change any of the relevant provisions relating to awards from the 2020 Plan.

Restricted Stock

The Amended Plan authorizes the Committee to grant awards of restricted stock, which are shares subject to restrictions and forfeiture conditions.

The restricted stock award document will specify the vesting schedule and may impose other restrictions as the Committee may determine, which may lapse separately or in combination at such time or times as it may deem appropriate. Subject to any restrictions contained in the applicable award document, a participant will generally have the rights and privileges of a shareholder with respect to restricted stock awards, including the right to vote the shares and receive dividends, but the Committee may provide for dividends paid on the restricted stock award to be paid either in cash or in shares, and either on a current or deferred basis, and may subject any dividend shares to the same restrictions as the underlying awards.

Restricted Stock Units

The Amended Plan authorizes the Committee to grant RSU awards, which represent a right to receive shares at a future date as set forth in the participant’s award agreement. RSU awards may include dividend equivalent rights.

The RSU award agreement will specify the vesting schedule and the delivery schedule (which may include deferred delivery later than the vesting date) and may impose other restrictions as the Committee may determine, which may lapse separately or in combination at such time or times as it may deem appropriate. An RSU will not convey to a participant the rights and privileges of a shareholder with respect to the share subject to the RSU unless and until a share is issued to the participant to settle the RSU.

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Options

The Amended Plan authorizes the Committee to grant options representing the right to acquire shares from the Company under the Amended Plan with such terms as it may determine.

The exercise price per share of each option will be determined by the Committee but may not be less than the fair market value of a share of our common stock on the date of grant, except in the case of a Replacement Award. Generally, the fair market value of our common stock is the closing price of our stock on the Nasdaq Stock Market on the applicable date.

The Amended Plan provides that the Committee will determine the acceptable methods and forms of consideration for exercising an option. Options will be exercisable at such times as determined by the Committee. The maximum term of an option will be fixed by the Committee but will not be more than 10 years from the grant date.

The 2020 Plan provided for options to be deemed automatically exercised immediately before their expiration to the extent they have not been previously exercised in full and if the fair market value of a share of our common stock is greater than the per-share exercise price then in effect, and provided that no option will be eligible for dividend equivalent rights to the extent it is subject to Section 409A and 457A of the Internal Revenue Code. The Amended Plan eliminates these provisions and makes options ineligible for dividend equivalent rights in any scenario.

Share Appreciation Rights

The Amended Plan authorizes the Committee to grant share appreciation right giving participants the right to receive the appreciation in the fair market value of our common stock between the date of grant of the award and the date of its exercise with such terms as it may determine. Share appreciation rights may be granted alone or in tandem with other awards.

The exercise price per share under each share appreciation right will be determined by the Committee but may not be less than the fair market value of a share on the date of grant, except in the case of a Replacement Award. Upon exercise of a share appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying (i) the difference between the fair market value of a share on the date of exercise over the exercise price by (ii) the number of exercised shares. The Company may pay the appreciation in cash, in shares or in some combination thereof. The term of a stock appreciation right will be set forth in the award agreement but will not be more than 10 years.

The 2020 Plan provided for share appreciation rights to be deemed automatically exercised immediately before their expiration to the extent they have not been previously exercised in full and if the fair market value of a share of our common stock is greater than the per-share exercise price then in effect, and provided that no share appreciation right will be eligible for dividend equivalent rights to the extent it is subject to Section 409A and 457A of the Internal Revenue Code. The Amended Plan eliminates these provisions and makes share appreciation rights ineligible for dividend equivalent rights in any scenario.

Performance Awards

The Amended Plan authorizes the Committee to grant performance awards, including PSUs, which are awards that may be earned upon achievement or satisfaction of performance conditions specified by the Committee. Earned performance awards will be settled only after the end of the relevant performance period, and may be settled, in the sole discretion of the Committee, in the form of cash, shares, other awards, other property, net settlement or in a combination thereof.

Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis, with respect to one or more business units, divisions, subsidiaries or business segments, or on an individual basis. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, it may modify the minimum acceptable level of achievement, in whole or in part, as it deems appropriate and equitable. Performance objectives shall be adjusted for material items not originally contemplated in establishing the performance target for items resulting from discontinued operations, extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, capital transactions, restructuring, nonrecurring gains or losses or unusual items. Performance measures may vary from award to award, and from participant to participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on performance awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

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Performance awards do not convey to participants the rights and privileges of a shareholder with respect to the shares subject thereto, unless and until shares are issued to the participant to settle the award. The Committee, in its sole discretion, may provide that a performance award shall convey the right to receive dividend equivalent rights on the shares subject thereto with respect to any dividends declared during the period that such award is outstanding, in which case, such dividend equivalent rights shall accumulate and shall be paid in cash or shares on the settlement date of the award, subject to the participant’s earning of the shares subject thereto with respect to which such dividend equivalent rights are paid upon achievement or satisfaction of performance conditions specified by the Committee.

Other Share-Based Awards and Cash-Based Awards

The Amended Plan authorizes the Committee to grant other awards that may be denominated or payable in, valued in whole or in part by reference to or otherwise based on or related to cash, shares, factors that may influence the value of shares or any other factors designated by the Committee. The Committee will determine the terms and conditions of such awards, subject to applicable law.

Non-Employee Director Limitations

No non-employee director may receive awards under the Amended Plan in cash or otherwise with a fair market value in excess of $750,000 in the aggregate in any calendar year. This provision mirrors a similar provision contained in the 2020 Plan.

Maximum Share Grant Limitation

Under the Amended Plan, the maximum number of shares with respect to which awards may be granted to any employee, director or consultant in any given fiscal year of the Company is 1,500,000, adjusted proportionately in the event of any stock split, stock dividend or similar event. This provision had no equivalent in the 2020 Plan.

Transferability of Awards

Unless the Committee determines otherwise, awards granted under the Amended Plan generally are not transferable other than by will or by the laws of descent and distribution, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Change in Control

The 2020 Plan provides that, in the event of a “change in control” (as defined in the 2020 Plan), each outstanding award will immediately vest and settle, with performance awards being deemed to have been achieved at target.

The Amended Plan eliminates the “single trigger” acceleration of vesting and adopts a “double trigger” framework for awards granted after its effective date other than for non-employee directors, whose awards immediately vest and settle upon a “change in control” (as defined in the Amended Plan), with performance awards being deemed to have been achieved at the greater of target or such other level as the Committee may determine to reflect probable level of achievement.

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For other participants, a change of control will result in an acceleration of vesting and settlement (with performance awards being deemed to have been achieved at the greater of target or such other level as the Committee may determine to reflect probable level of achievement) only if (1) the awards do not remain outstanding or are not assumed, converted or replaced by equivalent awards in connection with the change of control or (2) within one year of the change of control, the participant is terminated other than for cause or resigns for good reason. Outstanding awards will be subject to the agreement evidencing the change in control, which may provide, without limitation, for the assumption of outstanding awards by the surviving entity or its parent, for their continuation by the Company, for accelerated vesting or for cancellation in exchange for a cash payment.

Forfeiture Events

The Committee may specify in an award agreement that the participant’s rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of the award, which may include termination of service with or without cause, violation of material policies, breach of restrictive covenants or other conduct that is detrimental to the business or reputation of the Company or its affiliates.

Rights, payments and benefits under any award granted under the Amended Plan are subject to repayment to or recoupment by the Company under any clawback policy that we may adopt from time to time.

Minimum Vesting Period

In general, awards granted under the Amended Plan must carry at least a one-year vesting period. This restriction does not apply to Replacement Awards, awards to our non-employee directors that vest at the next annual meeting of shareholders or awards that accelerate in connection with death, disability, retirement, involuntary termination or a change in control. The Amended Plan also contains an exception for awards in the Committee’s discretion not to exceed five percent of the total number of shares available for issuance pursuant to the Amended Plan. This provision had no equivalent in the 2020 Plan.

Termination or Amendment

The Amended Plan will automatically terminate on the earlier to occur of the 10th anniversary of its approval by shareholders and the maximum number of shares available for issuance thereunder having been issued, unless terminated at an earlier time by the Board or the Committee. The Board or the Committee may amend, alter, suspend, discontinue or terminate the Amended Plan at any time, but the Company must obtain shareholder approval of any amendment to the extent approval is required by applicable law or the rules of an applicable stock market. Further, no amendment, alteration, suspension, discontinuation or termination may materially adversely affect the rights of any participant under any outstanding award without the participant’s consent.

Federal Tax Aspects

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the Amended Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

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Restricted Stock Awards

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, the ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, under Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired through a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Units

There generally are no immediate tax consequences of receiving an RSU award. A participant who is awarded RSUs generally will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date. If the participant is an employee, the ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Incentive Stock Options

An optionee recognizes no taxable income for regular income tax purposes upon the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years after the option was granted nor within one year after exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies these holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the grant date or within one year after the exercise date (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and the loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent the deduction is limited by applicable provisions of the Code.

The excess of the fair market value of the shares on the exercise date over the option exercise price is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special U.S. tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on the grant date exceeds the exercise price. If the optionee is an employee, the ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired through such grant.

Share Appreciation Rights

In general, no taxable income is reportable when a share appreciation right is granted to a participant. Upon exercise, the participant generally will recognize ordinary income in an amount equal to the cash received and the fair market value of any shares of our common stock received. If the participant is an employee, the ordinary income generally is subject to withholding of income and employment taxes. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

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Performance Awards

A participant generally will recognize no income upon the grant of a performance award such as a PSU. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any shares of our common stock received. If the participant is an employee, the ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Amended Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be before the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. The Company will also have withholding and reporting requirements with respect to such amounts.

Medicare Surtax

A participant’s annual “net investment income,” as defined in Section 1411 of the Code, may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain or loss arising from the disposition of shares subject to a participant’s awards under the Amended Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an award under the Amended Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, upon the vesting of an RSU). Special rules limit the deductibility of compensation paid to our CEO and other “covered employees” as determined under Section 162(m) of the Code and applicable guidance. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.

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Number Of Awards Granted to Employees, Directors and Consultants

The number of awards that an employee, director or consultant may receive under the Amended Plan is in the discretion of the Committee and therefore cannot be determined in advance. The following table sets forth (i) the aggregate number of shares of our common stock subject to RSUs and PSUs granted under the 2020 Plan to our NEOs and the below-listed groups during 2023 (no other types of awards were granted to such individuals during 2023); and (ii) the dollar value of such RSUs and PSUs based on their aggregate grant date fair value determined pursuant to FASB ASC Topic 718. In the case of the directors who are not executive officers (as a group), such information reflects the awards received under the director compensation policy that was in effect at the time of the grant in 2023. No information is presented in respect of options because, although the Amended Plan permits the granting of options, the Company has never granted options under the 2020 Plan and does not currently intend to grant options under the Amended Plan.

Name and Position	RSUs Granted in 2023	PSUs Granted in 2023 (At Target)	Value of Equity Awards (1)
Michael J. King President and CEO	328,157	328,157	$6,445,003
Jonathan H. Baksht CFO	98,651	98,651	$1,937,506
Timothy A. Levenda President, Foodservice	69,310	69,310	$1,361,248
Chandra J. Mitchell Chief Legal Officer and Secretary	48,727	48,727	$956,998
Eric A. Wulf President, Food and Beverage Merchandising	40,988	40,988	$805,004
All executive officers, as a group	668,165	668,165	$13,122,761
All directors who are not executive officers, as a group	57,887	—	$454,992
All employees who are not executive officers, as a group	938,298	892,659	$17,904,568

(1)	Based on the grant date fair market value.

Registration of New Shares

We intend to file with the Securities and Exchange Commission a registration statement on Form S-8 covering the new shares reserved for issuance under the Amended Plan.

Summary

We strongly believe that approval of the Amended Plan is essential to our continued success and ability to compete for talent in the labor markets in which we operate. Our employees are one of our most valuable assets. RSUs, PSUs and other awards such as those provided under the Amended Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate employees to achieve the Company’s goals. If the Amended Plan is not adopted, we do not believe that we will have sufficient shares available for issuance under the 2020 Plan to make the equity awards that we believe are necessary. For the reasons stated above, we are asking our shareholders to approve the Amended Plan.

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PROPOSAL FIVE:
APPROVAL OF AMENDMENT TO THE COMPANY’S
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

In August 2022, the Legislature of the State of Delaware, which is our state of incorporation, enacted legislation that enables Delaware corporations to limit the liability of certain of their officers in certain limited circumstances. In light of this change in the law, we are proposing to amend our Amended and Restated Certificate of Incorporation, which we refer to as the Charter, to add a provision exculpating certain of our officers from liability in certain specific circumstances, as permitted by Delaware law.

Section 102(b)(7) of the General Corporation Law of the State of Delaware permits, and our proposed amendment would only permit, exculpation for direct claims brought by stockholders (as opposed to derivative claims made by stockholders on behalf of the corporation) and would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or any transaction in which the officer derived an improper personal benefit. The rationale for so limiting the scope of liability is to strike a balance between stockholders’ interest in accountability and their interest in our being able to attract and retain quality officers.

The Nominating Committee believes that directors and officers ought to remain free of the risk of financial ruin as a result of an unintentional misstep, and noted that the proposed amendment would not negatively impact shareholders’ rights. Therefore, taking into account the narrow class and type of claims for which officers’ liability would be exculpated, and the benefits the Nominating Committee believes would accrue to us and our shareholders in the form of an enhanced ability to attract and retain talented officers, the Nominating Committee recommended to the Board an amendment to the Charter to provide such exculpation to the extent permitted by Delaware law. Based on this recommendation, the Board determined that it is in the best interests of the Company and our shareholders to amend the Charter as described herein.

Accordingly, we ask our shareholders to approve the following resolution:

“RESOLVED, that the shareholders approve an amendment to the Amended and Restated Certificate of Incorporation of Pactiv Evergreen Inc. to revise the text of Section (A) of Article 8 thereof to read as follows:

(A) Limited Liability. To the fullest extent permitted by Delaware Law, neither an officer nor a director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”
THE PROPOSAL TO AMEND THE CHARTER TO REFLECT NEW DELAWARE LAW PROVISIONS

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Other Matters

The Board is not aware of any other matters to be presented for action at the Annual Meeting. However, if other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, the persons voting the proxies will vote them in accordance with their best judgment.

By Order of the Board of Directors,

Chandra J. Mitchell
Corporate Secretary

Pactiv Evergreen Inc.

Lake Forest, Illinois
April 19, 2024

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ANNEX A

RECONCILIATION OF ADJUSTED EBITDA TO GAAP NET INCOME (LOSS)

This Proxy Statement contains information regarding Adjusted EBITDA from continuing operations, which we refer to simply as Adjusted EBITDA throughout this Proxy Statement. Adjusted EBITDA is a financial measure that is not calculated in accordance with generally accepted accounting principles in the United States, or GAAP. We define Adjusted EBITDA as net income (loss) from continuing operations calculated in accordance with GAAP, plus the sum of income tax expense, net interest expense, depreciation and amortization and further adjusted to exclude certain items, including but not limited to restructuring, asset impairment and other related charges, gains or losses on the sale of businesses and noncurrent assets, non-cash pension income or expense, unrealized gains or losses on derivatives, foreign exchange gains or losses on cash, gains or losses on certain legal settlements, business acquisition and integration costs and purchase accounting adjustments, operational process engineering-related consultancy costs and executive transition charges.

We have provided below a reconciliation of net income (loss) from continuing operations to Adjusted EBITDA, the most directly comparable GAAP financial measure. Adjusted EBITDA should not be considered as an alternative to net income (loss) from continuing operations or any other measure of financial performance calculated and presented in accordance with GAAP. In addition, our Adjusted EBITDA measure may not be comparable to similarly titled measures of other organizations as they may not calculate Adjusted EBITDA in the same manner that we do.

We present Adjusted EBITDA to assist in comparing performance from period to period and as a measure of operational performance. It is also a key measure used by our management team to generate future operating plans, make strategic decisions and incentivize and reward our employees. In addition, our management uses the Adjusted EBITDA of our reportable segments to evaluate their respective operating performance. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board. We also believe that using Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis because it excludes variations primarily caused by changes in the items noted above.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Instead, you should consider it alongside other financial performance measures, including our net income (loss) from continuing operations and other GAAP results. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments made in deriving Adjusted EBITDA, and you should not infer from our presentation of Adjusted EBITDA that our future results will not be affected by these expenses or any unusual or non-recurring items.

The following table presents a reconciliation of net income (loss) from continuing operations to Adjusted EBITDA for each of the periods presented:

	Year Ended December 31,
($ in millions)	2023	2022
Net (loss) income from continuing operations	(222)	319
Income tax (benefit) expense	(3)	149
Interest expense, net	245	218
Depreciation and amortization (excluding Beverage Merchandising Restructuring-related charges)	327	339
Beverage Merchandising Restructuring charges(1)	470	—
Other restructuring and asset impairment charges (reversals)(2)	6	58
Loss (gain) on sale of business and noncurrent assets(3)	2	(266)
Non-cash pension expense (income)(4)	8	(49)
Unrealized losses on derivatives	1	4
Foreign exchange losses on cash	6	3
Gain on legal settlement(5)	—	(15)
Business acquisitions costs and purchase accounting adjustments(6)	—	6
Operational process engineering-related consultancy costs(7)	—	9
Executive transition charges(8)	—	2
Costs associated with legacy sold facility(9)	—	6
Other	—	2
Adjusted EBITDA from continuing operations (Non-GAAP)	840	785

(1)	Reflects charges related to the Beverage Merchandising Restructuring, including $274 million of accelerated depreciation expense during the year ended December 31, 2023.

(2)
Reflects a non-cash impairment charge related to our equity interests in a joint venture for the year ended December 31, 2023 and restructuring, impairment and other related charges (net of reversals) primarily associated with the decision to exit our remaining closures businesses for the year ended December 31, 2022.

(3)	Reflects the loss (gain) from the sale of businesses and noncurrent assets. For the year ended December 31, 2022 this primarily related to the sale of Beverage Merchandising Asia and the sale of our equity interests in Naturepak Beverage.

(4)	Reflects the non-cash pension expense (income) related to our employee benefit plans, including the pension settlement gain of $57 million during the year ended December 31, 2022.

(5)	Reflects the gain, net of costs, arising from the settlement of a historical legal action.

(6)	Reflects the acquisition and integration costs related to the 2021 acquisition of Fabri-Kal.

(7)	Reflects the costs incurred to evaluate and improve the efficiencies of our manufacturing and distribution operations.

(8)	Reflects charges relating to key executive retirement and separation agreements.

(9)	Reflects costs related to a closed facility that was sold prior to our acquisition of the entity.
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ANNEX B

TEXT OF AMENDED AND RESTATED EQUITY INCENTIVE PLAN OF PACTIV EVERGREEN INC.

PACTIV EVERGREEN INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

Section 1. Purpose.The purpose of the Amended and Restated Equity Incentive Plan (as amended from time to time, the “Plan”) of Pactiv Evergreen Inc. (the “Company”) is to motivate and reward those employees, directors and consultants of the Company and its Subsidiaries to perform at the highest level and to further the best interests of the Company and its shareholders. Capitalized terms not otherwise defined herein are defined in Section 22.

Section 2. Eligibility.

(a) Any Employee, Director or Consultant of the Company or any of its Subsidiaries shall be eligible to be selected to receive an Award under the Plan, to the extent that an offer or receipt of an Award is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(b) Holders of equity compensation awards granted by a company acquired by the Company (or whose business is acquired by the Company) or with which the Company combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise) are eligible for grants of Replacement Awards under the Plan to the extent permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

Section 3. Administration.

(a) The Plan shall be administered by the Committee. The Board or the Committee may designate one or more directors of the Company as a subcommittee who may act for the Committee if necessary to satisfy the requirements of this Section 3. The Committee may issue rules and regulations for administration of the Plan.

(b) To the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company some or all of its authority under the Plan, including the authority to grant RSUs, Options, SARs, Performance Awards or other Awards in the form of Share rights (except that such delegation shall not apply to any Award for a Person then covered by Section 16 of the Exchange Act), and the Committee may delegate to one or more committees of the Board (which may consist of solely one Director) some or all of its authority under the Plan, including the authority to grant all types of Awards, in accordance with applicable law.

(c) Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full discretion and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Replacement Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award and prescribe the form of each Award Document, which need not be identical for each Participant; (v) determine whether, to what extent, under what circumstances and by which methods Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise), or any combination thereof, or canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) amend terms or conditions of any outstanding Awards; (viii) correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect; (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (xi) make any other determination and take any other action that it deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

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(d) All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders and Participants and any Beneficiaries thereof.

Section 4. Shares Available for Awards.

(a) Subject to adjustment as provided in Section 4(c), the maximum number of Shares available for issuance under the Plan shall not exceed 15,644,226 Shares; provided, that, beginning with January 1, 2025, as of each January 1 during the term of the Plan, the Committee may, by resolution passed no later than the March 15 immediately succeeding such January 1, increase the total number of Shares available for issuance under the Plan by an amount determined in its discretion but in no event in an amount greater than 3% of the Company’s issued and outstanding Shares on December 31 of the immediately preceding year. Shares underlying Replacement Awards and Shares remaining available for grant under a plan of an acquired company or of a company with which the Company combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise), appropriately adjusted to reflect the acquisition or combination transaction, shall not reduce the number of Shares remaining available for grant hereunder.

(b) Any Shares subject to an Award that expires, is canceled, forfeited or otherwise terminates without the delivery of such Shares, including any Shares subject to such Award to the extent that such Award is settled without the issuance of Shares, shall again be, or shall become, available for issuance under the Plan, and any Shares surrendered or withheld in payment of any grant, acquisition or exercise price of such Award or taxes related to such Award prior to the Amendment Effective Date shall become available for issuance under the Plan. Any Shares surrendered or withheld in payment of any grant, acquisition or exercise price of an Award or taxes related to an Award granted on or after the Amendment Effective Date shall not again become available for issuance under the Plan.

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(c) In the event that, as a result of any dividend (other than ordinary cash dividends) or other distribution (whether in the form of cash, Shares or other securities), recapitalization, share split (share subdivision), reverse share split (share consolidation), reorganization, merger, amalgamation, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to acquire Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to Section 19, adjust equitably any or all of:

(i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards;

(ii) the number and type of Shares (or other securities) subject to outstanding Awards;

(iii) the grant, acquisition or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

(iv) the terms and conditions of any outstanding Awards, including the performance criteria of any Performance Awards;

provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company and held as treasury shares. Any Shares delivered pursuant to an Award shall be issued as fully paid shares, and the exercise price and/or subscription price per Share pursuant to any Award, if applicable, shall always be at least equal to or greater than the par value per Share. A Participant shall not have any rights as a shareholder of the Company (including as to voting and dividends) until Shares are actually settled and delivered to the Participant and upon entry into the register of members of the Company.

(e) No Participant who is a non-Employee Director may receive Awards under the Plan in cash or otherwise for any calendar year with a Fair Market Value in excess of $750,000 in the aggregate.

(f) The maximum number of Shares with respect to which Awards may be granted to any Employee, Director or Consultant in any given fiscal year of the Company shall not exceed 1,500,000 Shares, adjusted proportionately in the event of any stock split, stock dividend or similar event with respect to the Shares.

Section 5. Restricted Stock.The Committee is authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) The Award Document shall specify the vesting schedule.

(b) Awards of Restricted Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c) Subject to the restrictions set forth in the applicable Award Document, a Participant generally shall have the rights and privileges of a stockholder with respect to Awards of Restricted Stock, including the right to vote such Shares and the right to receive dividends.

(d) The Committee may, in its discretion, specify in the applicable Award Document that any or all dividends or other distributions paid on Awards of Restricted Stock prior to vesting be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividends or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as the underlying Awards.

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(e) Any Award of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.

(f) The Committee may provide in an Award Document that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company and the applicable Internal Revenue Service office.

Section 6. RSUs.The Committee is authorized to grant Awards of RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) The Award Document shall specify the vesting schedule and the delivery schedule (which may include deferred delivery later than the vesting date).

(b)  Awards of RSUs shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c) An RSU shall not convey to the Participant the rights and privileges of a stockholder with respect to the Share subject to the RSU, such as the right to vote or the right to receive dividends, unless and until a Share is issued to the Participant to settle the RSU.

(d) The Committee may, in its discretion, specify in the applicable Award Document that any or all dividend equivalents or other distributions paid on Awards of RSUs prior to vesting or settlement, as applicable, be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividend equivalents or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as the underlying Awards.

(e) Shares delivered upon the vesting and settlement of an RSU Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.

(f) The Committee may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.

Section 7. Options.The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) The exercise price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Replacement Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b) The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option.

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(c) The Committee shall determine the time or times at which an Option may be exercised in whole or in part.

(d) The Committee shall determine the methods by which, and the forms in which payment of the exercise price with respect thereto may be made or deemed to have been made, including cash, Shares, other Awards, other property, net settlement (including broker-assisted cashless exercise) or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.

(e) No Option will be eligible for the payment of dividends or dividend equivalents.

Section 8. Share Appreciation Rights.The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) SARs may be granted under the Plan to Participants either alone or in tandem with other Awards granted under the Plan.

(b) The exercise price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Replacement Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR (or if granted in connection with an Option, on the date of grant of such Option).

(c) The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR.

(d) The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.

(e) Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise price of such SAR. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.

(f) No SAR will be eligible for the payment of dividends or dividend equivalents.

Section 9. Performance Awards.The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) Performance Awards may be denominated as a cash amount, a number of Shares or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

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(b) Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis, with respect to one or more business units, divisions, Subsidiaries or business segments, or on an individual basis. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. Performance objectives shall be adjusted for material items not originally contemplated in establishing the performance target for items resulting from discontinued operations, extraordinary gains and losses, the effect of changes in accounting standards or principles, acquisitions or divestitures, changes in tax rules or regulations, capital transactions, restructuring, nonrecurring gains or losses or unusual items. Performance measures may vary from Performance Award to Performance Award, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 9(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(c) Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement or any combination thereof, as determined in the discretion of the Committee. Performance Awards will be settled only after the end of the relevant Performance Period. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.

(d) A Performance Award shall not convey to a Participant the rights and privileges of a shareholder with respect to the Shares subject to such Performance Award, such as the right to vote (except as relates to Restricted Stock) or the right to receive dividends, unless and until Shares are issued to such Participant to settle such Performance Award. The Committee, in its sole discretion, may provide that a Performance Award shall convey the right to receive dividend equivalents on the Shares subject to such Performance Award with respect to any dividends declared during the period that such Performance Award is outstanding, in which case, such dividend equivalent rights shall accumulate and shall be paid in cash or Shares on the settlement date of the Performance Award, subject to the Participant’s earning of the Shares subject to such Performance Awards with respect to which such dividend equivalents are paid upon achievement or satisfaction of performance conditions specified by the Committee. Shares delivered upon the vesting and settlement of a Performance Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration. For the avoidance of doubt, unless otherwise determined by the Committee, no dividend equivalent rights shall be provided with respect to any Shares subject to Performance Awards that are not earned or otherwise do not vest or settle pursuant to their terms.

Section 10. Other Share-Based Awards.The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, acquisition rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. The Committee shall determine the terms and conditions of such Awards.

Section 11. Other Cash-Based Awards.The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, cash. The Committee shall determine the terms and conditions of such Awards.

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Section 12. Effect of Termination of Service or a Change in Control on Awards.

(a) The Committee may provide, by resolution or in any Award Document, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of a Participant’s Termination of Service prior to the vesting, exercise or settlement of such Award or the end of a Performance Period.

(b) In the event of a Change in Control, outstanding Awards:

(i) that were granted prior to the Amendment Effective Date shall immediately vest and settle, and, with respect to Options and SARs, shall become fully exercisable, with any performance criteria to which any such Awards are subject being deemed to be satisfied at target;

(ii) that were granted on or after the Amendment Effective Date and that:

(A) are held by non-Employee Directors shall become fully exercisable (if they may be exercised), all restrictions with respect thereto shall lapse, they shall become vested and non-forfeitable and any specified performance goals with respect thereto shall be deemed to be satisfied at the greater of (x) target or (y) such other level as the Committee may determine to reflect probable level of achievement;

(B) are held other than by non-Employee Directors and that are not Assumed or Converted upon the consummation of such Change in Control shall become fully exercisable (if they may be exercised), all restrictions with respect thereto shall lapse, they shall become vested and non-forfeitable and any specified performance goals with respect thereto shall be deemed to be satisfied at the greater of (x) target or (y) such other level as the Committee may determine to reflect probable level of achievement; and

(C) are held other than by non-Employee Directors and that are Assumed or Converted upon the consummation of such Change in Control shall become fully exercisable (if they may be exercised), all restrictions with respect thereto shall lapse, they shall become vested and non-forfeitable and any specified performance goals with respect thereto shall be deemed to be satisfied at the greater of (x) target or (y) such other level as the Committee may determine to reflect probable level of achievement, if, within one year after the effective date of such Change in Control, the applicable Participant experiences a Termination of Service either (I) by the Company other than for Cause or (II) by such Participant for Good Reason; and

(iii) except as set forth in clauses (i) and (ii) shall be treated as provided in the applicable Award Document or otherwise as the Committee may determine (provided, that such determination does not materially adversely affect a Participant’s rights under an Award Document);

provided, that notwithstanding anything to the contrary in this Section 12(b), if a payment in connection with an Award is subject to Section 409A of the Code, then any payment of an amount that would otherwise be accelerated under this Section 12(b) shall be delayed until the earliest time that such payment would be permissible under an applicable Award Document and Section 409A of the Code without triggering any penalties applicable thereunder. Outstanding Awards shall be subject to the agreement evidencing the Change in Control, which agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving entity or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for cancellation in exchange for a cash payment in such amount as may be specified in such agreement.

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Section 13. General Provisions Applicable to Awards.

(a) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) Subject to Section 19, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement or any combination thereof, as determined by the Committee in its discretion, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d) Except as may be permitted by the Committee or as specifically provided in an Award Document, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 13(e) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit (on such terms, conditions and limitations as it may establish) Options and/or shares issued in connection with an Option or a SAR exercise that are subject to restrictions on transferability, to be transferred to a member of a Participant’s immediate family or to a trust or similar vehicle for the benefit of a Participant’s immediate family members. The provisions of this Section 13(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e) A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose.

(f) All certificates, if any, for Shares, and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g) Without limiting the generality of Section 13(h), the Committee may impose restrictions on any Award with respect to noncompetition, confidentiality and other restrictive covenants, or requirements to comply with minimum share ownership requirements, as it deems necessary or appropriate in its sole discretion.

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(h) The Committee may specify in an Award Document that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include a Termination of Service with or without Cause (and, in the case of any Cause that is resulting from an indictment or other non-final determination, the Committee may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited (as provided in such Award Document) or remain in effect, depending on the outcome), violation of material policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(i)  Rights, payments and benefits under any Award shall be subject to repayment to or recoupment (“clawback”) by the Company in accordance with such policies and procedures as the Committee or Board may adopt from time to time, including policies and procedures to implement applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

(j) Awards granted under the Plan shall not vest over a period of less than one year from the date on which the Award is granted; provided, that this requirement shall not apply to (i) Replacement Awards, (ii) Awards to non-Employee Directors that vest on the earlier to occur of the one-year anniversary of the date of grant and the day immediately before the next annual meeting of stockholders of the Company following the date of grant, (iii) any additional Awards that may be granted hereunder, up to a maximum of five percent of the Shares available for issuance pursuant to Section 4(a), as the same may be adjusted from time to time pursuant thereto and (iv) any Awards whose vesting is accelerated in connection with the applicable Participant’s death, Disability, Retirement or involuntary Termination of Service or in connection with a Change in Control.

Section 14. Amendments and Termination.

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Document or in the Plan, the Board or the Committee may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval, if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or to impose any recoupment provisions on any Awards in accordance with Section 13(i). Notwithstanding anything to the contrary in the Plan, the Board or the Committee may amend the Plan or any Award Document in such manner as may be necessary or desirable to enable the Plan or such Award Document to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local laws, rules and regulations to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside of their home country.

(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 4(c) and Section 13(c), no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or to impose any recoupment provisions on any Awards in accordance with Section 13(i).

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(c) Except as provided in Section 9(b), the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 4(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 15. Option and SAR Repricing.Except as provided in Section 4(c), the Committee may not, without shareholder approval, seek to effect any re-pricing of any previously granted “underwater” Option or SAR by: (i) amending or modifying the terms of the Option or SAR to lower the exercise price; (ii) cancelling the underwater Option or SAR and granting either (A) replacement Options or SARs having a lower exercise price or (B) Restricted Stock, RSUs, Performance Awards or Other Share-Based Awards in exchange; or (iii) cancelling or repurchasing the underwater Options or SARs for cash or other securities. An Option or SAR will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price of the Award.

Section 16. Miscellaneous.

(a) No Employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient, including as necessary or desirable to recognize differences in local law, tax policy or custom. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

(b) No payment pursuant to the Plan shall be taken into account in determining any benefits under any severance, pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

(c) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Document or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Document.

(d) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

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(e) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(f) If any provision of the Plan or any Award Document is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Document, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Document shall remain in full force and effect.

(g) No Shares shall be issued pursuant to the Plan in the event the Company determines that: (i) it and the Participant have not taken all actions required to register the Shares under the Securities Act and any other applicable securities laws and there is no exemption from such registration under applicable law; (ii) an applicable listing requirement of any stock exchange on which the Company is listed has not been satisfied; or (iii) another applicable provision of law has not been satisfied.

(h) Each Award Document shall be deemed to provide that no Shares shall be purchased or sold thereunder unless and until (a) any then applicable requirements of any state or federal laws and regulatory agencies in any applicable country have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Shares upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Shares issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Awards unless and until such authority is obtained.

(i) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(j) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(k) Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

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Section 17. Effective Date of the Plan.

(a) The Plan, prior to the Amendment Effective Date, was originally effective as of the effective date of the registration statement filed by the Company with the SEC for its initial offering of Shares to the public.

(b) The amendments to the Plan made by the amendment and restatement of the Plan submitted to the shareholders of the Company for approval at the Company’s 2024 Annual Meeting of Stockholders are effective as of the date of their approval by the shareholders of the Company (the “Amendment Effective Date”).

Section 18. Term of the Plan.No Award shall be granted under the Plan after the earliest to occur of (i) the tenth anniversary of the Amendment Effective Date (the “Plan Expiration Date”), (ii) the maximum number of Shares available for issuance under the Plan have been issued or (iii) the Board or the Committee terminates the Plan in accordance with Section 14(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Document, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 19. Sections 409A and 457A of the Code.

(a) With respect to Awards subject to Section 409A and/or 457A of the Code, the Plan is intended to comply with, or be exempt from, the requirements of Sections 409A and 457A of the Code, and the provisions of the Plan and any Award Document shall be interpreted in a manner that satisfies the requirements of Sections 409A and 457A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. If an amount payable under an Award as a result of the Participant’s Termination of Service (other than due to death) occurring while the Participant is a “specified employee” under Section 409A of the Code constitutes a deferral of compensation subject to Section 409A of the Code, then payment of such amount shall not occur until six months and one day after the date of the Participant’s Termination of Service, except as permitted under Section 409A of the Code. If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Document is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A and 457A of the Code.

(b) Notwithstanding any provision of the Plan to the contrary or any Award Document, in the event the Committee determines that any Award may be subject to Section 409A or Section 457A of the Code, the Committee may adopt such amendments to the Plan and the applicable Award Document or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A or Section 457A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A or Section 457A and thereby avoid the application of any adverse tax consequences under such Sections.

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(c) Notwithstanding any provision of the Plan to the contrary or any Award Document, a termination of employment shall not be deemed to have occurred for purposes of any provision of an Award that is subject to Section 409A providing for payment upon or following a termination of a Participant’s employment unless such termination is also a “separation from service” and, for purposes of any such provision of such Award, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

Section 20. Data Protection.The Company holds and processes personal information provided by the Participant, such as name, account information, social security number, tax number and contact information, and uses the Participant’s personal data within the Company’s legitimate business purposes and as necessary for all purposes relating to the operation and performance of the Plan. These are:

(i) administering and maintaining Participant records;

(ii) providing the services described in the Plan;

(iii) providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which the Participant works; and

(iv) responding to public authorities, court orders and legal investigations, as applicable.

The Company may share the Participant’s personal data with (i) Affiliates, (ii) trustees of any employee benefit trust, (iii) registrars, (iv) brokers, (v) third party administrators of the Plan or (vi) regulators and others, as required by law.

If necessary, the Company may transfer the Participant’s personal data to any of the parties mentioned above in any country or territory that may not provide the same protection for the information as the Participant’s home country. Any transfer of the Participant’s personal data from the EU to a third country is subject to appropriate safeguards in the form of EU standard contractual clauses (according to decisions 2001/497/EC, 2004/915/EC, 2010/87/EU) or applicable derogations provided for under applicable law. Further information on those safeguards or derogations can be obtained through the contact listed below.

The Company will keep personal information for as long as necessary to operate the Plan or as necessary to comply with any legal or regulatory requirements.

The Participant has a right to (i) request access to and rectification or erasure of the personal data provided, (ii) request the restriction of the processing of his or her personal data, (iii) object to the processing of his or her personal data, (iv) receive the personal data provided to the Company and transmit such data to another party, and (v) to lodge a complaint with a supervisory authority.

Section 21. Governing Law.The Plan and each Award Document shall be governed by the laws of Delaware. The Company, its Subsidiaries and each Participant (by acceptance of an Award) irrevocably submit, in respect of any suit, action or proceeding related to the implementation or enforcement of the Plan, to the exclusive jurisdiction of the competent courts in Delaware.

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Section 22. Definitions.As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” means (i) any Subsidiary, (ii) any entity that, directly or indirectly, controls the Company, and (iii) any other entity which the Committee determines should be treated as an “Affiliate.”

(b) “Assumed or Converted” means, with respect to an outstanding Award in the case of a Change in Control, (i) that such Award (x) remains outstanding, unaltered, following such Change of Control or (y) is assumed, converted or replaced by the resulting entity or an affiliate thereof with a cash or equity award of reasonably equivalent value to the applicable Participant and (ii) to the extent that such Award vests or is earned or paid out upon the satisfaction of one or more performance goals, such performance goals are not modified without the applicable Participant’s consent, other than in the case of a modification only to reflect the successor entity’s post-Change in Control corporate structure or an acceleration or other modification favorable to such Participant.

(c) “Award” means any Option, SAR, Restricted Stock, RSU, Performance Award, Other Share-Based Award or Other Cash-Based Award granted under the Plan.

(d) “Award Document” means any agreement, contract or other instrument or document, which may be in electronic format, evidencing any Award granted under the Plan. An Award Document need not be executed or acknowledged by a Participant or by the Company and shall be deemed to be accepted by a Participant by virtue of such Participant’s acceptance of the associated Award.

(e) “Beneficiary” means a person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If no such person is named by a Participant, or if no Beneficiary designated by the Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(f) “Board” means the board of directors of the Company.

(g) “Cause” means, with respect to any Participant, “cause” as defined in such Participant’s employment agreement with the Company, if any, or if not so defined, except as otherwise provided in such Participant’s Award Document, such Participant’s (i) dishonesty or other serious misconduct related to Participant’s performance of his or her employment duties, (ii) willful and continual failure (unless due to incapacity resulting from physical or mental illness) to perform the duties of employment after written demand for substantial performance is delivered by the Company specifically identifying the manner in which Participant has not substantially performed such duties or (iii) conviction of, plea of guilty to, or plea of nolo contendere to (x) a felony or (y) a misdemeanor involving moral turpitude, fraud or dishonesty.

(h) “Change in Control” means the occurrence of any one or more of the following events:

(i) a direct or indirect change in ownership or control of the Company effected through one transaction or a series of related transactions within a 12-month period, whereby any Person other than the Company directly or indirectly acquires beneficial ownership of securities of the Company constituting more than 50% of the total combined voting power of the Company’s equity securities issued and outstanding immediately after such acquisition;

(ii) at any time during a period of 24 consecutive months, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority of members of the Board; provided, however, that any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, shall be considered as though such individual were a member of the Board at the beginning of the period, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

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(iii) the consummation of a merger, amalgamation or consolidation of the Company or any of its Subsidiaries with any other corporation or entity, other than a merger, amalgamation or consolidation which would result in the voting securities of the Company issued and outstanding immediately prior to such merger, amalgamation or consolidation continuing to represent (either by remaining issued and outstanding or being converted into voting securities of the surviving entity or, if applicable, the ultimate parent thereof) at least 50% of the combined voting power and total Fair Market Value of the securities of the Company or such surviving entity or parent issued and outstanding immediately after such merger, amalgamation or consolidation; or

(iv) the consummation of any sale, lease, exchange or other transfer to any Person (other than an Affiliate of the Company), in one transaction or a series of related transactions within a 12-month period, of all or substantially all of the assets of the Company and its Subsidiaries.

Notwithstanding the foregoing or any provision of any Award Document to the contrary, for any Award to which Section 19 applies that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A and 457A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A and 457A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of the date of such Change in Control and shall be paid on the scheduled payment date specified in the applicable Award Document, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring any additional tax, penalty, interest or other expense under Section 409A and 457A of the Code.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(j) “Committee” means the Compensation Committee of the Board or such other committee as may be designated by the Board. If the Board does not designate the Committee, or, at the Board’s discretion with respect to any action, references herein to the “Committee” shall refer to the Board.

(k) “Consultant” means any individual, including an advisor, who is providing services to the Company or any of its Subsidiaries or who has accepted an offer of service or consultancy from the Company or any of its Subsidiaries.

(l) “Director” means a member of the Board.

(m) “Disability” shall mean, unless otherwise provided in an Award Document, that the Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company; provided, that, if applicable to the Award, “Disability” shall be determined in a manner consistent with Section 409A of the Code.

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(n) “Employee” means any individual, including any officer, employed by the Company or any of its Subsidiaries or any prospective employee or officer who has accepted an offer of employment from the Company or any of its Subsidiaries, with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its discretion, subject to any requirements of the Code or applicable laws.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(p) “Fair Market Value” means (i) with respect to a Share, the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Committee, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. In the case of grants made in connection with an initial public offering (“IPO”), Fair Market Value means the per share price initially offered for sale to the public in connection with the IPO.

(q) “Good Reason” means “good reason,” as defined in such Participant’s employment agreement with the Company, if any, or if not so defined, except as otherwise provided in such Participant’s Award Document, any of the following without the Participant’s consent (i) a material reduction in the Participant’s compensation, (b) a material reduction in the Participant’s position or scope of duties (but the Participant’s position shall not be deemed to have been materially reduced by reason of the Company being smaller or having fewer operations as a result of a Change in Control so long as the Participant’s duties and responsibilities are generally consistent with such duties and responsibilities prior to such Change in Control) or (c) a change to the Participant’s principal place of employment (or provision of services) to a location other than to the Participant’s home or to a location more than 50 miles from the location in effect immediately prior to such relocation that increases the Participant’s one-way commute by more than 50 miles; provided, that the Participant’s Termination of Service shall not be deemed to be for Good Reason unless (A) the Participant notifies the Company (or its successor) in writing describing the occurrence of one or more Good Reason events within 30 days of such occurrence, (B) the Company (or its successor) fails to cure such Good Reason event within 30 days after its receipt of such written notice and (C) the date of the Participant’s Termination of Service occurs within 30 days following the expiration of the Company’s (or its successor’s) cure period.

(r) “Option” means an option representing the right to acquire Shares from the Company, granted in accordance with the provisions of Section 7.

(s) “Other Cash-Based Award” means an Award granted in accordance with the provisions of Section 11.

(t) “Other Share-Based Award” means an Award granted in accordance with the provisions of Section 10.

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(u) “Participant” means the recipient of an Award granted under the Plan.

(v) “Performance Award” means an Award granted in accordance with the provisions of Section 9.

(w) “Performance Period” means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured.

(x) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(y) “Replacement Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or business acquired by the Company or with which the Company, directly or indirectly, combines (whether by way of amalgamation, merger, sale and purchase of shares or other securities or otherwise).

(z) “Restricted Stock” means any Share subject to certain restrictions and forfeiture conditions, granted in accordance with the provisions of Section 5.

(aa) “Retirement” means, with respect to any Participant, unless otherwise provided in the applicable Award Document, such Participant’s voluntary Termination of Service on or after the earliest to occur of: (i) the date on which such Participant attains age 62, (ii) the date on which such Participant attains age 55 and has completed 10 years of service with the Company or an Affiliate (or predecessor thereof) or (iii) such Participant’s age plus years of service with the Company or an Affiliate (or predecessor thereof) totals at least 70.

(bb) “RSU” means a contractual right granted in accordance with the provisions of Section 6 that is denominated in Shares. Each RSU represents a right to receive the value of one Share. Awards of RSUs may include the right to receive dividend equivalents.

(cc) “SAR” means any right granted in accordance with the provisions of Section 8 to receive upon exercise by a Participant or settlement the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise price of the right on the date of grant, or if granted in connection with an Option, on the date of grant of the Option.

(dd) “SEC” means the Securities Exchange Commission.

(ee) “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Securities Act shall include any successor provision thereto.

(ff) “Shares” means common shares of the Company.

(gg) “Subsidiary” means any entity that, directly or indirectly, is controlled by the Company or in which the Company, directly or indirectly, has a significant equity interest, in each case as determined by the Committee.

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(hh) “Termination of Service” means:

(i) in the case of a Participant who is an Employee of the Company or a Subsidiary, cessation of the employment relationship such that the Participant is no longer an Employee of the Company or a Subsidiary;

(ii) in the case of a Participant who is a Director, the date that the Participant ceases to be a member of the Board for any reason; or

(iii) in the case of a Participant who is a Consultant, the effective date of the cessation of the performance of services for the Company or any of its Subsidiaries;

provided, however, that in the case of an Employee, the cessation of Employee status but the continuation of the performance of services for the Company or a Subsidiary as a member of the Board or a Consultant shall not be deemed a cessation of service that would constitute a Termination of Service.

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PACTIV EVERGREEN INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) LeighAnne G. Baker
02) Duncan J. Hawkesby
03) Allen P. Hugli
04) Michael J. King
05) Linda K. Massman
06) Rolf Stangl
07) Felicia D. Thornton

The Board of Directors recommends you vote FOR Proposals 2, 3, 4 and 5:

	For	Against	Abstain
2. Ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐
3. Advisory resolution approving the compensation of our named executive officers in 2023.	☐	☐	☐
4. Approve the proposed amendment and restatement of our Equity Incentive Plan.	☐	☐	☐
5. Approve the proposed amendment to our Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

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